CONTRIBUTION AGREEMENT

                                      AND

                            PLAN OF REORGANIZATION

                          CONTRIBUTION AGREEMENT AND
                            PLAN OF REORGANIZATION


      THIS CONTRIBUTION AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 10th day of February, 1997, by and among BRANCH PROPERTIES, L.P., a Georgia limited partnership ("Branch"), BRANCH REALTY, INC., a Georgia corporation and the general partner of Branch ("Branch Realty"), and REGENCY REALTY CORPORATION, a Florida corporation ("Regency"), under the following circumstances:

            1. Branch owns directly, or through its interest in the Subpartnerships, Properties, Acquisition Contracts, Management Contracts and other assets used in its Third Party Management Business, and certain other Assets (as such terms are hereinafter defined).

      A. Branch has caused the formation of a Delaware limited partnership (the "Partnership"), and Branch and Regency wish to amend and restate the partnership agreement in the form of Exhibit A (the "Partnership Agreement") to provide for Branch to be the limited partner and a wholly-owned subsidiary of Regency
("Newco") to be the sole general partner. Regency will cause Newco to make certain cash contributions to the Partnership in exchange for its general partner interest, and Branch will contribute the Assets to the Partnership in exchange for Units (as hereinafter defined), all as provided for herein and in the Partnership Agreement.

      B. Branch will distribute the Units it so receives to its respective partners, including Branch Realty. Branch Realty and Regency desire that Branch Realty transfer to Newco the Units distributed to Branch Realty by Branch, in exchange for shares of Common Stock, $0.01 par value, of Regency to be contributed by Regency to Newco, in a transaction intended to qualify as a "reorganization" under Section 368(a)(1)(C) of the Code. Branch Realty will then liquidate and distribute such shares of Regency Common Stock to its shareholders.

      C. Thereafter, the Partnership will contribute the Management Contracts and other assets contributed by Branch to the Partnership relating to Branch's Third Party Management Business and Regency's Affiliate, The Regency Group Inc. ("TRG"), will contribute all the voting common stock it owns in Regency Realty Group, Inc., a Florida corporation ("Old Management Company"), to Regency Realty Group II, Inc. ("New Management Company") in exchange for stock in New
Management Company in a transaction intended to qualify as a nontaxable transaction under Section 351 of the Code.

      D. By separate agreements, in the form attached as Exhibits B, C and D, respectively, (i) certain parties hereto and certain shareholders, directors and executive officers of Regency have agreed to vote in favor of the transactions contemplated by this Agreement at a meeting of Regency's shareholders to be held in 1997, (ii) Regency's major shareholder, Security Capital Holdings, S.A., and its affiliate, Security Capital U.S. Realty, have agreed to consent to the transactions contemplated by this Agreement, subject to the satisfaction of certain conditions described in Exhibit C relating, among other things, to Non-U.S. Persons (as defined in the Partnership Agreement) who may become Regency shareholders as a result of the transactions contemplated by this Agreement, and (iii) Opportunity Capital Partners II Limited Partnership ("OCP"), the special limited partner of Branch, has consented to the transactions contemplated by this Agreement.

      E. Subject to the provisions of Section 8.6 of the Partnership Agreement, the Units may be redeemed for Shares or cash, at the option of Newco, as provided in the Partnership Agreement; provided, however, with respect to any redemption having a "Specified Redemption Date" (as defined in the Partnership Agreement) on or before the 420th day after the First Closing (as hereinafter defined), the Partnership shall be required to transfer Shares in connection with such redemption. Under rules of the New York Stock Exchange, the Shares issuable pursuant to the transactions contemplated by this Agreement, including the Shares redeemed for Units, may not be listed for trading on such exchange unless Regency's shareholders have approved such issuance because such Shares will constitute more than 20% of the Common Stock outstanding before the First Closing. The parties wish to proceed with the First Closing and to present the transactions contemplated by this Agreement for approval by Regency's shareholders at a meeting to be held after the First Closing.

      F. If Regency's shareholders do not approve the transactions at such meeting, the validity of the Units and Shares issued at the First Closing will not be affected, and the Shares issued at the First Closing and Shares issued upon redemption of Units will be listed for trading on the New York Stock Exchange only to the extent they do not exceed the 20% threshold. In the event Shares have been issued, but cannot be listed for trading because the shareholders do not approve, then the holder of such Shares shall have a put right as described in the Registration Rights Agreement (as hereinafter defined). If such shareholder approval is not obtained, then the Units may be redeemed for a cash payment as provided in the Partnership Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE 1:  DEFINITIONS

      1.1 Definitions. In addition to the terms defined in this Agreement, the following terms shall have the meanings set forth herein:

            1.1.1 "Acquisition Contracts" means the Contracts to acquire certain real property and leases, personal property and intangible property relating to such real property, to which Branch or any Subpartnership is a party, all as more particularly described on Schedule .

            1.1.2 "Additional Units" means the Units to be issued to the Branch partners at the Subsequent Closings pursuant to (i) Section (Property Earn-Out),
(ii) Section 2.3.3 (Third Party Earn-Out) and (iii) Section (Distribution).

            1.1.3 "Acquisition Properties" means the real property and other assets that are the subject of the Acquisition Contracts.

            1.1.4 "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

            1.1.5 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of Regency, as filed with the Florida Department of State, as further amended or restated from time to time.

            1.1.6 "Assets" means (i) the Branch Properties, (ii) Branch's interests in the Subpartnerships, (iii) the Acquisition Contracts (and any assets acquired by Branch thereunder prior to the First Closing), (iv) Branch's interests in the Disposition Properties and (v) the Other Assets.

            1.1.7 "Assumed Liabilities" means the matters set forth on Schedule.

            1.1.8 "Branch" means Branch Properties, L.P., a Georgia limited partnership.

            1.1.9 "Branch Affiliates" means Branch and Branch Realty.

            1.1.10 "Branch Financial Statements" means (i) the balance sheets of Branch and its predecessors as of December 31, 1995 and 1994, and the related statements of income and cash flows for the years ended December 31, 1995, 1994 and 1993 (including the notes and schedules contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinions of Price Waterhouse LLP, independent auditors for Branch and its predecessors for such years, (ii) an unaudited balance sheet of Branch as of September 30, 1996, and the related unaudited statements of income and cash flows for the nine months then ended (including the notes and schedules contained therein or annexed thereto) and (iii) the corresponding statements of Roswell Village, Ltd. as of and for the nine months ended September 30, 1996, which have not been audited.

            1.1.11 "Branch Headquarters" means the principal offices occupied by Branch at Suite 1600, 400 Colony Square, 1201 Peachtree Street, Atlanta, Georgia 30361.

            1.1.12 "Branch Limited Partners" means those Persons other than OCP named as limited partners on Schedule .

            1.1.13 "Branch Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership by and among Branch Realty, as the general partner, OCP, as the special limited partner, and the Branch Limited Partners dated December 19, 1995, as amended.

            1.1.14 "Branch Principals" means J. Alexander Branch, III, Warren R. Hall, Richard H. Lee, John F. Euart, Jr., John W. Lundeen, III and Stephen D. Broome, each of whom is a shareholder of Branch Realty.

            1.1.15 "Branch Properties" means those Properties that are owned by Branch and not by a Subpartnership.

            1.1.16 "Branch Realty" means Branch Realty, Inc., a Georgia corporation.

            1.1.17 "Business Day" means any day of the year other than Saturday, Sunday or any other day on which banks located in New York, New York generally are closed for business.

            1.1.18 "Capital Expenditure Budget and Schedule" means, collectively, the capital expenditure budget and schedule for each Property (other than the Disposition Properties), copies of which are attached as Schedule , which describes the capital expenditures that Branch and the Subpartnerships have budgeted for each Property for the years ending December 31, 1996 and 1997, respectively.

            1.1.19 "Claim" means all actions, causes of action, suits, debts, dues, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, trespasses, damages, judgments, executions, penalties, fines, claims, liabilities and demands whatsoever, in law or equity.

            1.1.20 "Class B Units" means the units of partnership interests in the Partnership to be held by the General Partner and certain other partners (other than the Branch partners) as more fully described in the Partnership Agreement.

            1.1.21 "Closing" means generally the execution and delivery of those
documents,   securities  and/or  funds  necessary  to  effect  the  transactions contemplated by this Agreement.

            1.1.22 "Closing Date" means, (i) with respect to the First Closing, three Business Days after the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if Branch and Regency mutually agree on a different date, the date upon which they have mutually agreed, and (ii) with respect to any Subsequent Closing, the date specified therefor in Section .

            1.1.23  "Code" means the Internal  Revenue Code of 1986, as amended,
and  any  successor  legislation  thereto,   including  all  of  the  rules  and
regulations promulgated thereunder.

            1.1.24 "Common Stock" means the voting Common Stock, $0.01 par value, of Regency.

            1.1.25 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.

            1.1.26 "Contracts" means the Acquisition Contracts, the Development Contracts, the Management Contracts, the Repair Contracts, the Service Contracts, the TI Contracts, purchase or sale agreements, leases and other agreements which relate to the Disposition Properties and any other contract, direct property management agreement, asset management agreement, development agreement, partnership agreement, lease commitment, purchase order, or other legally binding indenture, mortgage, note, license, deed of trust, commitment, understanding, restriction or other agreement or instrument, other than the Leases, to which Branch or any Subpartnership is a party or by which any of their assets are bound.

            1.1.27 "Contribution Value" has the meaning set forth in Section .

            1.1.28 "CVS" means CVS Center, Inc.

            1.1.29 "CVS Development Fees" means development fees from CVS projects or any other compensation (such as profit on resale of a build-to-suit project) for development services provided with respect to CVS projects.

            1.1.30 "Development Budget and Schedule" has the meaning set forth in Section
 .

            1.1.31  "Development   Contracts"  means  all  contracts  listed  on
Schedule for the development or redevelopment of the Development Properties.

            1.1.32 "Development Properties" means the Properties listed on Schedule each of which consists of Real Property which is in the process of being developed or redeveloped; provided, however, upon the acquisition of any Acquisition Property by Branch prior to the First Closing which is to be renovated or redeveloped, such Acquisition Property also shall be deemed a Development Property.

            1.1.32A "Disposition Properties" means the properties listed on Schedule which are under Contract for sale or are being held or developed for resale; and the"Disposition Contracts" means the Contracts described on Schedule relating to the disposition of certain Disposition Properties.

            1.1.33 "Endorsements" means endorsements to the Title Insurance, to the extent available under applicable law and at a reasonable cost, including, without limitation, Comprehensive, Access, Survey, Separate Lot, Legal Lot, Non-Imputation, Fairways, Contiguity, Zoning 3.1, and any other endorsement owned by Branch or typically obtained by customary practice in the area of the respective Property for transactions of the type contemplated by this Agreement.

            1.1.34 "Environmental Claim" means any Claim, investigation or notice (written or oral) by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (i) a Hazardous Material Activity, or (ii) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

            1.1.35 "Environmental Laws" means federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, by-laws, orders, governmental policies, statutes, regulations, agreements, treaties, customary law, and international principles relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment, including, without limitation, any laws or regulations relating to (i)
generation, treatment, storage, disposal or transportation of Materials of Environmental Concern, emissions or discharges or protection of the environment from the same, (ii) exposure of Persons to, or Release or threat of Release of, Materials of Environmental Concern, and (iii) noise.

            1.1.36 "ERISA" mean the Employee Retirement Income Security Act of 1974, as amended, and any successor legislation thereto.

            1.1.37 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            1.1.38 "Excluded Assets" means (i) the Management Contracts and other assets relating to Branch's Third Party Management Business listed on Schedule or described in the Lundeen Letter Agreement, (ii) the art work and other personal property listed on Schedule that is located at Branch headquarters and belongs to J. Alexander Branch or other officers of Branch,
(iii) the "Branch" name, which is covered by a non-exclusive license as provided in Section , and any associated goodwill and (iv) any assets acquired by Branch or any Subpartnership in violation of Section .

            1.1.39 "Existing Mortgage Debt" means collectively the loans of Branch and each Subpartnership described on Schedule and the loans obtained with Regency's consent or in compliance with Section in connection with the purchase and/or development of the Acquisition Properties.

            1.1.40 "Final Closing Balance Sheet" means the audited balance sheet of Branch as of December 31, 1996, which shall be reported on, and accompanied by, the signed opinion of Price Waterhouse, LLP.

            1.1.41 "First Closing" means the Closing at which, among other things, the Assets will be contributed to the Partnership.

            1.1.42 "Government Entity" means any court, arbitrator,  department,
commission,   board,  bureau,  agency,   authority,   instrumentality  or  other
governmental body, whether federal, state, municipal, foreign or other.

            1.1.43 "Hazardous Material Activity" means any activity, event, or occurrence at or prior to the First Closing involving any Materials of Environmental Concern, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Materials of Environmental Concern.

            1.1.44 "Intangible Property" means all intangible property (except as expressly excluded elsewhere herein) now or on the First Closing Date owned by Branch or a Subpartnership and used in connection with the Real Property, the Personal Property, Branch Headquarters or Branch's Third Party Management Business, including, without limitation, all of their right, title and interest in and to all: licenses; approvals; applications and permits issued or approved by any Government Entity and relating to the use, operation, ownership, occupancy and/or maintenance of the Real Property, the Personal Property, Branch Headquarters or Branch's Third Party Management Business; the various Contracts to be assigned to the Partnership hereunder, including, without limitation, Management Contracts, Work Contracts and Service Contracts; utility arrangements; claims against third parties; plans; drawings; specifications; surveys; maps; engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; the non-exclusive right to use the Branch name in the United States for the period set forth in Section , but not any associated goodwill; and all other intangible rights used in connection with or relating to the Real Property, the Personal Property, Branch Headquarters or Branch's Third Party Management Business, including rights, if any, to current and past names of the Real Property, but excluding intangible rights used in connection with or relating to the Excluded Assets.

            1.1.45 "IRS" means the Internal Revenue Service.

            1.1.46 "Law" means any statute, law, ordinance, rule, regulation or judicial decision of any Government Entity.

            1.1.47 "Leases" means, as to each Property, all ground leases and all leases within the Improvements (whether oral or written), including leases which may be made by Branch or a Subpartnership after the date hereof and before the First Closing as permitted by this Agreement.

            1.1.48  "Liability"  means  any  direct  or  indirect  indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

            1.1.49 "Lien" means a lien (statutory or otherwise), security interest, deed of trust, deed to secure debt, claim, charge, pledge, license, equity, option, conditional sales contract, easement, assessment, levy, covenant, condition, right of way, reservation, restriction, exception, limitation, charge or encumbrance of any nature whatsoever.

            1.1.50 "Litigation" means any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or investigative, by or before any Government Entity.

           1.1.51 "Loss and Expenses" means any and all damages, Claims, losses, expenses, costs, interest, obligations, and Liabilities, including, without limitation, all reasonable attorneys' fees and expenses in collecting a Claim and enforcing rights in Collateral (as defined in Section 15.7.2(a)).

            1.1.52 "Lundeen Letter Agreement" means that letter agreement among Branch, Regency, and John W. Lundeen, III ("Lundeen") executed on or before the date hereof and relating to (i) the properties and management agreements that Lundeen will retain (which are part of the Excluded Assets), (ii) certain employees of Branch to be hired by Lundeen, and (iii) certain agreements of Lundeen regarding certain Management Contracts to be contributed to the Partnership by Branch and other restrictions on Lundeen.

            1.1.53 "Management Contracts" means all property management agreements, asset management agreements and leasing agreements listed on Schedule pursuant to which Branch currently provides leasing and/or management services with respect to a real property owned by one or more third parties.

            1.1.54 "Material Adverse Effect" means (i) with respect to Branch, a material adverse effect on the Assets or the financial condition, results of operations, business or prospects of Branch taken as a whole, (ii) with respect to a Property, a material adverse effect on the financial condition, results of operations, business or prospects of such Property, (iii) with respect to a Subpartnership, a material adverse effect on such Subpartnership's assets or the financial condition, results of operations, business or prospects of such Subpartnership taken as a whole, (iv) with respect to Regency, a material adverse effect on Regency's assets or the financial condition, results of operations, business or prospects of Regency taken as a whole (including its subsidiaries), and (v) with respect to the transactions contemplated by this Agreement, a material adverse effect on the consummation thereof.

            1.1.55 "Materials of Environmental Concern" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

            1.1.56 "New Management Company" means Regency Realty Group II, Inc., a Florida corporation.

            1.1.57 "Old Management Company" means Regency Realty Group, Inc., a Florida corporation.

            1.1.58  "OCP"  means   Opportunity   Capital   Partners  II  Limited
Partnership, a Maryland limited partnership.

            1.1.59 "Order" means any order, writ, injunction, judgment, plan or decree of any Government Entity.

            1.1.60 "Other Assets" means Branch's Third Party Management Business, all utility deposits, all tenant deposits under the Leases, and all other assets of Branch (whether owned or leased), including, without limitation, all deposits under the Contracts which relate to the Acquisition or Disposition Properties and accounts receivable, but excluding the Excluded Assets.

            1.1.61 "Partnership" means Regency Retail Partnership, L.P., a limited partnership formed under Delaware law.

            1.1.62 "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership in the form attached as Exhibit A.

            1.1.63 "Permitted Exceptions" means:

                  (a) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for Taxes or other assessments or charges of Government Entities that are not yet delinquent;

                  (b) except as disclosed on the Rent Roll, rights of tenants, as tenants only, under the Leases;

                  (c) those existing title matters affecting the Properties and the Acquisition Properties described on Schedule ;

                  (d) those matters shown on the existing surveys of the Properties (but not the surveys of the Acquisition Properties) described on Schedule , and any changes since the date of such existing surveys reflected on the updated Survey which are not objected to by Regency in accordance with Section or for which Regency elects to close notwithstanding such matters in accordance with Section ;

                  (e) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Properties and which do not (i) interfere with the ordinary conduct of any Property or the business of Branch or the Subpartnerships, as applicable, as a whole or (ii) detract from the value or usefulness of the Properties to which they apply;

                  (f)   the Existing Mortgage Debt; and

                  (g) any other matters not objected to by Regency in accordance with Section or for which Regency elects to close notwithstanding such matters in accordance with Section .

            1.1.64 "Person" means an individual or a corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, association, other form of business or legal entity or Government Entity.

            1.1.65 "Personal Property" means all tangible property owned or leased by Branch or a Subpartnership now or on the First Closing Date and used in conjunction with the operation, maintenance, ownership and/or occupancy or development of the Real Property, Branch Headquarters or Branch's Third Party Management Business (unless it constitutes an Excluded Asset), including without limitation: furniture; furnishings; art work; sculptures; paintings; office equipment and supplies; landscaping; plants; lawn equipment; and whether stored on or off the Real Property, tools and supplies, maintenance equipment, materials and supplies, shelving and partitions, and any construction and finish materials and supplies not incorporated into the Improvements and held for repairs and replacements thereto or development thereof, wherever located.

            1.1.66   [Intentionally deleted.]

            1.1.67 "Property" means, for each property described on Schedule , each Disposition Property which has not been sold prior to the First Closing, and any Acquisition Property acquired by Branch pursuant to Section or hereof prior to the First Closing, the Real Property, Leases, Personal Property and Intangible Property related to it, and the "Properties" means all of the Properties.

            1.1.68  "Property  Earn-Out  Closing" means one of three  Subsequent
Closings at which Units or Shares will be issued contingent on satisfying performance criteria described in Section .

            1.1.69 "REIT" means a real estate investment trust within the meaning of Section 856 of the Code.

            1.1.70 "Real Property" means, as to each Property, the real property described or referred to on Schedule , together with all rights, privileges, hereditaments and interests appurtenant thereto including, without limitation: any water and mineral rights, development rights, air rights, easements, and any and all rights of Branch or a Subpartnership in and to any streets, alleys, passages and other rights of way; and all buildings, structures and other improvements located on or affixed to such real property and all replacements and additions thereto (collectively, the "Improvements").

            1.1.71 "Recent Balance Sheet Date" means September 30, 1996.

            1.1.72 "Redemption Rights" means the right to redeem Units for Shares pursuant to the Partnership Agreement.

            1.1.73 "Regency Exchange Act Reports" means the following documents filed by Regency with the SEC since December 31, 1995 and prior to the First
Closing: (i) Regency's Form 10-K annual report, (ii) all quarterly reports on Form 10-Q and periodic reports on Form 8-K, (iii) all definitive proxy statements, (iv) all other reports required to be filed by Regency under the Securities Exchange Act of 1934, and (v) all amendments or supplements to any of the foregoing.

            1.1.74 "Registration Rights Agreement" means the Registration Rights Agreement in the form attached as Exhibit .

            1.1.75 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Materials of Environmental Concern at or prior to the First Closing Date.

            1.1.76 "Rent Roll" means collectively the rent roll and summaries of Leases (including all amendments to Leases) attached as Schedule , identifying with particularity the space leased by each tenant, the term (including extensions and termination rights), square footage and applicable rent, common area maintenance, Tax and other reimbursements, security deposits, exclusivity or expansion rights, and options to purchase or rights of first refusal.

            1.1.77 "Reorganization" has the meaning set forth in Section .

            1.1.78 "Reorganization Shares" means those Shares issued at any Closing pursuant to the Reorganization.

            1.1.79 "Repair Contracts" means all contracts listed on Schedule for
repairs,   restoration,   renovations   or   improvements   (other  than  tenant
improvements) being performed on the Properties.

            1.1.80 "SEC" means the Securities and Exchange Commission.

           1.1.81 "Securities Act" means the Securities Act of 1933, as amended.

            1.1.82 "Security Capital" means, collectively, Security Capital Holdings, S.A., a Luxembourg corporation, and Security Capital U.S. Realty, a Luxembourg corporation.

            1.1.83 "Service Contracts" means, as to each Property, all management, service, maintenance, utility, supply, equipment rental, and other contracts listed on Schedule related to the operation of each Real Property or the related Personal Property.

            1.1.84 "Shares" means shares of Common Stock.

            1.1.85 "Subpartnerships" means Branch/HOP Associates, L.P., a Georgia limited partnership, Equiport Associates, L.P., a Georgia limited partnership, Roswell Village, Ltd., a Georgia limited partnership, Old Fort Associates, L.P., a Georgia limited partnership, and Fieldstone Associates, L.P., a Georgia limited partnership.

          1.1.86 "Subsequent Closing" means any Closing after the First Closing.

            1.1.87 "Survey" means, collectively, a map of a stake survey of each Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than 30 days prior to the First Closing, and which is certified to the Partnership, Branch, Regency, lenders under the Existing Mortgage Debt and the Title Company providing Title Insurance to the Partnership, and dated as of the date the Survey was made. Notwithstanding the foregoing, the Survey shall, at a minimum, show the following:

                  (a)   the metes and bounds legal description of the Property;

                  (b) a certificate by the surveyor certifying to the Partnership, Regency, Branch, lenders under the Existing Mortgage Debt and the Title Company, in such form as may be reasonably acceptable to the Partnership, dated as of a date not earlier than the date of execution of this Agreement (and subsequently updated to within 90 days of the First Closing, if necessary);

                  (c) all physical matters on the ground, which may adversely affect the Property or title thereof and the number of parking spaces located on the Property;

                  (d) whether the Property is located in a "Special Flood Hazard Area" as determined by review of a stated, identified, Flood Hazard Boundary Map or Flood Hazard Rate Map published by the Federal Insurance Administration of the United States Department of Housing and Urban Development;

                  (e) all easements of record affecting the Property with proper notation of the book and page of each easement as recorded in the public records;

                  (f) the lines of the public streets abutting the Property and the widths and center lines of all such streets;

                  (g) all encroachments and the extent thereof, if any, in feet and inches on the Property or any portion thereof; and

                  (h) the number of square feet (to the nearest 1/100 of a square foot) contained within the Property.

            1.1.88 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

            1.1.89 "Tenant Estoppels" has the meaning set forth in Section .

            1.1.90 "Third Party Earn-Out Closing" means one of two Subsequent Closings at which Units or Shares will be issued contingent on Third Party Fees.

            1.1.91 "Third Party Fees" means all gross revenues accrued by the Partnership, New Management Company, Old Management Company, Regency or any of their Affiliates from fees, commissions and other compensation derived from (i) the Third Party Management Business contributed to the Partnership hereunder,
(ii) Third Party Management Business procured by any Branch Principal or Nicholas B. Telesca, (iii) Third Party Management Business with respect to any of the third party properties (including any expansions) that are the subject of the Management Contracts as of the date of the First Closing, and (iv) new Third Party Management Business obtained after the First Closing that is not covered above but (a) is with an existing party to a Management Contract or any of its Affiliates, or (b) is with any of the Persons listed on Schedule or any of their Affiliates, including without limitation those fees, commissions and other compensation described on Schedule but excluding CVS Development Fees.

            1.1.92 "Third Party Management  Business" means Branch's business of
(i) managing and/or leasing properties owned by third parties, (ii) developing properties for third parties, (iii) arranging for property acquisitions by third parties, (iv) arranging financing for third parties, and (v) consulting and business services performed for third parties, including without limitation, money management, tax consulting and reporting, asset management, construction management and other consulting services, all of Branch's build-to-suit work in process for CVS, and the Management Contracts and the assets used by Branch in its Third Party Management Business, but excluding any item that constitutes part of the Excluded Assets.

            1.1.93 "TI Budget and Schedule" means, collectively, the tenant improvement budget and schedule for each Property (other than the Disposition Properties and Merchant's Village), copies of which are attached as Schedule , which describes the tenant improvements that Branch and the Subpartnerships have budgeted for the periods shown therein.

            1.1.94 "TI Contracts" means all contracts listed on Schedule for tenant improvements under the Leases.

            1.1.95 "Title Company" means Chicago Title Insurance Company.

            1.1.96 "Title  Defect"  means any  exception in the Title  Insurance
Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

            1.1.97 "Title Insurance" means an ALTA Form B Owner's Policy of Title Insurance (Revised 10-17-70 and 10-17-84), with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted), for such amount as Regency reasonably determines, insuring the Partnership as owner of good, marketable and indefeasible fee simple title to the Properties, subject only to the Permitted Exceptions, issued by the Title Company or another title insurer acceptable to Regency.

            1.1.98 "Title Insurance Commitment" means a binder whereby the Title Company agrees to issue the Title Insurance to the Partnership.

            1.1.99 "Transaction Documents" means the Partnership Agreement, the Registration Rights Agreement and the various other agreements and documents executed and delivered in connection with the transactions contemplated hereby.

           1.1.100   "TRG" means The Regency Group, Inc., a Florida corporation.

            1.1.101 "Units" means units of partnership interests (excluding Class B Units) in the Partnership to be held by the Branch partners (excluding Branch Realty) as more fully described in the Partnership Agreement.

            1.1.102 "Value" has the meaning set forth in the Partnership Agreement. Whenever the value is being determining for Units pledged pursuant to Article , the Value of a Unit shall be determined by multiplying the Value of a Share by the Unit Adjustment Factor (as defined in the Partnership Agreement).

            1.1.103 "Work Contracts" means the TI Contracts, the Repair Contracts and the Development Contracts.

                     ARTICLE 2:  FORMATION OF PARTNERSHIP

      2.1 Contribution Values. The aggregate Contribution Value of all the Assets is $78,092,181.

      2.2   Capitalization of the Partnership.

            (a) At the First Closing, in addition to the transactions described in Section to be consummated at the First Closing with respect to amending and restating the
Partnership Agreement and admitting Newco as the general partner of the Partnership, (i) Regency shall cause Newco to contribute cash in return for Class B Units representing Newco's general partner's interest as described in Section hereof, which contribution shall be applied immediately following the First Closing to prepay a portion of the Existing Mortgage Debt and to pay the closing costs described in Section , and (ii) Branch shall contribute the Assets to the Partnership, free and clear of all Liens, other than Permitted Exceptions, in exchange for Units representing its limited partner's interest. The number of Units to be issued to Branch in return for its contributions to the Partnership is set forth on Schedule . Additionally, Branch shall be entitled to Additional Units or Shares at Subsequent Closings, as provided in Section and Section .

            (b) At the First Closing, Branch shall distribute to its partners, in the respective amounts set forth on Schedule , the Units that Branch receives in exchange for its capital contributions to the Partnership. Branch also shall distribute to its partners the right to receive their respective portions of the Additional Units that Branch is entitled to receive at the Subsequent Closings, in the amounts set forth on Schedule (the "Subsequent Closing Rights"). At the First Closing, in lieu of issuing Units to Branch and then reissuing them to Branch's partners pursuant to the steps outlined above, the Partnership shall issue such Units directly to Branch's partners.

            (c) Certain of Branch's partners receiving Units at the First Closing may wish to exercise Redemption Rights (effective and with a Specified Redemption Date no earlier than as of the First Redemption Date, as such terms are defined in the Partnership Agreement) with respect to all or a portion of their Units, including Additional Units issuable pursuant to Subsequent Closing Rights. Any Original Limited Partner exercising Redemption Rights with respect to any Units ("Initial Redemption Units") shall be deemed to have exercised Redemption Rights with respect to that percentage of any Additional Units issuable pursuant to such Person's Subsequent Closing Rights arrived at by dividing (i) the number of Initial Redemption Units of such Person so redeemed by (ii) the total number of Units issued to such Person at the First Closing (the "Redemption Percentage"), and such Person shall receive from Regency the Redemption Amount (as defined in the Partnership Agreement) in lieu of such amount of Additional Units equal to the product of (x) the Redemption Percentage multiplied by (y) the total number of Additional Units issuable to such Original Limited Partner at any Subsequent Closing.

            (d) Pursuant to Section 4.2 of the Partnership Agreement, Newco shall have the right to cause the Partnership to acquire the interests in certain assets and issue additional Units in the Partnership in exchange therefor.


      2.3   Subsequent Closings.

            2.3.1 Defined Terms.   The following definitions shall apply for
purposes of this Section .

                  (a) "Acquisition Cost" means the purchase price paid to acquire a New Acquisition Property.

                  (b) "Annualized NOI" means the projected annualized net operating income for each Designated Property determined as of each Calculation Date in accordance with the following: the excess of (i) for the calendar month immediately prior to the Calculation Date or the Achievement Date (the "Measurement Month"), all rents, charges, reimbursements, revenues, one-twelfth of the projected annual percentage rent, and other amounts payable pursuant to executed leases for completed space within such Designated Property over (ii)
one-twelfth of the operating expenses for such Designated Property (such as taxes, insurance, and maintenance and repair costs) for the prior calendar year, assuming a management fee of 21(cent) per square foot of leasable space within such Designated Property, but excluding (A) capital replacements and improvements (including tenant improvements), (B) leasing commissions, (C) depreciation, and (D) debt service, times twelve. The Annualized NOI shall be computed on an accrual basis pursuant to GAAP, except that revenues attributable to any lease in effect for any part of the Measurement Month shall be projected for the remainder of the Measurement Month as if the lease were in effect for the entire Measurement Month and included in clause (i) above. If a Designated Property ever achieves an occupancy level equal to or greater than 90% at or after the First Closing (the "Achievement Date"), then the Annualized NOI for such Designated Property as of any Calculation Date after said Achievement Date shall equal the greater of (1) the Annualized NOI calculated as of the Achievement Date or (2) the Annualized NOI calculated as of such Calculation Date. In the event a Regency Entity does not own all of a Designated Property and owns a partial interest in such Designated Property as a partner, shareholder or otherwise, then the Annualized NOI and applicable Base NOI, Base Value, Acquisition Cost, Development Cost and Sales Price of such Designated Property, as the case may be, shall be proportionately adjusted to reflect such partial interest owned by the Regency Entity in such Designated Property. In the event a Designated Property suffers or experiences casualty damage or a taking by condemnation or conveyance in lieu thereof, then the Annualized NOI for such Designated Property to be utilized on any Earn-Out Closing Date thereafter shall equal the greater of (x) the Annualized NOI for such Designated Property calculated immediately prior to such casualty or notice of such taking, as the case may be, or (y) where such taking is partial, the Annualized NOI calculated on the applicable Calculation Date.

                  (c) "Base NOI" means the base net operating income attributed to each Existing Property and set forth on Schedule .

                  (d) "Base Value" means the base value attributed to each Existing Property set forth on Schedule .

                  (e) "Calculation Date" means any one of February 15, 1998, February 15, 1999, and February 15, 2000; collectively, the "Calculation Dates."

                  (f) "Designated Property" means any Existing Property, New Acquisition Property, and New Development Property; collectively, the "Designated Properties."

                  (g) "Development Cost" means the out of pocket costs and expenses incurred after the First Closing in connection with the acquisition, construction and development of a New Development Property or the redevelopment of a New Acquisition Property.

                  (h) "Earn-Out Closing Date" means any one of the First Earn-Out Closing Date, Second Earn-Out Closing Date, and Third Earn-Out Closing Date; collectively, the "Earn-Out Closing Dates."

                  (i) "Existing Property" means any one of certain existing properties contributed by Branch to the Partnership at the First Closing and described on Schedule ; collectively, the "Existing Properties."

                  (j) "First Earn-Out Closing Date" means the fifteenth (15th) day after the first anniversary of the First Closing, provided that such First Earn-Out Closing Date shall not be held on or before February 15, 1998.

                  (k) "New Acquisition Property" means any Property described in Schedule and any property acquired by a Regency Entity after the First Closing within the Territory; collectively, the "New Acquisition Properties."

                  (l) "New Development Property" means any Property described in Schedule and any property acquired and developed by a Regency Entity after the First Closing within the Territory; collectively, the "New Development Properties" but shall exclude any property developed pursuant to an agreement for resale to a third party.

                  (m) "Regency Entity" means any one of the Partnership, the General Partner, Regency Realty Corporation or any of their Affiliates excluding Security Capital or any of its Affiliates other than Regency or any of its subsidiaries.

                  (n) "Sales Price" means the actual gross sales price paid in connection with the sale of a Designated Property.

                  (o) "Second Earn-Out Closing Date" means the first anniversary of the First Earn-Out Closing Date, provided that the Second Earn-Out Closing Date shall not be held on or before February 15, 1999.

                  (p) "Territory" means Alabama, Georgia, Tennessee, North Carolina, South Carolina, and Virginia.

                  (q) "Third Earn-Out Closing Date" means the second (2nd) anniversary of the First Earn-Out Closing Date, provided that the Third Earn-Out Closing Date shall not be held on or before February 15, 2000.

            2.3.2 Property Earn-Out. The Branch partners shall have the right to receive Additional Units or Shares (if a Branch partner has previously exercised the Redemption Right with respect to Additional Units issuable pursuant to the Subsequent Closing Right of such Branch partner) (rounded to the nearest whole Additional Unit or Share for each Branch partner) and the Branch Principals shall have the right to receive additional Reorganization Shares (rounded to the nearest whole Share for each Branch Principal) in the event that the performance criteria set forth below are satisfied. Any Shares to be issued (in lieu of Additional Units) as provided below shall be adjusted by the Unit Adjustment Factor described in the Partnership Agreement to properly adjust for stock splits and similar actions.

                  (a) The Annualized NOI of each Existing Property shall be determined as of each Calculation Date, and the product of (i) the excess, if any, of (x) such Annualized NOI on such Calculation Date less (y) the Base NOI for such Existing Property multiplied by (ii) 20.4, shall equal the "Increased Value" for such Existing Property as of such Calculation Date.

                  (b) The Annualized NOI of each New Acquisition Property shall be determined as of each Calculation Date, and the product of (i) such Annualized NOI multiplied by (ii) 20.4 shall equal the "Designated Value" for such New Acquisition Property as of such Calculation Date. The excess, if any, of (x) the Designated Value of such New Acquisition Property less (y) the Acquisition Cost and any Development Cost of such New Acquisition Property is herein referred to as the "Increased Value" of such New Acquisition Property as of such Calculation Date.

                  (c) The Annualized NOI of each New Development Property shall be determined as of each Calculation Date, and the product of (i) such Annualized NOI multiplied by (ii) 20.4 shall equal the "Designated Value" of such New Development Property as of such Calculation Date. The excess, if any, of (x) the Designated Value of such New Development Property less (y) the Development Cost of such New Development Property is herein referred to as the "Increased Value" of such New Development Property as of such Calculation Date.

                  (d) As of each Earn-Out Closing Date, the Increased Value of each Designated Property shall be determined as of the immediately preceding Calculation Date. For each Designated Property, the "Highest Increased Value" of such Designated Property as of a Calculation Date shall equal the greater of (i) the Increased Value calculated as of such Calculation Date or (ii) the highest Increased Value calculated as of any previous Calculation Date. The "Aggregate Increased Value" of all Designated Properties as of any Earn-Out Closing Date shall equal the sum of the Highest Increased Value of all Designated Properties determined as of the previous Calculation Date. The Aggregate Increased Value shall not be decreased by reason of any Designated Property not achieving an Increased Value, and no Designated Property shall have an Increased Value that is less than zero.

                  (e) On the First Earn-Out Closing Date, Additional Units and Shares shall be issued to the Branch partners, in the respective percentages set forth on Schedule , equal to the quotient obtained by dividing (i) the Aggregate Increased Value as of the previous Calculation Date by (ii) 22 1/8; provided, however, the maximum Additional Units and Shares issued on the First Earn-Out Closing Date shall not exceed 721,997 Additional Units and Shares ($15,974,188 divided by 22 1/8).

                  (f) On the Second Earn-Out Closing Date, Additional Units and Shares shall be issued to the Branch partners, in the respective percentages set forth on Schedule , equal to the excess, if any, of (x) the quotient obtained by dividing (i) the Aggregate Increased Value as of the previous Calculation Date by (ii) 22 1/8 less (y) the number of Additional Units and Shares issued on the First Earn-Out Closing Date; provided, however, the maximum Additional Units and Shares to be issued on all Earn-Out Closing Dates pursuant to this Section shall not exceed 1,020,061 ($22,568,851 divided by 22 1/8).

                  (g) On the Third Earn-Out Closing Date, Additional Units and Shares shall be issued to the Branch partners, in the respective percentages set forth on Schedule , equal to the excess, if any of (x) the quotient obtained by dividing (i) the Aggregate Increased Value as of the previous Calculation Date by (ii) 22 1/8 less (y) the aggregate amount of Additional Units and Shares issued on the First Earn-Out Closing Date and Second Earn-Out Closing Date; provided, however, the maximum Additional Units and Shares to be issued on all Earn-Out Closing Dates pursuant to this Section shall not exceed 1,020,061 ($22,568,851 divided by 22 1/8).

                  (h) The following provisions shall control in the event of a sale of a Designated Property. If an Existing Property is sold on or before a Calculation Date, then the Increased Value, if any, of such Existing Property shall equal, after such a sale, the greater of (i) the highest Increased Value for such Existing Property as of any prior Calculation Date or the Achievement Date, as the case may be, or (ii) the excess, if any, of (x) the Sales Price less (y) the Base Value of such Existing Property. If a New Acquisition Property is sold on or before a Calculation Date, then the Increased Value, if any, of such New Acquisition Property shall equal, after such a sale, the greater of (i) the highest Increased Value for such New Acquisition Property as of any prior Calculation Date or the Achievement Date, as the case may be, or (ii) the excess, if any, of (x) the Sales Price less (y) the Acquisition Cost and any Development Cost of such New Acquisition Property. If a New Development Property is sold on or before a Calculation Date, then the Increased Value, if any, of such New Development Property shall equal, after such a sale, the greater of (i) the highest Increased Value for such New Development Property as of any prior Calculation Date or the Achievement Date, as the case may be, or (ii) the excess, if any, of (x) the Sales Price less (y) the Development Cost of such New Development Property.

                  (i) If there is a change in control of the Partnership, the General Partner or Regency as a result of a merger, consolidation, combination, sale or other transaction so that the current officers and management of such entities no longer operate such entities or there is a change in a majority of the directors of any such entity within the twelve (12) months following any such transaction, then the Branch partners' rights hereunder shall fully vest and the Branch partners shall have the right to receive, prior to the closing of such transaction causing such change of control, Additional Units and Shares equal to the excess of (i) 1,020,061 ($22,568,851 divided by 22 1/8) less (ii) the aggregate amount of Additional Units and Shares previously issued on all prior Earn-Out Closing Dates pursuant to this Section (with such Additional Units and Shares to be allocated in accordance with the respective percentages set forth on Schedule ).

            2.3.3 Third Party Earn-Out Amounts. A Third Party Earn-Out Closing shall take place simultaneously with the Property Earn-Out Closings that take place on the First Earn- Out Closing Date and the Second Earn-Out Closing Date, at which time the Partnership shall issue Additional Shares to the Branch Principals as part of the Reorganization, in the respective percentages set forth on Schedule , in an amount at each of the two Third Party Earn-Out Closings arrived at by dividing (i) $22-1/8 into (ii) an amount equal to 9.4 percent of the Third Party Fees accrued by the Partnership, New Management Company, Old Management Company, Regency or any of their Affiliates during the calendar year immediately preceding the date of the applicable Third Party Earn-Out Closing, including in the case of the first Third Party Earn-Out
Closing, Third Party Fees accrued during 1997 and prior to the First Closing. Any Shares to be issued (in lieu of Additional Units) pursuant to this Section shall be adjusted by the Unit Adjustment Factor (as defined in the Partnership Agreement) to properly adjust for stock splits and similar actions.

      2.4 Assumption by Partnership of Liabilities. At the First Closing, the Partnership shall assume the Assumed Liabilities. Except for the Assumed Liabilities, the Partnership shall not assume or become subject at any Closing to any Liabilities of Branch or any Subpartnership.


                          ARTICLE 3:  REORGANIZATION

     3.1  Reorganization.  Regency  and  Branch  Realty  agree that at the First
Closing, immediately following the issuance of Units to Branch and the distribution thereof to Branch's partners, Branch Realty shall transfer the Units received by it pursuant to such distribution, which are itemized on Schedule (the "Realty Units"), to Newco in exchange for the same number of Shares, which Regency shall contribute to Newco for such purpose. Branch Realty
                                      20
shall also transfer to Newco its rights to receive Additional Units under this Agreement. Regency agrees to contribute such Reorganization Shares to Newco and to cause Newco to transfer such Reorganization Shares to Branch Realty in exchange for (i) the Realty Units and (ii) Branch Realty's right to receive Additional Units at Subsequent Closings. Branch Realty will liquidate immediately following the First Closing and distribute such Reorganization Shares to the Branch Principals, together with the right to receive additional Reorganization Shares at each Subsequent Closing (based on the number of Additional Units that Branch Realty would receive at such Subsequent Closings had it not liquidated, multiplied by the Unit Adjustment Factor), to be divided among the Branch Principals in the respective percentages set forth on Schedule
 (based on their respective interests in Branch Realty immediately prior to its liquidation). The transactions between Branch Realty and Newco described in this Section (the "Reorganization") are intended to qualify as a reorganization under
Section 368(a)(1)(C) of the Code.


                      ARTICLE 4:  NEW MANAGEMENT COMPANY

      4.1 New Management Company. Newco shall cause the Partnership to contribute the Third Party Management Business received by it from Branch to New Management Company in exchange for 100 shares of preferred stock of New
Management Company and 25 shares of voting common stock of New Management Company, (ii) Newco may cause the Partnership to contribute to New Management Company the Disposition Properties and certain Acquisition Contracts for properties which may be sold, and in such event Newco shall have the right to direct that the Transaction Documents convey such Disposition Properties and Acquisition Contracts to the New Management Company (rather than to the
Partnership and then to the New Management Company) and (iii) TRG shall contribute to New Management Company all shares of the voting common stock of Old Management Company beneficially owned by TRG in exchange for 475 shares of voting common stock of New Management Company. New Management Company's board of directors shall be the same as Old Management Company's board of directors.


                             ARTICLE 5:  COVENANTS

      5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its reasonable best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement, to cause the conditions to Closing to be satisfied and to facilitate the consummation of the transactions contemplated hereby and thereby. Notwithstanding anything contained in this Agreement to the contrary, any action to be taken hereunder by Branch with respect to a Subpartnership is subject to Branch's fiduciary duty to its partners in such Subpartnership and the restrictions, limitations or other provisions contained in the partnership agreement or any other agreement relating to such Subpartnership.

      5.2 Preservation of Business. From the date of this Agreement until the First Closing Date, Branch shall cause the Properties and its Third Party Management Business to be operated only in the ordinary and usual course of business and consistent with past practice, shall not sell or list for sale any of the Properties (other than those Disposition Properties listed on Schedule ) or any of its interests in the Subpartnerships, shall use its reasonable best efforts to preserve the good will and advantageous relationships of Branch and the Subpartnerships with tenants, customers, suppliers, independent contractors, employees and other Persons material to the operation of the Properties and Branch's Third Party Management Business, shall perform its, and cause the Subpartnerships to perform their, material obligations under the Leases and other material agreements affecting the Properties, shall perform Branch's material obligations under the Management Contracts and shall not take or permit any action or omission which would cause any of its representations or warranties contained herein to become inaccurate in any material respect or any of the covenants made by it to be breached in any material respect. Without limiting the foregoing, Branch will not cause or permit any default to occur under the Existing Mortgage Debt or cause or permit any increase in the outstanding aggregate principal balance thereof from the date hereof until the First Closing, except to fund expenditures made in conformity with the Development Budget and Schedule and the TI Budget and Schedule and except to fund the closing of the Acquisition Properties in accordance with Section . Branch shall continue to maintain all insurance policies referred to in Section in full force and effect up to and including the First Closing Date. From the date of this Agreement until the First Closing Date, Regency shall cause its properties and the third party management business of the Old Management Company to be operated only in the ordinary and usual course of business and consistent with past practice, shall use its reasonable best efforts to preserve the good will and advantageous relationships of Regency and its subsidiaries with tenants, customers, suppliers, independent contractors, employees and other Persons material to the operation of Regency's properties and the third party management business of Old Management Company, shall perform its, and cause its subsidiaries to perform their, material obligations under the leases and other material agreements affecting their respective properties, shall cause Old Management Company to perform its material obligations and shall not take or permit any action or omission which would cause any of Regency's representations or warranties contained herein to become inaccurate in any material respect or any of the covenants made by it to be breached in any material respect.

      5.3 Consents and Approvals. Each party shall use its reasonable best efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the consents listed on Schedules and (b), and shall make all filings, applications, statements and reports to all Government Entities and other Persons which are required to be made prior to the First Closing Date by or on behalf of such party or any of their Affiliates pursuant to any applicable Law or contract in connection with this Agreement and the transactions contemplated hereby.

     5.4 Meeting of Regency's Shareholders. Regency shall submit (a) the transactions contemplated by this Agreement (including the issuance of Shares in the Reorganization and the
                                      22
issuance of Shares upon the exercise of Redemption Rights) (as required by Rule 312.03(c) of the New York Stock Exchange Listed Company Manual as a condition to the listing on such exchange of all Shares issuable pursuant to the transactions contemplated hereby) and (b) a proposed amendment to its Articles of Incorporation in the form attached as Exhibit (relating to domestic ownership) to a vote of Regency's shareholders at an annual or special meeting of shareholders in 1997 regardless of whether or not the First Closing shall have occurred by the date of the meeting, and Regency's Board of Directors shall recommend that Regency's shareholders vote in favor of such matters. Regency shall hold such meeting within 120 days after the date this Agreement is executed, provided, however, that the parties agree to extend such time period to accommodate any delays reasonably resulting from the SEC's review of the proxy materials to be distributed in connection with such meeting. Regency shall use reasonable best efforts to obtain signed Voting Agreements in the form of Exhibit B from those executive officers, directors and shareholders listed therein. If such Voting Agreements are obtained, there will be sufficient votes under all Voting Agreements to obtain the required shareholder approvals described in (a) and (b) above. Regency agrees not to issue any Shares prior to the record date for the meeting of shareholders called to approve the transactions contemplated by this Agreement to any Persons other than (i) a party to a Voting Agreement (including Security Capital), (ii) a Person who grants Regency an irrevocable proxy agreeing to voting in favor of the transactions contemplated by this Agreement or otherwise enters into a binding agreement to vote such Person's Shares in favor thereof, (iii) Persons who acquire Shares pursuant to Regency's existing dividend reinvestment plan, 401(k) and profit sharing plan, AIM Plan, Long-Term Omnibus Plan or anniversary stock grant plan, or (iv) the sellers of the two Publix shopping centers referred to on Schedule .

      5.5 Purchase of Acquisition Properties. Branch shall use reasonable best efforts to close on each Acquisition Property in accordance with the timetable set forth on Schedule . Branch will make available copies of all material correspondence or other documentation with respect to any Acquisition Property promptly upon receipt by Branch, and will confer with Regency in all material decisions with respect to the due diligence, documentation and closing of any Acquisition Property. The parties have cooperated in forming the Partnership, with Branch serving as the general partner and a Branch Affiliate serving as the limited partner, and the Partnership shall take title to the Acquisition Properties that are closed prior to the First Closing. At the First Closing, Newco shall be admitted as general partner, the initial general partner shall withdraw as general partner, the initial limited partner shall withdraw as limited partner, the partnership agreement shall be amended and restated in the form attached as Exhibit A and the Partnership shall assume the Acquisition Contracts for Acquisition Properties that have not closed prior thereto.

      5.6 Additional Acquisitions. From the date hereof until the First Closing, except as provided in Section and subject to Branch's fiduciary duties and to its obligations under the Branch Partnership Agreement and the partnership agreement of each Subpartnership, Branch shall not, and shall not allow any Subpartnership to, enter into a binding contract for the acquisition of, nor acquire, any real property or a material amount of other assets, whether by purchase of assets or stock, merger, consolidation or other business combination without

Regency's prior written consent if such assets will be part of the Assets transferred to the Partnership at the First Closing. If Branch identifies any potential acquisitions, it shall consult with Regency prior to the end of the applicable inspection period and Regency shall advise Branch promptly (and prior to the end of the applicable inspection period) whether or not it believes that such acquisition opportunity may be suitable for transfer to the Partnership hereunder. The parties shall cooperate in pursuing any acquisition opportunities agreed on by both parties and if Branch enters into a binding contract, with Regency's consent, for an acquisition, the parties shall enter into mutually agreed amendments to this Agreement and to the Partnership Agreement taking into appropriate account the additional Assets to be so acquired by the Partnership pursuant to this Agreement. If Regency does not so consent to such a contract with a Subpartnership, prior to the First Closing, Branch shall cause any Subpartnership that is a party to any such contract to transfer the contract to a third party and obtain a full release of the Subpartnership from any obligation thereunder, and Branch shall not transfer to Regency any such new contract to which Branch is a party if Regency has not consented to such contract.

      5.7 Distributions. From the date of this Agreement, Branch shall not pay any distributions to its partners other than the regularly scheduled quarterly cash distribution from the operations of Branch for the fourth quarter of 1996 in the amount of $1,399,579 as described in Section hereof. Branch also agrees not to cause any Subpartnership to make any distribution to its partners from the date of this Agreement until the First Closing other than its normal quarterly cash distributions consistent with past practice. Regency agrees not to make the record date for its dividend payable in the second quarter of 1997 on or before the First Closing Date, provided that all of Branch's income and expense items for the period beginning on January 1, 1997 inure to the benefit of the Partnership, subject to the provisions of Section hereof.

      5.8 Continuation of Employees. The Branch Affiliates agree to use reasonable best efforts to persuade those Branch employees designated by Regency in writing to Branch to accept employment with the Partnership or New Management Company immediately following the First Closing, and Regency agrees to cause the Partnership or New Management Company to hire such employees immediately following the First Closing provided that such employee does not engage in malfeasance prior to the First Closing. Certain of such employees who accept employment with the Partnership or New Management Company following the First Closing may be hired on the understanding that their services will be required only for a transition period, and Regency agrees that any severance compensation for such employees shall be an expense of the Partnership or New Management Company, as applicable. Regency shall cause Newco to make capital contributions to the Partnership for the purpose of funding severance compensation to Branch employees who accept employment with the Partnership and later are terminated, all as further described in Schedule , and also shall cause the Partnership to assume those accrued employee benefits such as accrued vacation time and the bonus compensation listed in Schedule , but only to the extent specifically set forth thereon. Branch shall be responsible for all severance compensation, if any, for those Branch employees whose employment is terminated by Branch prior to the First Closing, except as provided above and in Schedule . Nothing herein is intended to make any employee hired by the Partnership or New Management Company other than an employee at will.

      5.9 Regency Disclosure Document. Branch and Regency agree to cooperate in preparing and distributing to each partner of Branch as promptly as practicable following the execution of this Agreement, a disclosure document prepared by Regency and Branch for use by the Branch partners in determining (i) whether to consent to the transactions contemplated by this Agreement, and (ii) for such Persons receiving Units at the First Closing rather than Reorganization Shares, whether to redeem their Units (and the right to receive Additional Units) for Shares (and the right to receive additional Shares in lieu of Additional Units) pursuant to the exercise of their Redemption Rights. Branch agrees to supply information for the disclosure document concerning Branch, Branch Realty, the Properties, the Subpartnerships, the solicitation of consents from the Branch partners for the transactions contemplated by this Agreement and the allocation among Branch's partners of the consideration to be received in exchange for the Assets, and Regency agrees to supply information concerning Regency or the securities being offered by Regency or the Partnership to the Branch partners pursuant to the transactions contemplated by this Agreement. The information provided by Branch for inclusion in the disclosure document is referred to hereinafter as the "Branch Information" and the information provided by Regency for inclusion in the disclosure document is referred to hereinafter as the "Regency Information." Branch and Regency each shall advise the other if it becomes aware of any additional information that should be included in the Branch Information or the Regency Information, respectively, for inclusion in the disclosure document or a supplement thereto. Branch covenants that the Branch Information shall not, and Regency covenants that the Regency Information shall not, contain any untrue statement of material fact or omit to state any material fact required to be stated or necessary to make the Branch Information or the Regency Information, respectively, that is included in the disclosure document, in light of the circumstances under which it was made, not misleading. Regency acknowledges that Branch is not offering securities as an issuer in connection with the transactions contemplated by this Agreement, and nothing herein is intended to make Branch liable as an issuer, and that Branch is not making any representation or determination as to the adequacy of such disclosure document with respect to the issuance of, or the legality of the issuance of, any securities in connection with the transactions contemplated herein. Branch acknowledges that nothing herein is intended to impose on Regency, or relieve Branch Realty of, any liability with respect to Branch Realty's fiduciary duties in connection with obtaining consents to or amending the Branch Partnership Agreement in order to consummate the transactions contemplated by this Agreement.

      5.10 Exclusivity. Unless and until this Agreement is terminated pursuant to its terms, Branch shall not, directly or indirectly, through any officer, director, partner, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing  Transaction,  or authorize or knowingly permit any of the officers, directors, partners or employees of such party or any of its Affiliates or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's Affiliates to take any such action, and Branch shall notify Regency orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which Branch or any such officer, director, employee, partner, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters. A "Competing Transaction" means the sale by Branch of any equity interest in Branch (other than the sale of additional limited partnership interests to OCP in connection with additional capital required to be contributed by OCP to Branch pursuant to the Branch Partnership Agreement) or the sale or other transfer by Branch of its assets or business, in whole or in part, whether through direct sale, merger, consolidation, asset sale, exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business. Unless and until this Agreement is terminated pursuant to its terms, Regency shall not, directly or indirectly, through any officer, director, agent or otherwise, negotiate, undertake or consummate a business combination, whether through a direct purchase, merger, consolidation, asset purchase, exchange, recapitalization, other business combination, or other action out of the ordinary course of business, which would prevent or hinder Regency from consummating the transactions contemplated by this Agreement or which have a material adverse effect on Regency.

      5.11 New Contracts. Without Regency's prior written consent in each instance (which shall not be unreasonably withheld), Branch will not, and will not allow any Subpartnership to, enter into, or grant concessions regarding, any Contract that will be an obligation affecting the Properties or binding on the Partnership or any Subpartnership after the Closing except Contracts entered into in the ordinary course of business that are terminable without cause or any termination fee on 30 days' notice.

      5.12 Leasing Arrangements. As to any Lease in excess of 5,000 square feet of usable space in any Property, Branch will not, and will not allow any Subpartnership to, amend, terminate, grant material concessions regarding, or enter into any Lease unless Regency has given its written consent, which consent shall not be unreasonably withheld or delayed. As to Leases for 5,000 square feet or less of usable space, Branch will not, and will not allow any Subpartnership to, amend, terminate, grant concessions regarding, or enter into any new Lease without the prior written consent of Regency if such action would require approval by OCP under the Branch Partnership Agreement. Branch shall provide Regency with all material information related to each request for consent, including without limitation, lease form, lease terms, leasing commissions, tenant improvement obligations and other lease procurement costs, description of tenant's business, and tenant's financial statements or a Dunn & Bradstreet credit report (to the extent available).

     5.13 Obligation to Supplement Information. From time to time prior to the First Closing, the Branch Affiliates, on the one hand, and Regency on the other will promptly disclose in writing to the other party any matter hereafter arising or discovered which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed by any party or which would render inaccurate any representation or warranty by any party. Additionally, the Branch Affiliates agree to provide Regency with prompt written notice of any matter hereafter arising or discovered with respect to a Property which could have a material adverse effect on the condition, operations or prospects of such Property, and Regency agrees to provide the Branch Affiliates with prompt written notice of any matter hereafter arising or discovered which could have a material adverse effect on the condition, operations or prospects of Regency. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

      5.14 Access to Information; Environmental Audits. At all times before the First Closing, Branch shall provide Regency and its Affiliates, their respective agents, employees, consultants, and representatives, with continuing and reasonable access to all files, books, records and other materials in Branch's possession or control relating to the Properties, Branch's Third Party Management Business and the business and operations of Branch and the right to examine, inspect and make copies of such materials as appropriate (including for the purpose of reviewing or preparing audited financial statements required to be filed by Regency with the SEC). During such period, Branch shall also provide for such parties to have reasonable physical access to the Properties for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including sampling and invasive testing for the presence of Materials of Environmental Concern performed in connection with Phase I and Phase II environmental audits), feasibility studies and any other inspections, studies or tests reasonably required by them, provided, however, that Regency shall obtain Branch's prior approval (which shall not be unreasonably withheld) for any invasive testing. With reasonable advance notice to Branch, Regency may conduct a "walk-through" of tenant spaces upon appropriate notice to tenants and subject to the rights of tenants. In the course of its investigations, Regency may make inquiries to third parties, including, without limitation, contractors, property managers, parties to Work Contracts, lenders, tenants and Government Entities. Regency shall keep the Properties free of any liens claimed by Regency's contractors or consultants in connection with such entry and will indemnify, defend and hold Branch harmless from all Claims and Liabilities caused by Regency, its contractors or consultants that are asserted against or incurred by Branch as a result of such entry and investigation. Any liability or loss related to a condition of any Property discovered or disclosed by Regency or any consultant or contractor of Regency in connection with such investigation is not a liability that is covered by this indemnity. At all times before the First Closing, Regency shall provide the Branch Affiliates and OCP, their respective agents, employees, consultants, and representatives, with continuing and reasonable access to all files, books, records and other materials in Regency's possession or control relating to the business and operations of Regency and the right to examine, inspect and make copies of such materials as appropriate. No investigation made by a party shall limit, qualify or modify any representations, warranties, covenants or indemnities made by another party hereunder, irrespective of the knowledge and information obtained as a result of any such investigation, but if a party discovers as a result of any investigation made by it prior to the First Closing that any representation or warranty made herein by the other party is materially inaccurate, it shall promptly notify and advise the other party.

     5.15 Monthly Updates of Rent Rolls and Operating Statements. Branch will promptly provide Regency with monthly updates of the Rent Roll and operating statements for the Properties.

      5.16 Tenant Estoppels. Branch shall endeavor to secure and deliver to Regency estoppel certificates in a form reasonably acceptable to Regency from all tenants under all Leases (collectively, the "Tenant Estoppels"), dated no earlier than 30 days before the First Closing Date. Regency and Branch will consult and cooperate with each other as to the timing of solicitation of Tenant Estoppels with the goal of obtaining the Tenant Estoppels at least three days before the First Closing Date.

      5.17 Service Contracts. The Partnership will assume the obligations arising from and after the First Closing Date under those Service Contracts that are not in material default as of the First Closing Date and which Branch and Regency have agreed will not be terminated. Branch shall terminate at the First Closing all Service Contracts that Branch has agreed will not be so assumed, but Regency shall reimburse Branch for any termination fees imposed as a result of such termination, excluding any fees or damages imposed solely as a result of a Branch default other than by reason of such termination.

      5.18 Work Contracts. Ten days before the First Closing, the Branch Affiliates shall notify Regency in a written progress report as to those Work Contracts that will not be completed by the First Closing.

      5.19  Title Matters.

            5.19.1 Title Insurance; Survey. Regency shall order the Title Insurance Commitments from the Title Company and each Survey from a reputable surveyor familiar with the Property (Branch agreeing to furnish to Regency copies of any existing surveys and title information in its possession promptly after execution of this Agreement) and shall use reasonable best efforts to obtain such items as promptly as practicable following the execution of this Agreement. Regency will have ten (10) days from receipt of the later to be received of the Title Insurance Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Branch in writing of any Title Defects, encroachments or other matters not acceptable to Regency which are not Permitted Exceptions by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment or the Survey which is not timely specified in Regency's written notice to Branch of Title Defects shall be deemed a Permitted Exception. Branch shall notify Regency in writing within ten
(10) days of Regency's notice if Branch intends to cure any Title Defect or other objection. If Branch elects to cure, Branch shall use diligent efforts to cure the Title Defects and/or objections by the First Closing Date (as it may be extended), which may include insuring over or bonding off such Title Defects and/or objections at Branch's expense. If Branch elects not to cure or if such Title

Defects and/or objections are not cured and if in either case they have a Material Adverse Effect on the applicable Property, Regency shall have the sole remedy, in lieu of any other remedies, to (i) refuse to purchase all of the Properties and terminate this Agreement; or (ii) waive such Title Defects and/or objections and close the purchase of the Properties and other transactions hereunder subject to them.

            5.19.2 Later Title Exceptions. In the event that Branch becomes aware that an exception to title has been filed of record subsequent to the date of the Title Commitment and prior to the First Closing Date (a "Later Exception"), Branch shall send written notice of such Later Exception to Regency. Regency shall have the right to postpone the First Closing Date for a period up to thirty (30) days in order to give Branch sufficient time to satisfy, release, cure or remove such lien or exception. Upon Branch's cure, removal, insurance over or bonding off of any such Later Exception, at Branch's expense, the First Closing Date shall be scheduled upon ten (10) days prior written notice to Branch but in no event earlier than the First Closing Date notwithstanding such Later Exception. If Branch is unable, within said thirty-day period, or elects not to cure, remove, bond off or otherwise dispose of any Later Exception that has a Material Adverse Effect on the applicable Property, Regency may in its sole discretion and as its sole remedy in lieu of any other remedies, either (a) refuse to purchase all of the Properties and terminate this Agreement; or (b) waive such objection to the Later Exception and proceed with the First Closing Date. At the First Closing, the Title Company will issue the Title Insurance.

      5.20 Damage. The Branch Affiliates shall promptly give Regency written notice of any damage to the Properties, describing such damage whether such damage is covered by insurance and the estimated cost of repairing such damage. If such damage is not material (i) Branch shall, to the extent possible, begin repairs prior to the First Closing, (ii) at the First Closing the Partnership shall receive all insurance proceeds not applied to the repair of any such Properties prior to the First Closing (including rent loss insurance applicable to any period from and after the First Closing) due to Branch for the damage, together with an assignment of any unsettled insurance claim, and (iii) the Partnership shall assume the responsibility for the repair after the First Closing. The Partnership shall be entitled to any excess of the proceeds of Branch's insurance over and above the actual cost of repair and restoration. If such damage is material, Regency may elect by notice to Branch given within 20 Business Days after Regency is notified of such damage (and the First Closing shall be extended, if necessary, to give Regency such 20 Business Day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or to terminate this Agreement. Damage as to any one or multiple occurrences is material if the aggregate cost to repair all such damage (plus the cost of rent abatement after the First Closing resulting from the damage to the extent not reimbursable by insurance) exceeds $5,000,000 or if the damage entitles tenants whose Leases cover, in the aggregate, in excess of 100,000 rentable square feet of the Improvements to terminate their Leases.

     5.21 Condemnation. Branch will give Regency prompt written notice of the institution or threat of any exercise of the power of eminent domain on any of the Properties. By notice
                                      29
to Branch given within 20 Business Days after Regency receives notice of proceedings in eminent domain that are contemplated, threatened or instituted by any Government Entity having the power of eminent domain with respect to the Properties and which would have a Material Adverse Effect on the Property in question, Regency may terminate this Agreement or proceed under this Agreement. If Regency elects to proceed under this Agreement, Branch shall assign to the Partnership at the First Closing its entire right, title and interest in and to any condemnation award, and the Partnership shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. If necessary, the First Closing shall be extended to give Regency the full 20 Business Day period to make such election.

      5.22 Peartree Agreement. Regency and Branch agree to enter into an agreement in substantially the form set forth in Exhibit prior to the First Closing and to use their reasonable best efforts to obtain the execution of the Peartree investors thereto prior to the First Closing.

              ARTICLE 6: REPRESENTATIONS, WARRANTIES AND FURTHER
                              COVENANTS OF BRANCH

      Branch hereby represents, warrants and covenants to Regency and the Partnership as of the date of this Agreement and the First Closing as follows. All representations that are made "to Branch's knowledge" means to the actual knowledge of the individuals listed on Schedule attached hereto without any duty or obligation to inquire as to such matters. Branch represents that such individuals are the appropriate individuals who, in the course of their duties, would normally be aware of material issues and facts affecting the Properties, the other Assets, the Subpartnerships and Branch. All representations and warranties with respect to the Rent Roll are made as of January 20, 1997.

      6.1   As to Branch and the Subpartnerships.

            6.1.1 Due Incorporation, etc. Branch and each Subpartnership are duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of organization, with all requisite power and authority to own, lease, operate and sell their assets and to carry on their businesses as they are now being conducted. Branch and each Subpartnership are in good standing as a foreign entity authorized to do business in each jurisdiction where they engage in business, except to the extent such violation or failure does not cause or is not reasonably expected to cause a Material Adverse Effect. Neither Branch (except for its interests in the Subpartnerships) nor any Subpartnership (except for the interest of Branch/HOP Associates, L.P. in Roswell Village, Ltd.) holds any interest in any security issued by any other Person. The states in which each Subpartnership is qualified to do business are listed on Schedule . The parties understand that certain Subpartnerships may terminate for tax purposes, pursuant to the applicable tax laws, upon the transfer of Branch's interest therein to the Partnership at the First Closing.

            6.1.2 Due Authorization; Consents; No Violations.

                  (a) Branch has full power and authority (subject to receipt of the consents referred to in Section ) to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Branch of this Agreement have been, and the Transaction Documents to be executed and delivered by it pursuant to this Agreement shall be, duly and validly approved by Branch, and no other proceeding on the part of Branch is necessary to authorize this Agreement and the transactions contemplated hereby, other than obtaining the consents set forth on Schedule . This Agreement has been duly and validly executed and delivered by Branch and, assuming due authorization (including the receipt of the consents set forth on Schedule (b)), execution and delivery of this Agreement by Regency, TRG and Branch Realty, this Agreement constitutes, and the Transaction Documents to be executed and delivered by Branch pursuant to this Agreement when executed will constitute, valid and binding obligations of Branch enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws or court decisions from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) Except for obtaining the consents set forth on Schedule , no consents, waivers, exemptions or approvals of, or filings or registrations by Branch with, any Government Entity or any other Person not a party to this Agreement are necessary in connection with the execution, delivery and performance by Branch of this Agreement or the consummation of the transactions contemplated hereby except to the extent the failure to obtain the same does not cause or is not reasonably expected to cause a Material Adverse Effect on Branch or the transactions contemplated by this Agreement.

                  (c) Upon  obtaining  those  consents set forth on Schedule and
(assuming receipt of such consents) except to the extent same does not cause or is not reasonably expected to cause a Material Adverse Effect, the execution, delivery and performance by Branch of this Agreement and the Transaction Documents to be executed, delivered and performed by Branch pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any Order applicable to or binding on Branch, any of the Assets, or any Subpartnership or its assets; (ii) violate any Law; (iii) violate or conflict with, result in a breach of, constitute a default (or an event which with the passage of time or the giving of notice, or both, would constitute a default) under, permit cancellation of, or result in the creation of any Lien upon any of the Assets or any of the assets of any Subpartnership under, any Contract to which Branch or any Subpartnership is a party or by which Branch, any of the Assets, or any Subpartnership or its assets, are bound; (iv) permit the acceleration of the maturity of any indebtedness of Branch or any
Subpartnership, or any indebtedness secured by the Assets or any Subpartnership's assets; or (v) violate or conflict with any provision of the Branch Partnership Agreement or any of the respective limited partnership agreements of the Subpartnerships.

            6.1.3 Branch Financial Statements.

                  (a) Schedule contains true, complete and accurate copies of the Branch Financial Statements. The Branch Financial Statements have been prepared in accordance with GAAP and on that basis present fairly the consolidated financial position and assets and Liabilities of the entities included therein (including the Subpartnerships) as going concerns, and the results of the operations of such entities and changes in their financial position for the periods covered thereby and as of the dates thereof. The Branch Financial Statements are in accordance with the books and records of the entities included therein (including the Subpartnerships), do not reflect any transactions which are not bona fide transactions and do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Branch Financial Statements make full and adequate disclosure of, and provision for all material Liabilities of the entities included therein (including the Subpartnerships) as of the dates thereof. Except as set forth in the balance sheets included in the Branch Financial Statements, there are no Liabilities (including "off-balance sheet" Liabilities, except for annuity lease commissions), whether due or to become due, which have had or are reasonably likely to have a Material Adverse Effect on Branch or any Subpartnership.


                  (b) Since the Recent Balance Sheet Date, neither Branch nor any Subpartnership has made any distribution, dividend, or similar payment to any of their partners or Affiliates other than normal distributions consistent with past practice.

            6.1.4 No Adverse Change. Except as listed on Schedule and except for the Closing contemplated hereby, since the Recent Balance Sheet Date, there has not been (i) any change in Branch or any Subpartnership which would cause or reasonably be expected to result in a Material Adverse Effect on Branch or the Subpartnership, (ii) any material loss, damage or destruction to any of the Assets or any assets of any Subpartnership (whether or not covered by insurance) or any other event or condition which has had or could have a Material Adverse Effect on Branch or the Subpartnership, (iii) any one indebtedness in excess of $10,000 or total indebtedness in excess of $50,000 incurred by Branch relating to, or taking as security any interest whatsoever in the Assets, (iv) any one indebtedness in excess of $10,000 or total indebtedness in excess of $50,000 incurred by any Subpartnership, (v) any Contract or other transaction entered into by Branch or any Subpartnership relating to, or otherwise affecting in any way, their respective businesses or the operation thereof, other than in the ordinary course of business, (vi) any sale, lease or other transfer or disposition of the Assets or of any assets of any Subpartnership, or any cancellation of any debts or claim of Branch or any Subpartnership, except in the ordinary course of business, and (vii) any changes in the accounting systems, policies or practices of Branch or any Subpartnership. Since the Recent Balance Sheet Date, Branch's and each Subpartnership's business has been conducted in all material respects only in the ordinary course and consistent with past practices.

            6.1.5 Title to Assets.  Branch has good and marketable  title to all of the Assets other than the Real Properties (title to which is as set forth in Section ), free and clear of any Lien, other than the Permitted Exceptions and the Assumed Liabilities. At the First Closing, Branch will convey (to the extent not already acquired by the Partnership pursuant to Section ) the Assets to the Partnership by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in the Partnership, and the Partnership shall have good and marketable title, free and clear of all Liens, except the Permitted Exceptions and the Assumed Liabilities.

            6.1.6 Condition and Sufficiency of Assets. To Branch's knowledge, all tangible assets constituting the Assets or the tangible assets owned by any Subpartnership have been well maintained during the period of Branch's ownership thereof (including ownership through a Subpartnership), and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations or materially adversely affect the resale value thereof.

            6.1.7 Leased Real Property. Schedule lists all leases pursuant to which Branch or any Subpartnership holds any real property used in connection with their respective businesses. Branch has delivered to Regency true and complete copies of all such leases, together with copies of all reports of any engineers, environmental consultants or other consultants which, to Branch's knowledge, are in Branch's possession relating to any property subject to such a lease, if any.

            6.1.8 Leased Personal Property. Schedule lists all leases pursuant to which Branch or any Subpartnership holds equipment, vehicles, furniture or any other item of personal property used in connection with their respective businesses. All of the personal property leased by Branch or any Subpartnership under such leases is presently utilized by Branch or such Subpartnership in the ordinary course of its business. Branch has made available to Regency true and complete copies of all such leases.

            6.1.9 Intellectual Property. Except for the "Branch" name, there are no trade names, trademarks, service marks or copyrights (or any registrations with any Government Entity of, or applications for registration pending with respect to, any of the foregoing) owned or licensed by Branch or any
Subpartnership that are material to the conduct of Branch's or any Subpartnership's business.

            6.1.10 Existing Mortgage Debt. There are no defaults (and no Branch Affiliate has received any notice of a default asserted by any lender that has not been cured) under the Existing Mortgage Debt, or facts or circumstances which with the passage of time or the giving of notice, or both, would result in such a default, except to the extent such a default does not cause and is not reasonably expected to cause a Material Adverse Effect on Branch or the transactions contemplated by this Agreement. The aggregate principal balance outstanding under the Existing Mortgage Debt as of December 31, 1996 is set forth on Schedule .

     6.1.11 Contracts. Except as set forth on Schedule , and except for the Branch Partnership Agreement and the Leases described on the Rent Roll, Schedules (Acquisition Contracts), (Development Contracts), (Existing Mortgage
Debt), (Management Contracts), (Repair Contracts), (Service Contracts), (TI Contracts), (Disposition Contracts), (Leased Real Property), (Leased Personal Property), (Insurance Policies), (Leasing Commissions) and (Subpartnership Agreements) include all of the Contracts of the following types (i) to which Branch is a party or is bound and which the Partnership is assuming, (ii) to which any of the Assets are subject or are bound, (iii) to which any Subpartnership is a party or is bound, or (iv) to which any of the assets of any Subpartnership are subject or are bound:

                  (a) all property management agreements, asset management agreements, and development agreements;

                  (b)   all partnership agreements;

                  (c) any Contract of any kind with any partner of Branch or of any Subpartnership or any Affiliate of such partner;

                  (d) any Contract with a dealer, broker, leasing agency, advertising agency or other Person engaged in sales, or promotional activities;

                  (e) any Contract of any nature which involves an unperformed commitment in excess of, or services having a value in excess of, $10,000;

                  (f) any Contract pursuant to which Branch or any Subpartnership has made or will make loans or advances, or has or will have incurred debts or become a guarantor, indemnitor or surety or pledged their credit on or otherwise become contingently or secondarily liable with respect to any undertaking or obligation of any other Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                  (g) any indentures, credit agreements, loan agreements, notes, letters of credit, mortgages, security agreements, leases of real property or personal property, deeds of trust or other agreements for financing;

                  (h) any Contract involving a partnership, joint venture or other cooperative undertaking;

                  (i) any Contract involving any restrictions relating to Branch or a Subpartnership with respect to the geographical area of operations or scope or type of business of Branch or a Subpartnership;

                  (j) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Branch or any Subpartnership;

                  (k) any Contract under which the requirements for perfor-mance extend beyond 60 days from the date of this Agreement; and

                  (l)  all  other   Contracts   relating   to  Branch's  or  any
Subpartnership's business not made in the ordinary course of business which are to be performed at or after the date of this Agreement.

Branch has made available to Regency true and complete copies of the Branch Partnership Agreement and each Contract listed on Schedules (Acquisition Contracts), (Development Contracts), (Existing Mortgage Debt), (Management Contracts),
 (Repair Contracts), (Service Contracts), (TI Contracts), (Disposition Contracts), (Leased Real Property), (Leased Personal Property), (Insurance Policies), (Leasing Commissions) and (Subpartnership Agreements) and a written description of each oral arrangement so listed. All such Contracts are duly authorized and enforceable in accordance with their terms by Branch or the relevant Branch Affiliate, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, similar laws or court decisions from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies, and except to the extent such unenforceability does not cause or is not reasonably expected to cause a Material Adverse Effect. Schedule sets forth each Service Contract that imposes a termination fee on Branch or any Subpartnership for the termination thereof prior to its stated term, together with the amount of the required termination payment and the other party thereto, and also lists any Service Contract for the provision of services to any Property as to which Branch or any Subpartnership receives a mark-up or rebills tenants in its own name.

            6.1.12 Management Contracts. Except as disclosed on Schedule and as described in the Lundeen Letter Agreement, to Branch's knowledge, no other party to a Management Contract has rights of set-off or counterclaim against Branch under such Management Contract, and Branch is not in default thereunder nor is Branch aware of any facts or circumstances which, with notice or passage of time, or both, would constitute a default by Branch under any Management Contract, except to the extent such default does not cause and is not reasonably expected to cause a Material Adverse Effect on Branch. Except as set forth on Schedule and as described in the Lundeen Letter Agreement, Branch has not received notice of termination of any Management Contract from any other party thereto, nor is Branch aware that any other party presently intends to terminate, or contemplates terminating a Management Contract.

            6.1.13 Permits. Branch and each Subpartnership hold all of the permits, certificates, franchises, rights, variances, interim permits, approvals, authorizations or consents, whether federal, state, local or foreign, currently necessary for the lawful operation of Branch's or any Subpartnership's business, except for those the absence of which would not cause and would not be reasonably expected to cause a Material Adverse Effect on Branch or the Subpartnership.

            6.1.14 Insurance Policies. Schedule is a list of all casualty, liability, business interruption and other insurance policies insuring against loss of the assets held by Branch and each Subpartnership. All such insurance policies are in full force and effect.

            6.1.15 Tax Matters.

                  (a) No Branch Tax is Payable by the Partnership. There are no material unpaid Taxes arising from the operation of Branch's or any Subpartnership's business (or as a result of Branch or any Subpartnership succeeding to the Liabilities of any other Person by operation of law pursuant to a purchase of assets or stock, merger, consolidation or similar transaction) during any period prior to the First Closing Date for which the Partnership will become liable or which will become a Lien against any of the Assets following the First Closing other than Taxes which are not yet delinquent that are accrued on the Branch Financial Statements.

                  (b) Tax Audits. Except as set forth on Schedule , neither Branch nor any Subpartnership has received from the IRS or from the Tax authorities of any state, county, local or other jurisdiction (i) any notice of underpayment of Taxes or other deficiency which has not been paid, (ii) any objection to any Tax return or report filed by Branch or any Subpartnership, nor
(iii) any notice of audit with respect to any Tax, nor is Branch or any Subpartnership currently the subject of any such audit. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax return or report filed by either Branch or any Subpartnership.

                  (c) Foreign Person. Branch is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code, and Branch will furnish to the Partnership, if requested by the Partnership, an affidavit in form satisfactory to the Partnership confirming the same.

                  (d) Leases. To Branch's knowledge, all of the services provided by Branch (or any other Person acting as lessor or landlord for any of the Assets) to the tenants of the Properties (including the real properties owned by the Subpartnerships, the Development Properties and the Acquisition Properties) under their respective Leases are customary in that geographic area and are not primarily for the convenience of the tenant. To Branch's knowledge, no formula for determining percentage rents under any lease with a tenant of a Property (including any real property owned by the Subpartnerships, the Development Properties and the Acquisition Properties) has the effect of basing such rent on the income (as opposed to revenues) or profits of any Person. To Branch's knowledge, any rent payable by tenants of the Properties (including the real properties owned by the Subpartnerships, the Development Properties and the Acquisition Properties) attributable to personal property does not exceed 15% of the total rent under the relevant Lease attributable to both real and personal property (determined in accordance with Section 856(d)(1)(C) of the Code).

                  (e) Partnership Status. Each Subpartnership is qualified, and since the date of its formation has been qualified, to be treated as a partnership for federal income tax purposes.

                  (f) Other. Except as set forth on Schedule , since January 1, 1989, no Subpartnership has (i) applied for any Tax ruling, or (ii) entered into a closing agreement with any Taxing authority.

            6.1.16 Distribution and Payments. Assuming that OCP and a majority in interest of the Branch Limited Partners consent in writing to the transactions contemplated by this Agreement, the allocation of the consideration to be received in exchange for the Assets among all of Branch's partners as described in Article 2 of this Agreement (including Schedule 2.2) or set forth elsewhere in the Transaction Documents will not violate (or when any such Transaction Document is executed will not violate) the Branch Partnership Agreement, and neither Regency nor the Partnership shall have any Liability as to any such matters. Except as set forth on Schedule , no other Person holds any options, warrants, securities or other rights entitling, or which if exercised would entitle, them to receive Units.

            6.1.17 Employee Benefit Plans.

                  (a) Disclosure. Schedule identifies each employee benefit plan, fund, program, contract, policy or arrangement covering or benefitting employees of Branch, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of ERISA, and specifically including each retirement, pension, profit sharing, stock bonus, savings, thrift, bonus, medical, health, hospitalization, welfare, life insurance, disability, accident insurance, group insurance, sick pay, holiday and vacation programs, executive or deferred compensation plans or contracts, stock purchase, stock option or stock appreciation rights plans or arrangements, employment and consulting contracts, and severance agreements or plans (collectively, the "Employee Benefit Plans"). With respect to each of the Employee Benefit Plans:

                        (1) No such plan has been terminated so as to subject, directly or indirectly, the Partnership or the Assets to any Liability or the imposition of any Lien;

                        (2) No condition or event currently exists or currently is expected to occur that could subject, directly or indirectly, the Partnership or the Assets to any Liability or the imposition of any Lien;

                        (3) If any such plan were terminated, neither the Partnership nor the Assets would be subject, directly or indirectly, to any Liability or the imposition of any Lien;

                        (4) No such plan is a "multiemployer plan" or "defined benefit plan" (as defined in Section 4001 of ERISA), and neither Branch nor any member of Branch's controlled group (as defined in Section 4001(a)(14) of ERISA) has ever contributed nor been obligated to contribute to any such plan; and

                  (5) There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist, and the consummation of the transactions contemplated by this Agreement will not result in any prohibited transaction.

                  (b) Successor Liability. No condition or event could subject, directly or indirectly, the Assets to any Liability or the imposition of any Lien under ERISA as a result of Branch succeeding to the Liabilities of any other Person by operation of law pursuant to a purchase of assets or stock, merger, consolidation or similar transaction prior to the First Closing Date.

            6.1.18 Other Employee Matters. Branch has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, except to the extent failure to do so does not cause or is not reasonably expected to cause a Material Adverse Effect. No Subpartnership other than Roswell Village, Ltd., has ever employed any Person, and to Branch's knowledge, Roswell Village, Ltd. has never employed any Person.

            6.1.19 No Defaults or Violations. Except as disclosed on Schedule and except to the extent any default or non-compliance does not cause or is not reasonably expected to cause a Material Adverse Effect as to Branch or a
Subpartnership: (a) neither Branch nor any Subpartnership has materially breached any provision of, nor are they in material default under the terms of, any Contract to which they are a party or under which they have any rights or by which they are bound or which relates to their respective businesses, the Assets or the assets of any Subpartnership and, to Branch's knowledge, no other party to any such Contract has breached such Contract or is in default thereunder (nor has Branch or any Subpartnership waived any such default) in any material respect, and no event has occurred and no condition or state of facts exists which with the passage of time or the giving of notice, or both, would constitute such a default or breach by Branch or any Subpartnership, or to Branch's knowledge, by any such other party, or give right to an automatic termination or the right of discretionary termination thereof; (b) Branch has complied in all material respects with its obligations, and has not breached any of its duties, under the respective limited partnership agreements of the Subpartnerships; (c) to Branch's knowledge, each of the Assets and each Subpartnership is in material compliance with, and no material violation exists under, any Law or Order applicable in any way to Branch, any of the Assets or any Subpartnership; and (d) no notice from any Government Entity has been received by Branch or any Subpartnership claiming any violation of any Law (including any building, zoning or other ordinance) or Order, or requiring any work, construction or expenditure.

            6.1.20 Litigation. Except for those matters described in Schedule which, to Branch's knowledge, do not have a Material Adverse Effect on Branch, a Subpartnership or the transactions contemplated by this Agreement, there is no Litigation pending or, to Branch's knowledge, threatened against any of the properties or businesses of Branch or any Subpartnership. Except as disclosed on Schedule , neither Branch, any of the Assets, any Subpartnership nor any assets of any Subpartnership are subject to any Order which has had or could have a Material Adverse Effect on Branch, a Subpartnership or the transactions contemplated by this Agreement.

            6.1.21 Brokers. Neither Regency, the Partnership nor any Affiliate of either has or shall have any Liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Branch in connection with the transactions contemplated by this Agreement or for any other transaction involving the Properties, except for the leasing commissions described on Schedule .

            6.1.22 Insolvency. There has not been filed by nor has Branch or any Subpartnership received notice of a petition in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has Branch or any Subpartnership made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into an arrangement with creditors, nor admitted in writing its inability to pay debts as they become due.

            6.1.23 Branch Closing Agreements. Branch has not made any claim against any Transferor Entity (as defined in the Branch Partnership Agreement) for a breach by a Transferor Entity of a representation, warranty or covenant made by it in any Closing Agreement (as defined in the Branch Partnership Agreement) and to Branch's knowledge, there is no basis for any such claim.

            6.1.24 As to the Subpartnerships Only. Schedule contains a true, complete and accurate list of the respective limited partnership agreements (including, without limitation, the execution date of each original agreement and each amendment thereto) for the Subpartnerships. Branch has made available to Regency true and complete copies of all such limited partnership agreements, together with any and all amendments thereto. Each equity owner of the respective Subpartnerships is set forth on Schedule , and, to Branch's knowledge, no other Person holds, or has held (other than the interest of Noro in Roswell Village, Ltd. acquired by Branch/HOP Associates, L.P., and the interests acquired by Branch as part of its formation) any type of equity interest, including, without limitation, options, warrants, and securities, or other rights in the Subpartnerships. Except for the Properties described on Schedule and for the properties described on Schedule , no Subpartnership has ever owned, or is a party to an outstanding contract for the purchase of, real property. Except as disclosed on Schedule , no Subpartnership has succeeded to the Liabilities of any other Person by operation of Law pursuant to a purchase of assets or stock, merger, consolidation or similar transaction.

      6.2   As to the Properties.

            6.2.1 Title. Except for the "Hastings Property" and a portion of Briarcliff Village that are ground leasehold interests held by Branch as a tenant, Branch or a Subpartnership owns all right, title, and interest to each Property, in fee simple, free and clear of all Liens and encroachments, and free and clear of all tenancies and adverse or other rights of possession, subject only to the Permitted Exceptions. To Branch's knowledge, each Property constitutes a separate and legally subdivided parcel and a separate tax parcel.

            6.2.2 Purchase Agreement. No Branch Property or any Subpartnership's interest in any Property is subject to any outstanding agreements of sale, options or other rights of third parties to acquire any interest therein, except for the Disposition Properties, the Permitted Exceptions and this Agreement. Neither Branch, nor any Subpartnership has any outstanding options, contracts or rights of first refusal to purchase any real or personal property except for the Acquisition Contracts and except as described on Schedule .

            6.2.3 Compliance with Laws; Zoning. To Branch's knowledge, each Property, and all present uses and operations thereof, complies with all applicable zoning (except for the proposed expansion of Sandy Springs Village, which is subject to rezoning), land-use, building, fire, health, labor, safety, subdivision and other Laws (including the Americans with Disabilities Act), all Orders, and all deed or other title covenants and restrictions applicable thereto, except to the extent the failure to do so does not cause and is not reasonably expected to cause a Material Adverse Effect on such Property. Neither Branch nor any Subpartnership has made any application or agreement with any Government Entity or other Person with respect to any variance or exception from zoning, building or other Laws that has not been disclosed to Regency in writing. To Branch's knowledge, the use of each Property is consistent with any land use designation for such Property under any comprehensive plan or plans applicable thereto, and any concurrency requirements have been satisfied.

            6.2.4 Accuracy of Documents and Information. Branch has delivered or made available to Regency true and complete copies of all engineering reports, inspection reports, maintenance plans and other documents relating to each Property which, to Branch's knowledge, are in the possession or control of Branch or any Subpartnership. The documents and information delivered to the Partnership at the First Closing will be all of the documents and information required or relevant, to Branch's knowledge, to the condition and operation of each Property in any material respect, will be true and correct copies or originals, and will be in full force and effect, without default by Branch or any Subpartnership, as applicable, or, to Branch's knowledge, by any other party thereto, and without any right of set-off, except as disclosed on Schedule and except to the extent such default, set-off, or other fact or circumstance does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property.

            6.2.5 Fees; Assessments; Condemnation.  Except as disclosed on the
Development Budget and Schedule, there are no outstanding and unpaid impact fees or other charges in connection with any development of or otherwise related to any Property or, any part thereof; there are not pending or, to Branch's knowledge, threatened any special assessments or obligations for roads and other improvements with respect to any Property or any part thereof; and, except for road widenings described on Schedule which do not or are not expected to have a Material Adverse Effect on such Property, there is not pending or to Branch's knowledge, threatened any condemnation, expropriation, requisition (temporary or permanent) or similar proceeding with respect to any Property or any part thereof (including access thereto or any easement benefiting the Property).

            6.2.6 Physical Condition. To Branch's knowledge, there are no violations of any applicable Laws, Orders or insurance underwriting guidelines relating to safety, structural, mechanical, or other physical systems or portions of any Property, except to the extent such violation does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property. To Branch's knowledge, there are no soil or subsurface conditions located on any Property which would materially impair the useability of any Property for continuation of the current use or the contemplated redevelopment.

            6.2.7 Utilities; Access. To Branch's knowledge, all water, sewer, gas, electric, telephone, and storm water and drainage facilities and all other utilities required by Law and in the normal operation of each Property are available and (except as shown on the Survey or the Title Insurance Commitment) are installed across public property or valid easements to the property lines of such Property, are all connected with valid permits, and are adequate to service such Property for their current use and to permit full compliance with all requirements of Law, except to the extent such failure does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property. All permits and connection fees which are currently due and payable are fully paid or accrued, and there are no such amounts which are deferred or payable under future installments. To Branch's knowledge, all points of access, both pedestrian and vehicular, to and from public roads currently used at each Property are adequate for the current use and operation of such Property in Branch's reasonable judgment and in accordance with all Laws, except to the extent such failure does not cause and is not reasonably expected to cause a Material Adverse Effect on such Property, and to Branch's knowledge, there is no existing fact or condition which would currently result, or with the passage of time or the giving of notice, or both, would result, in the termination of such utility services or of such access.

            6.2.8 Permits. Except with regard to environmental matters which are addressed exclusively by Sections and below, to Branch's knowledge, all licenses, building, and other permits, certificates of use and occupancy, easements, and rights-of-way, including proof of dedication, have been obtained as required by all Government Entities having jurisdiction over any Property in connection with any construction, renovations, expansions, or other improvements at such Property and in connection with the present use and operation of such Property, except to the extent such failure does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property.

            6.2.9 No Default. Neither Branch nor any Subpartnership, if applicable, is in default with respect to any of its Contracts or Liabilities pertaining to any Property (including, without limitation, all Leases, Service Contracts, the Existing Mortgage Debt or other instruments related thereto), nor are there any facts or circumstances which with the passage of time or the giving of notice, or both, would constitute or result in any such default, except to the extent such default does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property; and neither this Agreement, nor anything provided to be done hereunder, including, without limitation, the transfer, assignment, and sale of the Properties, violates or shall violate any written or oral Contract to which Branch or such Subpartnership is a party on the date hereof or which affects any Property or any part thereof on the date hereof, except to the extent such violation does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property.

            6.2.10 Use of Property. Branch has not misrepresented any fact which would prevent the Partnership from operating each Property after the First Closing in the manner in which such Property is currently being used and operated in all material respects.

            6.2.11 Contract Payments. At the time of the First Closing, any and all improvements to each Property and any services provided by any Person and related to such Property (the nonpayment of which could result in the imposition of a Lien upon such Property) will have been fully paid for, except for the Assumed Liabilities.

            6.2.12 Environmental Matters-Properties. The Properties have been the subject of Environmental Assessments by environmental consultants to Branch, its predecessors or Regency, which consultants prepared reports concerning the environmental condition of the Property. A list of such Environmental Assessment Reports obtained by Branch or its predecessors is attached as Schedule (the Environmental Assessment Reports described on Schedule and any reports, studies, tests, and analysis obtained by Regency as of the date hereof are herein collectively referred to as the "Environmental Assessments"), which disclose that tenants and former occupants of some of the Properties have stored and used Materials of Environmental Concern on the Property, and soil and groundwater contamination has been discovered at some Properties. The parties acknowledge that neither Branch nor any Subpartnership possesses any expertise with regard to Materials of Environmental Concern, and accordingly, the following representations and warranties are based exclusively on the Environmental Reports.

                  (a) Except for those matters set forth in the Environmental Assessments, to Branch's knowledge, neither Branch nor any Subpartnership or any Property are presently in ongoing violation of any applicable Environmental Law which could subject the owner or operator to any fine or require any remedial action;

                  (b) Except for those matters set forth in the Environmental Assessments, to Branch's knowledge, neither Branch nor any Subpartnership have stored or used any Materials of Environmental Concern at any Property;

                  (c) To Branch's knowledge, neither Branch nor any Subpartnership have received any notice, complaint, warning letter or notice of violation from any Government Authority or any other person that Branch or any Subpartnership is in violation of any Environmental Law or environmental permit or that they are responsible (or potentially responsible) for the assessment or remediation of any release of any Material of Environmental Concern at, on or beneath any Property;

                  (d) To Branch's knowledge, neither Branch nor any Subpartnership are the subject of any actual or threatened federal, state, local or private litigation involving a claim of liability or a demand for damages arising out of violation of any Environmental Law or from the release or threatened release of any Material of Environmental Concern at or beneath any Property;

                  (e) To Branch's knowledge, Branch and the Subpartnerships have timely filed all reports required by any applicable Environmental Law and have generated and maintained all data, documentation, and records required under any Environmental Law;

                  (f) Except for those matters set forth in the Environmental Assessments and on Schedule , Branch has no knowledge of any release or threatened release of a Material of Environmental Concern, the presence of any current or former drycleaning facility, the presence of any current or former storage tanks, the presence of any asbestos containing material, or the presence of any condition or circumstance which could subject the owner or operator of any Property to liability or claims under the Environmental Laws or any private cause of action arising out of an environmental condition;

                  (g)  Branch  has no  knowledge  of any  existing  or  imminent restriction on the ownership, occupancy, use, or transferability of any Property arising out of any known environmental condition or violation of any Environmental Law;

                  (h) Except as set forth in the Environmental Assessments and on Schedule , to Branch's knowledge, there are no environmental conditions present at any Property which pose a risk to the environment or the health or safety of any Person;

            6.2.13 Environmental Matters - Previously Owned Properties. With respect to each property previously, but not currently, owned by any Subpartnership ("Previously Owned Property"), Branch makes the representations and warranties set forth in Section as if such representations and warranties were made as of the last day that such Previously Owned Property was owned by any Subpartnership (and in the case of Roswell Village, Ltd., such representations and warranties cover only the period during which Branch/HOP Associates, L.P. was the general partner thereof).

            6.2.14 Structural Defects. Other than as disclosed in the physical reports listed on Schedule and the Capital Expenditure Budget and Schedule, to Branch's knowledge, no Property contains any defects in structural, mechanical, or physical portions

(including roofs) at, on, or of such Property, except to the extent any such defect does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property.

            6.2.15 No Obligations. There are no outstanding Contracts or Liabilities incurred by Branch relating to any Property which will be assumed by the Partnership or incurred by any Subpartnership, except for (i) the Leases,
(ii) the Permitted Exceptions, (iii) the Service Contracts, (iv) the Work Contracts, (v) the Existing Mortgage Debt, (vi) the Acquisition Contracts, (vii) the Assumed Liabilities, and (viii) this Agreement.

            6.2.16 Rent Roll. The Rent Roll is true and correct in all material respects.

            6.2.17 Leases. Branch has made available to Regency true, correct and complete copies of all Leases, including all modifications, renewals and extensions, together with any guaranties and any other agreements relating to the tenancy evidenced by any Lease. There are no inducements, concessions, consideration or side agreements in favor of any tenant not expressly stated in the Leases.

            6.2.18 Non-Certificate  Leases. With respect to the Leases for which the Partnership has not received completed estoppel certificates by the First Closing (the "Non-Certificate Leases"), except to the extent (i) described on the Rent Roll, (ii) described on the respective form of estoppel certificate sent to, but not received from, the tenants under the Non-Certificate Leases (true and correct copies of such forms of estoppel certificates having been delivered to Regency) and (iii) any failure to be true and correct does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property: (A) the tenants under the Non-Certificate Leases presently occupy and are open for business in their premises; (B) there are no material rents or other charges which have been prepaid for more than the current month, no security deposits, no tenant rights to interest on security deposits, and no additional free rent period under the Non-Certificate Leases; (C) the Non-Certificate Leases do not include, and the tenants thereunder do not have, exclusive use rights; (D) to Branch's knowledge, the tenants have no rights of set-off or counterclaim against the landlord under the Non-Certificate Leases, and neither Branch nor any Subpartnership, as applicable, has received any notice of any claim with respect thereto; (E) the landlord is not in default under the Non-Certificate Leases and is not aware of any facts or circumstances which with the passage of time or the giving of notice, or both, would constitute a default by the landlord under the Non-Certificate Leases; and (F) except as set forth on Schedule , to Branch's knowledge, the tenants under the Non-Certificate Leases are not in default thereunder and no facts or circumstances exist which with the passage of time or the giving of notice, or both, would constitute a default by the tenants under the Non-Certificate Leases, and the landlord has not received any notice of any claim with respect thereto.

            6.2.19 Development Properties. Schedule contains the budget and development or redevelopment schedule therefor prepared by or for Branch or the Subpartnerships, as applicable, for each of the Development Properties (collectively, the

"Development Budget and Schedule"). Except as set forth on Schedule , to Branch's knowledge, each Development Property is zoned for the lawful development and/or redevelopment thereon (except for the proposed expansion of Sandy Springs Village, which is subject to rezoning), and Branch or the Subpartnerships, as applicable, have obtained all permits, licenses, consents and authorizations required for the current stage of development or redevelopment thereon, the absence of which would have a Material Adverse Effect on the applicable Property. Except as set forth on Schedule , to Branch's knowledge, there are no material impediments to or constraints on the development or redevelopment of any Development Property, in all material respects within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Development Property, the development or redevelopment of which has commenced, to Branch's knowledge, the costs and expenses incurred in connection with such Development Property and the progress thereof are consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule applicable thereto. To Branch's knowledge, Branch has made available to Regency all feasibility studies, soil tests, due diligence reports and other studies, test or reports performed by or for Branch or the Subpartnerships, as applicable, or otherwise in the possession of Branch, which relate to the Development Properties.

            6.2.20 Budgets and Projections. To Branch's knowledge, all budgets and projections, including, without limitation, the Capital Expenditure Budget and Schedule and the TI Budget and Schedule for each Property represent Branch's best estimate of capital expenditures anticipated to be made in each year covered by such budget.

            6.2.21 Work Contracts. To Branch's knowledge, the Work Contracts are in full force and effect, no party is in default thereunder or under any construction loans applicable thereto, nor are there any facts or circumstances which with the passage of time or the giving of notice, or both, would result in any such default, the absence of which would not have a Material Adverse Effect on the applicable Property. The progress and remaining expenditures under the Work Contracts are consistent with the Development Budget and Schedule, the TI Budget and Schedule and the other budgets and projections referred to in Sections and , except to the extent such failure does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property. To Branch's knowledge, any remaining work under the Work Contracts to be performed after the First Closing will not exceed the amounts budgeted therefor on the foregoing schedules, except to the extent such failure does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property. To Branch's knowledge, the work remaining under the Work Contracts will be sufficient to complete the respective projects to which they relate, without change orders, so as to comply with existing development obligations of Branch or any Subpartnership (including, without limitation, obligations under any letters of intent to lease), obligations for tenant improvements under Leases or for repairs or other necessary work, except to the extent such failure does not cause and is not reasonably expected to cause a Material Adverse Effect on the applicable Property.

            6.2.22 Acquisition Properties. To Branch's knowledge, each Acquisition Contract is enforceable by Branch and neither Branch, nor, to Branch's knowledge, any other party thereto, is in default under any Acquisition Contract, the absence of which would not have a Material Adverse Effect on the applicable Property. Without limiting the foregoing, except for matters revealed in the environmental reports, copies of which have been provided to Regency or as otherwise disclosed to Regency in writing, Branch has no knowledge that the contract seller is in breach of any representations and warranties made by it in any Acquisition Contract. The Acquisition Contracts are assignable to the Partnership regardless of whether the general partner of the Partnership at the time of the assignment is an Affiliate of Branch or of Regency.

      6.3 Accredited Investor Status. Except as set forth on Schedule , to Branch's knowledge based upon investor questionnaires received at the time of Branch's formation, all Branch's partners were at such time "accredited investors" as defined by the SEC, and nothing has come to Branch's attention since that time to indicate any of such Persons no longer is an "accredited investor." The representation and warranty in this Section shall not survive the First Closing.

      6.4 Accuracy of Statements. To Branch's knowledge, neither this Agreement nor any document, instrument, schedule, exhibit, statement, list, certificate or other information furnished or to be furnished by or on behalf of Branch to Regency or the Partnership in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      6.5 Limit on Representations. Except for the express representations and warranties of Branch set forth in this Agreement, the Partnership and Regency acknowledge and agree that the Assets are being contributed to the Partnership "as is, where is, and with all faults" without any other representation or warranty by Branch or any other individual or entity, and neither Branch nor any other individual or entity has made any other express or implied representation or warranty with respect to the Assets whatsoever, and except for the representations and warranties expressly set forth in this Agreement, the Partnership and Regency acknowledge that the Partnership accepts the Assets without relying upon any other such representation or warranty whatsoever by Branch or any other person or entity, and based solely upon the Partnership's own inspections, investigations, and analysis of the Assets.

      6.6 Limitation on Remedies. The representations and warranties set forth in this Article shall be true and correct in all material respects on and as of the date of the First Closing with the same force and effect as if made at that time; provided, however, in the event that any of such representations and warranties is proved to have been false on or before the First Closing as a result of any change of circumstances or knowledge obtained by Branch and such misrepresentation has a Material Adverse Effect and is disclosed to Regency in writing, then Regency's sole and exclusive remedies hereunder shall be to (i) terminate this Agreement pursuant  to Article  (including  Section , if  applicable),  or (ii) waive such misrepresentation and close with no liability to Branch for such misrepresentation.

                 ARTICLE 7:  REPRESENTATIONS, WARRANTIES AND
                      FURTHER COVENANTS OF BRANCH REALTY

      Branch Realty hereby represents, warrants and covenants to Regency and the Partnership as of the date of this Agreement and the First Closing as follows.

      7.1 Due Organization. Branch Realty is duly organized, validly existing and in good standing under the Laws of the State of Georgia, with all requisite power and authority to own, lease, operate and sell its assets and to carry on its businesses as it is now being conducted. Branch Realty is in good standing as a foreign entity authorized to do business in each jurisdiction where it engages in business, except to the extent such violation or failure does not cause or is not reasonably expected to have a material adverse effect on Branch Realty's assets or the financial condition, results of operations, business or prospects of Branch Realty taken as a whole.

      7.2   Due Authorization; Consents; No Violations.

            7.2.1 Branch Realty has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Branch Realty of this Agreement have been, and the Transaction Documents to be executed and delivered by it pursuant to this Agreement shall be, duly and validly approved by Branch Realty, and no other proceeding on the part of Branch Realty is necessary to authorize this Agreement and the transactions contemplated hereby, other than obtaining the consents set forth on Schedule 6.1.2(b). This Agreement has been duly and validly executed and delivered by Branch Realty and, assuming due authorization (including the receipt of the consents set forth on Schedule 6.1.2(b) and Schedule 8.2(b)), execution and delivery of this Agreement by Regency, TRG and Branch, this
Agreement  constitutes,  and  the  Transaction  Documents  to  be  executed  and delivered by Branch Realty pursuant to this Agreement when executed will constitute, valid and binding obligations of Branch Realty enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, similar laws or court decisions from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

            7.2.2 Except as set forth on Schedule , no consents, waivers, exemptions or approvals of, or filings or registrations by Branch Realty with, any Government Entity or any other Person not a party to this Agreement are necessary in connection with the execution, delivery and performance by Branch Realty of this Agreement or the consummation of the transactions contemplated hereby, except to the extent the failure to obtain the same does not cause or is not expected to cause a Material Adverse Effect on Branch or the transactions contemplated by this Agreement.

            7.2.3 Upon obtaining those consents set forth on Schedule , and (assuming receipt of such consents) except to the extent same does not cause or is nonreasonably expected to cause a Material Adverse Effect, the execution, delivery and performance by Branch Realty of this Agreement and the Transaction Documents to be executed, delivered and performed by Branch Realty pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any Order applicable to or binding on Branch Realty or its assets; (ii) violate any Law; (iii) violate or conflict with, result in a breach of, constitute a default (or an event which with the passage of time or the giving of notice, or both, would constitute a default) under, permit cancellation of, or result in the creation of any Lien upon any of Branch Realty's assets under, any contract to which Branch Realty is a party or by which Branch Realty or any of its assets are bound; (iv) permit the acceleration of the maturity of any indebtedness of Branch Realty, or any indebtedness secured by any of Branch Realty's assets; or (v) violate or conflict with any provision of Branch Realty's articles of incorporation or bylaws.

      7.3 Shareholders. The Branch Principals are the only equity security holders of Branch Realty, and no other Person holds any options, warrants, securities or other rights to subscribe for or purchase equity in Branch Realty.

     7.4 Tax Matters. Branch Realty is not the result of a merger, consolidation or reorganization with any other entity. Branch Realty currently has no current or accumulated "earnings and profits" as that term is defined under the Code.

      7.5 Limitation on Remedies. The representations and warranties set forth in this Article shall be true and correct in all material respects on and as of the date of the First Closing with the same force and effect as if made at that time; provided, however, in the event that any of such representations and warranties is proved to be false on or before the First Closing as a result of any change of circumstances or knowledge obtained by Branch Realty and such misrepresentation has a Material Adverse Effect and is disclosed to Regency in writing, then Regency's sole and exclusive remedies hereunder shall be to (i) terminate this Agreement pursuant to Article (including Section , if applicable), or (ii) waive such misrepresentation and close with no liability to Branch Realty for such misrepresentation.


                  ARTICLE 8:  REPRESENTATIONS, WARRANTIES AND
                         FURTHER COVENANTS OF REGENCY

      Regency hereby represents, warrants and covenants to Branch as of the date of this Agreement and the First Closing as follows. All representations that are made "to Regency's knowledge" means to the actual knowledge of the individuals listed on Schedule attached hereto without any duty or obligation to inquire as to such matters. Regency represents that such individuals are the appropriate individuals who, in the course of their duties, would normally be aware of material issues and facts affecting Regency.

      8.1   Due Incorporation, etc.

                  (a) Regency is duly organized, validly existing and in good standing under the Laws of the State of Florida, with all requisite power and authority to own, lease, operate and sell its assets and to carry on its businesses as it is now being conducted. Regency is in good standing as a foreign entity authorized to do business in each jurisdiction where it engages in business, except to the extent such violation or failure does not cause or is not reasonably expected to cause a Material Adverse Effect.

                  (b) Regency owns all of the outstanding capital stock of its subsidiaries listed on Exhibit 21 of Regency's Form 10-K annual report filed with the SEC for the fiscal year ended December 31, 1995, except that Regency owns 100% of the outstanding preferred stock and 5% of the outstanding common stock of Regency Realty Group, Inc. Except as set forth on Schedule (b) and except for its interests in its subsidiaries, Regency does not hold any interest in any security issued by any other Person.

      8.2   Due Authorization; Consents; No Violations.

                  (a) Regency has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Regency of this Agreement have been, and the Transaction Documents to be executed and delivered by it pursuant to this Agreement shall be, duly and validly approved by Regency, and no other proceeding on the part of Regency is necessary to authorize this Agreement and the transactions contemplated hereby (other than (i) obtaining the approval of Regency's shareholders referred to in Section , which is required under the rules of the New York Stock Exchange in order for certain Shares issuable pursuant to the transactions contemplated by this Agreement to be listed on such exchange, (ii) amending Regency's Articles of Incorporation in the form attached as Exhibit and (iii) obtaining the consents set forth on Schedule (b)). This Agreement has been duly and validly executed and delivered by Regency and, assuming due authorization (including the consummation of the matters described in the foregoing sentence), execution and delivery of this Agreement by TRG, Branch and Branch Realty, this Agreement constitutes, and the Transaction Documents to be executed and delivered by Regency pursuant to this Agreement when executed will constitute, valid and binding obligations of Regency enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, similar laws or court decisions from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) Except as set forth on Schedule (b) and except for an application to list the Shares issuable pursuant to the transactions contemplated by this Agreement on the New York Stock Exchange (which such exchange will not accept until the time of the meeting of the Regency shareholders referred to in Section ), no consents, waivers, exemptions or approvals of, or filings or registrations by Regency with, any Government Entity or any other Person not a party to this Agreement are necessary in connection with the execution, delivery and performance by Regency of this Agreement or the consummation of the transactions contemplated hereby, except to the extent the failure to obtain the same does not cause or is not expected to cause a Material Adverse Effect on Regency or the transactions contemplated by this Agreement.

                  (c) Upon obtaining those consents set forth on Schedule (b) and (assuming receipt of such consents) except to the extent same does not cause or is not reasonably expected to cause a Material Adverse Effect, the execution, delivery and performance by Regency of this Agreement and the Transaction Documents to be executed, delivered and performed by Regency pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any Order applicable to or binding on Regency or its assets; (ii) violate any Law; (iii) violate or conflict with, result in a breach of, constitute a default (or an event which with the passage of time or the giving of notice, or both, would constitute a default) under, permit cancellation of, accelerate the performance required by, or result in the creation of any Lien upon any of Regency's assets under, any contract or other arrangement of any kind or character to which Regency is a party or by which Regency or any of its assets are bound; (iv) permit the acceleration of the maturity of any indebtedness of Regency, or any indebtedness secured by any of Regency's assets; or (v) violate or conflict with any provision of the Articles of Incorporation or Regency's bylaws.

      8.3   Capitalization.

            8.3.1  The  authorized  capital  stock of  Regency  consists  of (i)
25,000,000 shares of Common Stock, (ii) 10,000,000 shares of Special Common Stock, $0.01 par value, and (iii) 10,000,000 shares of preferred stock, $0.01 par value. As of December 31, 1996, there were 10,614,905 shares of Common Stock issued and outstanding, and 2,500,000 shares of Class B Non-voting Common Stock, par value $0.01 issued and outstanding.

            8.3.2 No shares of Regency's stock are entitled to preemptive rights. Except as disclosed in the Regency Exchange Act Reports, in the Articles of Incorporation relating to the Class B Non-voting Common Stock, in this
Agreement,  in  the  Partnership  Agreement  or  on  Schedule  ,  there  are  no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Regency or any of its subsidiaries, or contracts or other arrangements by which Regency or any of its subsidiaries is or may become bound to issue additional shares of capital stock of Regency or any of its subsidiaries. Regency has furnished to Branch true and correct copies of the Articles of Incorporation and Regency's Bylaws, as in effect on the date hereof.

            8.3.3 Except as set forth on Schedule , Regency has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

            8.3.4 Except for the form of agreements attached as Exhibit B or listed on Schedule , Regency has no knowledge of any voting agreements, voting trusts, stockholders' agreement, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any capital stock of Regency.

            8.3.5 All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

      8.4 Valid Issuance of Shares. The Reorganization Shares which are being issued hereunder, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based upon the representations of Branch in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Shares issuable upon the exercise of the Redemption Rights will be duly and validly reserved for such issuance and will be duly and validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws, assuming that (i) the Amendment to the Articles of Incorporation in the form attached as Exhibit 5.4 is adopted by Regency's shareholders, (ii) Security Capital signs the Consent and Waiver Agreement in the form constituting part of Exhibit C, (iii) the percentage obtained by dividing (x) the number of Shares issued at the same time to Persons who are Non-U.S. Persons (as defined in the Partnership Agreement) pursuant to the exercise of Redemption Rights by (y) the number of Shares issued to all Persons pursuant to the simultaneous exercise of Redemption Rights is equal to or less than fifty percent (50%) and (iv) no more than an aggregate of 100,000 Shares/Units will be issued at the Third Party Earn-Out Closings and as Adjustment Units (as defined in Section )

      8.5   Regency Exchange Act Reports.

            8.5.1 Since November 5, 1993, Regency has timely filed all Regency Exchange Act Reports. As of their respective dates, (i) the Regency Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Regency Exchange Act Reports, and (ii) no Regency Exchange Act Report contained any untrue statement of material fact or omitted a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            8.5.2 The financial  statements  of Regency  included in the Regency
Exchange Act Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and on that basis present fairly in all material respects the consolidated financial position and assets and Liabilities of the entities included therein (including the Subsidiaries) as going concerns, and the results of the operations of such entities and changes in their financial position for the periods covered thereby and as of the dates thereof. Such financial statements are in accordance with the books and records of the entities included therein (including the Subsidiaries), do not reflect any transactions which are not bona fide transactions and do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were
made,  not  misleading.   Such  financial  statements  make  full  and  adequate
disclosure of, and provision for all material Liabilities of the entities included therein (including Regency's subsidiaries) as of the dates thereof. Except as set forth in the balance sheets included in the Regency Exchange Act Reports, there are no Liabilities (including "off-balance sheet" Liabilities), whether due or to become due, which have had or are reasonably likely to have a Material Adverse Effect.

      8.6 Permits. Regency holds all licenses, certificates, permits, franchises, rights, variances, interim permits, approvals, authorizations or consents, whether federal, state, local or foreign, which are currently necessary for the lawful operation of Regency's business, except for those the absence of which would not cause and would not be reasonably expected to cause a Material Adverse Effect on Regency.

      8.7 No Adverse Change. Since the Recent Balance Sheet Date, there has not been (i) any change in Regency which would cause or reasonably be expected to result in a Material Adverse Effect on Regency, (ii) any material loss, damage or destruction to any of Regency's assets (whether or not covered by insurance) or any other event or condition which has had or could have a Material Adverse Effect on Regency, (iii) any contract or other transaction entered into by Regency relating to, or otherwise affecting in any way, its business or the operation thereof, other than in the ordinary course of business, (iv) any sale, lease or other transfer or disposition of any of Regency's assets, or any cancellation of any debts or claim of Regency, except in the ordinary course of business, and (v) any changes in the accounting systems, policies or practices of Regency. Since the Recent Balance Sheet Date, Regency's business has been conducted in all material respects only in the ordinary course and consistent with past practices.

      8.8 No Defaults or Violations. Except to the extent any default or non-compliance does not cause or is not reasonably expected to cause a Material Adverse Effect as to Regency: (a) Regency has not materially breached any provision of, nor is it in material default under the terms of, any lease, contract or commitment to which it is a party or under which it has any rights or by which it is bound or which relates to its business or its assets and, to Regency's knowledge, no other party to any such lease, contract, or other commitment has breached such lease, contract or commitment or is in default thereunder (nor has Regency waived any such default) in any material respect, and no event has occurred and no condition or state of facts exists which with the passage of time or the giving of notice, or both, would constitute such a default or breach by Regency, or to Regency's knowledge, by any such other party, or give right to an automatic termination or the right of discretionary termination thereof; (b) Regency is in material compliance with, and no Liability or material violation exists under, any Law or Order applicable in any way to Regency; and (c) no notice from any Government Entity has been received by Regency claiming any violation of any Law (including any building, zone or other ordinance) or Order, or requiring any work, construction or expenditure.

      8.9 Litigation. Except for certain matters which, to Regency's knowledge, do not have a Material Adverse Effect on Regency or the transactions contemplated by this Agreement, there is no Litigation pending or, to Regency's knowledge, threatened against any of the properties or businesses of Regency or relating to its assets or the transactions contemplated by this Agreement. Except as disclosed on Schedule , neither Regency nor any of its assets are subject to any Order which has had or could have a Material Adverse Effect on Regency.

      8.10 Title to Properties; Leasehold Interests. Regency has good and marketable title to each of the properties and assets owned by it. Certain real and personal property used by Regency in the conduct of its business is held under lease, and, to Regency's knowledge, there is no pending or threatened Claim by any lessor of any such property to terminate any such lease. None of the properties owned or leased by Regency is subject to any Liens which could reasonably be expected to materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of Regency. Each lease or agreement to which Regency is a party under which it is the lessee of any property, real or personal, is a valid and subsisting agreement without any material default of Regency thereunder and, to the best of Regency's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Regency under any such lease or agreement or, to the best of Regency's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect on Regency. Regency's possession of such property has not been disturbed and, to the best of Regency's knowledge, no claim has been asserted against it adverse to its rights in such leasehold interests.

      8.11 Environmental Matters. For purposes of this Section , the term "Regency" means Regency and its Affiliates, and the term "Regency Property" means a property owned or leased by Regency or its Affiliates and any property in which Regency or its Affiliates has an interest. The parties acknowledge that Regency does not possess any expertise with regard to Materials of Environmental Concern and, accordingly, the following representations and warranties are based exclusively on reports prepared by environmental consultants to Regency.

            (a) Except for those matters described in Schedule with respect to Bolton Plaza, Regency is and each Regency Property is not presently in violation of any applicable Environmental Law;

            (b) Regency has not stored or used any Materials of Environmental Concern at any Regency Property;

            (c) Regency has not received any notice, complaint, warning letter or notice of violation from any Government Authority or any other person that Regency is in violation of any Environmental Law or environmental permit or that they are responsible (or potentially responsible) for the assessment or remediation of any release of any Material of Environmental Concern at, on or beneath any Property;

            (d) Regency is not the subject of any actual or threatened federal, state, local or private litigation involving a claim of liability or a demand for damages arising out of violation of any Environmental Law or from the release or threatened release of any Material of Environmental Concern;

            (e) Except for those matters described in Schedule with respect to Bolton Plaza, Regency has timely filed all reports required by any applicable Environmental Law and has generated and maintained all data, documentation, and records required under any Environmental Law;

            (f) Except for those matters described in Schedule , which, to Regency's knowledge, do not have a Material Adverse Effect on Regency, Regency is not aware of any release or threatened release of a Material of Environmental Concern, the presence of any current or former drycleaning facility, the presence of any current or former storage tanks, the presence of any asbestos containing material, or the presence of any condition or circumstance which could subject the owner or operator of any Regency Property to liability or claims under the Environmental Laws or any private cause of action arising out of an environmental condition;

            (g) No Regency Property is subject to, and Regency has no knowledge of any imminent restriction on the ownership, occupancy, use, or transferability of any Regency Property; or

            (h) To Regency's knowledge, there are no conditions or circumstances at any Regency Property which pose a risk to the environment or the health or safety of any Person.

      8.12 Taxes. Regency has filed all federal, state, local and other Tax returns and reports (except for foreign returns and reports the failure to file which has not and is not reasonably expected to cause a Material Adverse Effect), and any other material returns and reports with any Government Entity, required to be filed by it. Regency has paid or caused to be paid all Taxes that are due and payable, except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with GAAP consistently applied. Regency does not have any material Liabilities for Taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with GAAP consistently applied. Federal and state income Tax returns for Regency have not been audited by the IRS or any state authority. No deficiency assessment with respect to or proposed adjustment of Regency's federal, state, local or other Tax returns is pending or, to the best of

Regency's knowledge, threatened. There is no Tax Lien, whether imposed by any federal, state, local or other tax authority outstanding against the assets, properties or business of Regency. There are no applicable Taxes, fees or other governmental charges payable by Regency in connection with the execution and delivery of this Agreement.

      8.13 REIT Status. Regency qualifies as a REIT under the Code and to Regency's knowledge, is a "domestically-controlled" REIT within the meaning of Code Section 897(h)(4)(B). Newco will be a "qualified REIT subsidiary" within the meaning of Code Section 856(i).

      8.14 Employees: ERISA. Regency has good relationships with its employees and has not had and does not expect any substantial labor problems. Regency does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of Regency. Other than as disclosed in the Regency Exchange Act Reports and materials provided to Branch, Regency has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." Regency has complied in all material respects with all applicable Laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other Taxes, and with ERISA.

      8.15 Accuracy of Statements. To Regency's knowledge, neither this Agreement nor any document, instrument, schedule, exhibit, statement, list, certificate or other information furnished or to be furnished by or on behalf of Regency to Branch in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      8.16 Limitation on Remedies. The representations and warranties set forth in this Article shall be true and correct in all material respects on and as of the date of the First Closing with the same force and effect as if made at that time; provided, however, in the event that any of such representations and warranties is proved to be false on or before the First Closing as a result of any change of circumstances or knowledge obtained by Regency and such misrepresentation has a Material Adverse Effect and is disclosed to Branch in writing, then Branch's sole and exclusive remedies hereunder shall be to (i) terminate this Agreement pursuant to Article (including Section , if applicable), or (ii) waive such misrepresentation and close with no liability to Regency for such misrepresentation.

     8.17 Continuity of Business Enterprise; Tax Treatment of Reorganization. Regency and Newco have no plan or intention of disposing of the Units acquired from Branch Realty by Newco. Regency agrees to treat the acquisition of the assets of Branch Realty by Newco in
                                      55
exchange for Shares and the right to receive additional Shares as a tax-free reorganization under Code Section 368(a)(i)(C).


               ARTICLE 9: REPRESENTATIONS AND WARRANTIES OF TRG

      TRG hereby represents and warrants to Branch as of the date of this Agreement as follows. From and after the First Closing, each such representation and warranty shall also be deemed made as of the First Closing Date, unless specifically waived in writing by Branch at the First Closing.

      9.1 Due Incorporation, etc. TRG is duly organized, validly existing and in good standing under the Laws of the State of Florida, with all requisite power and authority to own, lease, operate and sell its assets and to carry on its businesses as it is now being conducted. TRG is in good standing as a foreign entity authorized to do business in each jurisdiction where it engages in business, except to the extent such violation or failure does not cause or is not reasonably expected to have a material adverse effect on TRG's assets or the financial condition, results of operations, business or prospects of TRG taken as a whole.

      9.2   Due Authorization; Consents; No Violations.

            (a) TRG has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by TRG of this Agreement have been, and the Transaction Documents to be executed and delivered by it pursuant to this Agreement shall be, duly and validly approved by TRG, and no other proceeding on the part of TRG is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TRG and, assuming due authorization, execution and delivery of this Agreement by Regency, Branch and Branch Realty, this Agreement constitutes, and the Transaction Documents to be executed and delivered by TRG pursuant to this Agreement when executed will constitute, valid and binding obligations of TRG enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, similar laws or court decisions from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

            (b) No consents, waivers, exemptions or approvals of, or filings or registrations by TRG with, any Government Entity or any other Person not a party to this Agreement are necessary in connection with the execution, delivery and performance by TRG of this Agreement or the consummation of the transactions contemplated hereby, except to the extent the failure to obtain the same does not cause or is not expected to cause a material adverse effect on TRG's assets or the financial condition, results of operations, business or prospects of TRG taken as a whole or on the transactions contemplated by this Agreement.

            (c) The execution, delivery and performance by TRG of this Agreement and the Transaction Documents to be executed, delivered and performed by TRG pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any Order applicable to or binding on TRG or its assets; (ii) violate any Law; (iii) violate or conflict with, result in a breach of, constitute a default (or an event which with the passage of time or the giving of notice, or both, would constitute a default) under, permit cancellation of, accelerate the performance required by, or result in the creation of any Lien upon any of TRG's assets under, any contract or other arrangement of any kind or character to which TRG is a party or by which TRG or any of its assets are bound; (iv) permit the acceleration of the maturity of any indebtedness of TRG, or any indebtedness secured by any of TRG's assets; or (v) violate or conflict with any provision of the TRG's articles of incorporation or bylaws.

      9.3 Limitation on Remedies. The representations and warranties set forth in this Article shall be true and correct in all material respects on and as of the date of the First Closing with the same force and effect as if made at that time; provided, however, in the event that any of such representations and warranties is proved to be false on or before the First Closing as a result of any change of circumstances or knowledge obtained by TRG and such misrepresentation has a Material Adverse Effect and is disclosed to TRG in writing, then Branch's sole and exclusive remedies hereunder shall be to (i) terminate this Agreement pursuant to Article (including Section , if applicable), or (ii) waive such misrepresentation and close with no liability to TRG for such misrepresentation.


          ARTICLE 10:  CONDITIONS PRECEDENT TO OBLIGATIONS OF REGENCY

      10.1 Conditions for the First Closing. The obligation of Regency to consummate the First Closing is subject to the fulfillment, at or prior to the First Closing, of each of the following conditions precedent, and the failure to satisfy any such condition precedent shall excuse and discharge all obligations of Regency to carry out the provisions of this Agreement unless such failure is waived in writing by Regency:

            10.1.1 Representations and Warranties. The representations and warranties made by Branch in Article and Branch Realty in Article , and the statements and information contained in any certificate, instrument, schedule, document or exhibit delivered by or on behalf of either Branch or Branch Realty in connection with the First Closing pursuant to this Agreement, shall be true, correct and complete in all material respects on and as of the date hereof, and shall be true, correct and complete in all material respects on and as of the First Closing Date with the same effect as though such representations and warranties were made on and as of the First Closing Date, provided, however, that if any representation and warranty is already qualified in any respect by materiality or as to Material Adverse Effect, the materiality qualification immediately before this proviso shall not apply. The Branch Affiliates shall have delivered to Regency at the First Closing certificates in form and substance reasonably satisfactory to Regency dated as of the First Closing Date to such effect.

            10.1.2 Compliance with Covenants and Agreements. The covenants, obligations and agreements of the Branch Affiliates to be performed and complied with on or before the First Closing Date shall have been duly performed and complied with in all respects.


            10.1.3 No Material Adverse Change. Since the date of execution of this Agreement, there shall not have been any change, circumstance or event in the Assets, business or prospects of Branch which has had or would reasonably be expected to have a Material Adverse Effect on Branch or on the transactions contemplated by this Agreement (except such as may have arisen by reason of any matter approved by Regency pursuant to Sections (Acquisition Properties), (Additional Acquisitions), (New Contracts) or (Leasing Arrangements)).

     10.1.4 No Injunction. There shall not be in effect any Order which enjoins or prohibits consummation of the transactions contemplated hereby.

            10.1.5 OCP Funding. OCP shall have made an aggregate of $40 million in capital contributions to Branch since becoming the special limited partner thereof, the portion of which made after the date of this Agreement shall have been applied either (i) toward the purchase price of Acquisition Properties at the closing(s) of Acquisition Contracts or (ii) to reduce the Existing Mortgage Debt.

            10.1.6 Acquisition  Contracts.  Each Acquisition Contract has closed and good, marketable and indefeasible fee simple title to the Acquisition Properties has been conveyed to the Partnership, subject only to the Permitted Exceptions, or, with respect to any Acquisition Contract that has not so closed, the seller is not in default thereunder and neither Branch nor Regency has reason to believe that (i) any seller is in material breach of any representations, warranties or covenants in an Acquisition Contract or (ii) may default in its obligations thereunder.

            10.1.7 Title. The Title Company shall have delivered to the Partnership the Title Insurance Commitment marked down to constitute the effective Title Insurance and the Endorsements (with such coinsurance or reinsurance as Regency may reasonably require) as of the date and time of the First Closing.

            10.1.8 Lender Estoppels. Estoppel letters shall have been received from each lender under the Existing Mortgage Debt (other than State Mutual) in form and substance reasonably acceptable to Regency.

            10.1.9 Tenant Estoppels. Tenant Estoppels shall have been received from 90% of the tenants under the Leases for premises larger than 7,500 square feet and 80% of all other tenants, without any material exceptions, covenants or changes to the forms accepted by Regency pursuant to Section .

            10.1.10 Delivery of Documents. All of the documents and agreements required to be delivered and performed pursuant to Section have been so delivered and performed.

     10.1.11 Regency Consents. Regency shall have obtained the consents set forth on Schedule (b) and Branch and the Subpartnerships shall have obtained the respective consents set forth on Schedule .

            10.1.12 Gottlieb Consulting Agreement. Mark Gottlieb shall have entered into a consulting agreement with the Partnership or New Management Company in form and substance reasonably satisfactory to Regency.


               ARTICLE 11:  CONDITIONS PRECEDENT TO OBLIGATIONS
                             OF BRANCH AFFILIATES

      11.1 Conditions for the First Closing. The obligation of the Branch Affiliates to consummate the First Closing is subject to the fulfillment, at or prior to the First Closing, of each of the following conditions precedent, and the failure to satisfy any such condition precedent shall excuse and discharge all obligations of the Branch Affiliates to carry out the provisions of this Agreement unless such failure is waived in writing by the Branch Affiliates:

            11.1.1 Representations and Warranties. The representations and warranties made by Regency in Article and by TRG in Article and the statements and information contained in any certificate, instrument, schedule, document or exhibit delivered by or on behalf of Regency in connection with the First Closing pursuant to this Agreement, shall be true, correct and complete in all material respects on and as of the date hereof, and shall be true, correct and complete in all material respects as of the First Closing Date with the same effect as though such representations and warranties were made on and as of the First Closing Date provided, however, that if any representation and warranty is already qualified in any respect by materiality or as to Material Adverse Effect, the materiality qualification immediately before this proviso shall not apply. Regency shall have delivered to the Branch Affiliates at the First Closing certificates in form and substance reasonably satisfactory to the Branch Affiliates dated as of the First Closing Date to such effect.

            11.1.2 Compliance with Covenants and Agreements. The covenants, obligations and agreements of Regency to be performed and complied with on or before the First Closing Date shall have been duly performed and complied with in all respects.

            11.1.3 No Material Adverse Change. Since the date of this Agreement, there shall not have been any change, circumstance or event in the business or prospects of Regency which would reasonably be expected to have a Material Adverse Effect on Regency or a material adverse effect on the transactions contemplated by this Agreement.

     11.1.4 No Injunction. There shall not be in effect any Order which enjoins or prohibits consummation of the transactions contemplated hereby.

     11.1.5 Delivery of Documents. All of the documents and agreements required to be delivered and performed pursuant to Section have been so delivered and performed.

            11.1.6 Branch Consents. Branch and the Subpartnerships shall have obtained the respective consents set forth on Schedule , and Regency shall have obtained the consents set forth on Schedule (b); provided, however, (i) the consent of any lender to Branch shall not be required if Regency causes the Partnership to pay off the loan from such lender at the First Closing; and/or
(ii) if all of the consents described in Part B of Schedule and all the consents of lenders to Branch are not obtained by the First Closing and Regency closes the transactions hereunder, then Branch shall be required to close the transactions hereunder and Regency and the Partnership shall indemnify Branch against and hold Branch harmless from any Liability incurred or suffered by Branch after the First Closing and resulting from the failure to obtain any such consents.

            11.1.7 Voting Agreements. Regency shall have obtained agreements from the Persons (and/or from such other Persons as Regency may determine) whose names appear in the signature blocks of the form of the Voting Agreements attached as Exhibit B, whereby such Persons have agreed to vote in favor of the transactions contemplated by this Agreement at the meeting of Regency's shareholders described in Section , and Regency shall have provided Branch with evidence reasonably satisfactory to Branch demonstrating that such agreements represent a number of votes sufficient for the shareholders to approve and authorize the transactions contemplated by this Agreement at such meeting (and Regency shall represent in writing at the First Closing that such agreements represent a number of votes sufficient for the shareholders to authorize and approve such transactions).


                             ARTICLE 12:  CLOSINGS

      12.1 Closing. The Closing shall take place at a time and place mutually agreed upon by the parties as soon as practicable following the satisfaction or waiver of all conditions precedent to the First Closing, but the parties will use all reasonable efforts to close on or before February 14, 1997. A pre-closing conference shall commence at least three Business Days before the First Closing Date, during which all deliveries (other than any delivery of cash) shall be made into an escrow with the Title Company, or, at the option of the parties, such deliveries may be made in such other manner as the parties may determine. All deliveries made during the pre-closing period shall be deemed deliveries made at the First Closing. Upon completion of the deliveries hereunder and satisfaction of the other conditions to the First Closing herein set forth, the parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement and under a joint escrow instruction letter reasonably acceptable to Branch and Regency and their respective counsel. Funds shall be delivered through the Title Company's closing escrow account at a bank satisfactory to Regency and Branch. All Subsequent Closings shall take place on the dates specified in Section , at such time and location as the parties mutually agree to.

      12.2  Contribution to the Partnership.

            12.2.1 Deliveries by Branch. At the First Closing, in addition to any other documents or agreements required under any other provision of this Agreement, Branch shall make the following deliveries and performance in connection with the formation of the Partnership:

           (a)   Certificates.  The certificates required pursuant to Section .

           (b) Partnership Agreement. The Partnership Agreement, executed by or on behalf of Branch, OCP and the other Branch partners;

           (c) Transfer Documents. The deeds, assignments and other transfer documents which are listed on Schedule transferring title to the Assets free of any claims, except for the Permitted Exceptions.

                  (d) Registration Rights Agreements. The Registration Rights Agreement, executed by Branch for the benefit of the Branch partners;

                  (e) Non-Compete Agreements. A Non-Compete Agreement, in the form attached as Exhibit -1, executed by J. Alexander Branch III, and in the form attached as Exhibit -2, executed by Warren R. Hall, Richard H. Lee and Nicholas B. Telesca;

                  (f) Legal Opinion. An opinion of King & Spalding as to due organization, due authorization, consents, violations (to such firm's knowl-edge), litigation (to such firm's knowledge), and such other matters as counsel to Regency may reasonably request prior to the First Closing;

                  (g) Existing Mortgage Documents. The documents evidencing the assumption of the Existing Mortgage Debt executed by Branch and all deliveries of Branch required thereunder;

                  (h) Notice to Tenants. A notice of conveyance to each tenant in form satisfactory to the parties hereto;

                  (i) State Law Disclosures. Such disclosures and reports as are required by applicable state and local Law in connection with the conveyance of real property;

                  (j) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Branch. If Branch fails to provide the necessary affidavit and/or documentation of exemption on the First Closing Date, Regency may proceed in accordance with the withholding provisions as provided in such Act;

                  (k) Affidavits. Owner's affidavits to the extent reasonably and customarily required by the Title Company to issue the Title Policy to the Partnership and to close this transaction in accordance with the terms hereof, and any other documents which are reasonably and customarily required by the Title Company to provide the Endorsements and to issue the Title Policy subject only to the Permitted Exceptions.

                  (l) Permits and Approvals. To the extent in Branch's possession or control, the material licenses, permits, approvals, zoning exceptions and approvals, consents and Orders of Government Entities relating to the ownership, operation and use of the Properties, including, without limitation, certificates of occupancy for the Properties, and assignments thereof to the Partnership, to the extent they are assignable;

                  (m) Terminations. Terminations, effective no later than the First Closing, of those Service Agreements which Regency and Branch have agreed that the Partnership shall not assume;

                  (n) Lien Waivers. Affidavits or other evidence reasonably satisfactory to Regency that no Person has a right now or in the future to file any liens against the Properties for brokerage commissions or fees in connection with the Leases or the transactions set forth herein except for such commissions shown on Schedule ;

                  (o) Authority. Evidence of the existence, organization and authority of Branch and Branch Realty and of the authority of the Persons executing documents on behalf of Branch and Branch Realty reasonably satisfac-tory to the Title Company and Regency;

                  (p) Possession. Possession of the Properties, subject only to the applicable Permitted Exceptions;

                  (q) Books and Records. Delivery to the offices of the Partnership of the original Leases and Contracts (or copies if the originals cannot be located) and to the extent now or subsequently coming Branch's possession or control: copies or originals (including information stored electronically) of all books and records of account; contracts; copies of correspondence with tenants and suppliers; receipts for deposits; unpaid bills and other papers or documents which pertain to the Properties or the Third Party Management Business contributed to the Partnership; all advertising materials, booklets, keys and other items, if any, used in the operation of the Properties or the Third Party Management Business contributed to the Partnership; all books and records of each Subpartnership (including Tax records); and, if in Branch's possession or control, the original "as-built" plans and specifications and all other available plans and specifications. The Branch Affiliates shall cooperate with the Partnership after the First Closing to provide to the Partnership any such information stored electronically and to answer questions of the Partnership from time to time regarding pre-Closing matters (e.g., in connection with the preparation of Tax returns or financial statements);

                  (r) Additional Documents. Any additional documents that Regency may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

            12.2.2 Deliveries by Regency. At the First Closing, Regency shall make the following deliveries and performance:

                  (a)   Certificates.  The certificates required by Sections .

                  (b) Partnership Agreement. The Partnership Agreement, executed by Regency and Newco, together with any filings with any Government Entity required to be made by or on behalf of the Partnership;

                  (c) Partnership Ratification. The Partnership's written ratification of this Agreement and agreement to perform the obligations of the Partnership that are to be performed after the First Closing.

                  (d) Initial Capital Contribution. An initial cash capital contribution to the Partnership sufficient to pay: (1) a portion (expected to be approximately $20 million as of the date of this Agreement) of the Existing Mortgage Debt specified by Regency; (2) the closing costs and adjustments payable by the Partnership for the Properties at the First Closing; and (3) other Partnership obligations related to the Closing (the sum of (1), (2) and (3) being, the "Regency Capital Contribution" in exchange for a general partner interest and Class B Units equal to the quotient obtained by dividing the amount of the Regency Capital Contribution by $22-1/8. Regency shall not be obligated to deposit the Regency Capital Contribution into the escrow until the closing statements have been executed and all deliveries by or on behalf of Branch have been made into escrow;

                  (e) Units. Issuance by the Partnership to the Branch partners of that number of limited partner Units of the Partnership equal to the quotient obtained by dividing the Contribution Value by $22-1/8.

                  (f) Application of Capital Contribution. Application by the Partnership of the Regency Capital Contribution in accordance with this Agreement;

                  (g) Assumption Agreements. Execution by the Partnership of those transfer documents listed on Schedule that require execution by the Partnership and any other documents as Branch may reasonably require to evidence the Partnership's assumption of the Assumed Liabilities;

                  (h) Registration Rights Agreement. The Registration Rights Agreement, executed by Regency;

                  (i) Authority. Evidence of existence, organization and authority of Regency, TRG and the Partnership and the authority of the Person executing documents on behalf of each of Regency, TRG and the Partnership reasonably satisfactory to Branch;

                  (j) Legal Opinion. An opinion of Foley & Lardner, counsel for Regency, as to due organization; due authorization (subject to (i) the approval of Regency's shareholders referred to in Section , (ii) an amendment of Regency's Articles of Incorporation in the form attached as Exhibit , and (iii) receipt of the consents set forth on Schedule (b)); enforceability of Redemption Rights (as described in the Partnership Agreement) and the valid issuance of Shares upon redemption, subject to the assumptions in Section ; enforceability of the Registration Rights Agreement; due organization and existence of the Partnership; violations (to such firm's knowledge); litigation (to such firm's knowledge), enforceability; the qualification of Regency as a REIT under the Code; and such other matters as counsel to Branch may reasonably request prior to the First Closing;

                  (k) Existing Mortgage Debt. The documents evidencing the assumption of the Existing Mortgage Debt, executed by the Partnership, and all deliveries of the Partnership required thereunder;

                  (l) State Law Disclosures. Such disclosures and reports as are required by applicable state and local Law in connection with the conveyance of real property;

                  (m) Election to Board. Certified Board resolutions creating an additional seat on Regency's Board of Directors and electing J. Alexander Branch III to fill the vacancy, effective immediately following the First Closing, and an Indemnity Agreement executed by Regency, in the standard form entered into between Regency and its directors;

                  (n) Voting Agreements. Any Voting Agreements in the form attached as Exhibit B signed by any director, executive officer or shareholder of Regency.

                 (o) Additional Documents. Any additional documents that the Branch Affiliates or the holders of the Existing Mortgage Debt may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

      12.3  The Reorganization.

            12.3.1 Deliveries by Branch Realty. At the First Closing, immediately following the formation of the Partnership, Branch Realty shall make the following deliveries and performance:

                 (a) Distribution of Realty Units. Appropriate instruments of assignment evidencing the distribution by Branch of the Realty Units to Branch Realty;

                  (b) Assignment of Realty Units. Appropriate instruments of assignment from Branch Realty transferring its Realty Units and its right to receive additional Units at Subsequent Closings to Newco;

                  (c) Assignment of Reorganization Shares. Duly endorsed stock powers and other appropriate conveyancing documents executed by Branch Realty transferring the Reorganization Shares and Branch Realty's rights to receive additional Shares hereunder received by it from Newco to the Branch Principals that are its sole shareholders;

                  (d) Lock-Up Agreements. A Lock-Up Agreement executed by J. Alexander Branch III in the form of Exhibit .

                  (e) Registration Rights Agreement. The Registration Rights Agreement, executed by Branch and each Branch Principal;

                  (f) Additional Documents. Any additional documents that Regency may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

            12.3.2 Deliveries by Regency in Connection with the Reorganization. At the First Closing, immediately following the formation of the Partnership, Regency shall make the following deliveries and performance:

                  (a) Reorganization Shares. Certificates for the Reorganiza-tion Shares, issued to each Branch Principal for the respective number of shares set forth on Schedule ;

                  (b) Registration Rights Agreements. The Registration Rights Agreement, executed by Regency;

                 (c) Additional Documents. Any additional documents that the Branch Principals may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

      12.4 Closing Statements/Escrow Fees. Branch and Regency shall deposit with the Title Company executed closing statements consistent with this Agreement.


                    ARTICLE 13:  PRORATIONS AND ADJUSTMENTS

      13.1 Adjustments. Branch and Regency have agreed to make certain financial adjustments as of December 31, 1996. It is the intent of the parties that all items of income, loss, cash and economic benefits and detriments from the Assets transferred to the Partnership at the First Closing shall inure to the Partnership from January 1, 1997 for purposes of this Article 13(provided that the income, loss, cash and economic benefits and detriments from the Third Party Management Business shall inure to the New Management Company from January 1, 1997 for purposes of this
Article 13), subject to consummation of the First Closing and except as expressly otherwise provided herein. As provided in Section hereof, Branch has continued to operate the Assets in the ordinary and usual course of business and consistent with past practices. The funds in the operating account of Branch as of the First Closing shall be applied, at the direction of Regency, to reduce the Existing Mortgage Debt. Prior to the First Closing, Branch shall withdraw from the operating account (or draw down the Wachovia Line as hereinafter defined) to fund $1,399,579 representing the distribution payable to the Branch partners with respect to the 1996 fourth quarter operations of Branch, and such amount shall be deposited in a separate account of Branch to be retained by Branch after the First Closing. Branch shall not make any withdrawals or payments not in such ordinary and usual course of business. Branch and Regency have also agreed to the financial adjustments set forth below in this Article .

     13.2 Proration Credit. Schedule 13 reflects certain adjustments and Designated Credits and Designated Liabilities as of December 31, 1996. The
amount by which (i) the Designated Credits exceed (ii) the Designated Liabilities is herein called the "Proration Credit."

      13.3 Line of Credit. Branch has a $3,000,000 line of credit with Wachovia Bank of Georgia, N.A. to fund the operations of Branch (the "Wachovia Line"). The principal balance of the Wachovia Line as of December 31, 1996 was $741,000. Regency has agreed to credit to Branch an amount (the "Wachovia Line Credit") equal to the excess of (i) $3,000,000 less (ii) the sum of (x) $741,000 (the balance of the Wachovia Line as of December 31, 1996) plus (y) the amount, if any, drawn by Branch under the Wachovia Line to fund the fourth quarter 1996 distribution to the Branch partners. Regency shall assume the Wachovia Line at the First Closing as part of the Assumed Liabilities, and there shall be no further adjustment regardless of the balance of the Wachovia Line as of the First Closing.

      13.4 Assumed Obligations. Schedule describes certain assumed obligations in the fixed, agreed amount of $1,060,103 (the "Assumed Obligations"), which shall not be subject to audit pursuant to Section . Regency shall pay the Assumed Obligations as they come due.

      13.5 Pipeline Transactions. The Disposition Properties known as (i) Crabapple CVS, which is being developed by Branch and is under contract to be sold to Stephan Nil or an affiliate, (ii) Jiles Road CVS, which is being developed by Branch and is under contract to be sold to Peter Karreth or an affiliate, and (iii) Oglethorpe Crossing, which is being developed by Branch and is under contract to be sold to Hermann-Hinrich Reemtsma, and the Acquisition Contracts and Other Contracts relating to (a) the purchase of the shopping center known as Mathews Corner, which is being developed by another developer, and the proposed subsequent placement and/or sale of Mathews Corner to an investor group, and (b) the purchase of a shopping center known as North Point, which is being developed by another developer, and the proposed subsequent placement and/or sale of North Point to an investor group, are herein collectively referred to as the "Pipeline Transactions". The following provisions shall apply to the financial adjustment applicable to the Pipeline Transactions.

            13.5.1 The term "Pipeline Cost" means, with respect to a Pipeline Transaction, the sum of (i) the out-of-pocket costs and expenses incurred in connection with the acquisition, construction and development of a Pipeline Transaction (but excluding any amounts paid to the General
      Partner, New Management Company, Regency or any Affiliate) plus any earnest money, loan or other deposits which are not refunded, reimbursed or credited plus (ii) an amount equal to forty percent (40%) of any taxable gain incurred by the Partnership (or New Management Company, if New Management Company is the owner of such Pipeline Transaction) upon the sale or other disposition of such Pipeline Transaction.

            13.5.2 The term "Net Pipeline Proceeds" means, with respect to a Pipeline Transaction, the proceeds realized by the Partnership (or New Management Company, if New Management Company is the owner of such Pipeline Transaction) upon the sale or other disposition of such Pipeline Transaction, after deducting any out-of-pocket closing costs, brokerage commissions and fees paid to third parties (but not to the General Partner, New Management Company, Regency or any Affiliate).

            13.5.3  The  term  "Pipeline  Credit"  means,  with  respect  to any
      Pipeline Transaction, the excess, if any, of (i) the Net Pipeline Proceeds realized from such Pipeline Transaction less (ii) the Pipeline Cost of such Pipeline Transaction. The Pipeline Credit for any Pipeline Transaction shall not be less than zero except as set forth below with respect to the Mathews Corner Deduction.

            13.5.4 At the First Closing, the Partnership shall contribute and assign to New Management Company the right to acquire the Assets relating to the Pipeline Transactions, and the Transaction Documents shall convey, assign and transfer the Pipeline Transactions to the New Management Company. After the First Closing, Regency shall cause New Management Company to diligently and in good faith pursue the acquisition, development, leasing, and sale of the Pipeline Transactions (i) in compliance with the requirements of the applicable Contracts relating thereto, (ii) in a manner reasonably calculated to effect a sale or other disposition of the Pipeline Transactions on or before the first anniversary of the First Closing, and (iii) in a manner reasonably calculated to maximize the Pipeline Credit relating thereto.

            13.5.5 Upon the sale or other disposition of a Pipeline Transaction on or before the first anniversary of the First Closing, the parties shall calculate the Pipeline Credit, if any, applicable thereto, and if a Pipeline Transaction is not sold or otherwise disposed of on or before the first anniversary of the First Closing, then no Pipeline Credit shall be attributable to such Pipeline Transaction. The aggregate Pipeline Credits for all Pipeline Transactions which are sold or otherwise disposed of prior to the first anniversary of the First Closing is herein referred to as the "Aggregate Pipeline Credit"; provided, however, the Aggregate Pipeline Credit shall not be less than zero. If a Pipeline Transaction incurs Pipeline Cost in excess of Net Pipeline Proceeds, such Pipeline Transaction shall have a Pipeline Credit equal to zero, and there shall be no reduction in the computation of the Aggregate Pipeline Credit resulting therefrom. If (a) Mathews Corner is not sold to or placed with an investment group, (b) Mathews Corner is not acquired by the Partnership, New Management Company, Regency or any Affiliate thereof, (c) all or any portion of the purchase contract earnest money and/or the permanent loan deposit (in the aggregate amount of $444,750) are forfeited and (d) the Partnership or New
      Management Company refunds to Minerva Real Estate or its affiliate $110,000 previously advanced to pay a portion of such earnest money and loan deposits, then an amount equal to the lesser of (x) $554,750 or (y) the actual amount of such earnest money and loan deposits forfeited and advance refunded is herein referred to as the "Mathews Corner Deduction". In the event the Mathews Corner Deduction exceeds the Aggregate Pipeline Credit, then the "Aggregate Pipeline Deduction" shall equal the excess of
      (1) the Mathews Corner Deduction less (2) the Aggregate Pipeline Credit. If the Mathews Corner Deduction does not exceed the Aggregate Pipeline Credit, then the Aggregate Pipeline Deduction shall be zero.

      13.6 Final Adjustment Amount. At the First Closing, Branch and Regency shall calculate the Proration Credit and the Wachovia Line Credit, and such calculations shall be reviewed and, if necessary, adjusted after the First Closing on the basis of the Final Closing Balance Sheet. Promptly after the first anniversary of the First Closing, the parties shall calculate the Aggregate Pipeline Deduction, if any. The sum of (i) the Proration Credit, plus
(ii) the Wachovia Line Credit, less (ii) the Assumed Obligations, less (iv) the Aggregate Pipeline Deduction, if any, is herein referred to as the "Net Credit." The difference obtained by subtracting (x) $3,843,269 from (y) the Net Credit is herein referred to as the "Adjustment Amount". The Adjustment Amount may be a positive or negative number.

      13.7 Additional Adjustment Units. If the Adjustment Amount is a positive number, on the First Earn-Out Closing Date Additional Units shall be issued to the Branch partners (to be allocated in the manner described in Schedule ) equal to the quotient obtained by dividing (i) the positive Adjustment Amount by (ii) the Value of a Share as of the First Earn-Out Closing Date multiplied by the Unit Adjustment Factor (the "Adjustment Units"). If a Branch partner has previously exercised a Redemption Right in the Partnership Agreement with respect to Units owned by such Branch partner, then the Redemption Right shall apply to the Redemption Percentage of such Adjustment Units corresponding thereto (as described in Section 8.6(d) of the Partnership Agreement), and Regency shall issue to such Branch partner a number of Shares equal to (x) the Adjustment Units issuable to such Branch partner multiplied by (y) the Unit Adjustment Factor multiplied by (z) such aggregate Redemption Percentage for all Redemption Rights previously exercised by such Branch partner. No Adjustment Units shall be issued to the Branch Principals with respect to the Reorganization, and Regency shall issue to the Branch Principals (to be divided among the Branch Principals pro rata in proportion to the relative percentages set forth on Schedule ) as part of the Reorganization, a number of additional

Shares equal to the product of (x) the Adjustment Units otherwise allocable to the Branch Principals for such Reorganization multiplied by (y) the Unit Adjustment Factor.

      13.8 Reduction in Units. If the Adjustment Amount is a negative number, the number of Additional Units and Shares issuable to the Branch partners on the First Earn-Out Closing Date pursuant to Section shall be reduced (with such reduction to be allocated among the Original Limited Partners in the manner described in Schedule as if such reduced number of Additional Units were so issued) by an amount equal to the quotient obtained by dividing (i) the negative Adjustment Amount by (ii) the Value of a Share as of the First Earn-Out Closing Date multiplied by the Unit Adjustment Factor.

      13.9 Exclusion Option. Notwithstanding anything contained in this Agreement to the contrary, Regency shall have the right and option (the "Option") to exclude from the Assets the "Option Properties" described below, and to receive in lieu thereof as an additional Asset the proceeds from the sale thereof by Branch to the New Branch Entity (as defined below), subject to the following terms and conditions:

            13.9.1 The term "Option Properties" means (i) the Disposition Property known as Crabapple CVS, which is being developed by Branch and is under contract to be sold to Steven Nil or an affiliate, (ii) the Disposition Property known as Jiles Road CVS, which is being developed by Branch and is under contract to be sold to Peter Karreth or an affiliate,
      (iii) the Disposition Property known as Oglethorpe Crossing, which is being developed by Branch and is under contract to be sold to Hermann-Hinrich Reemstma, (iv) the Acquisition Contract and other Contracts relating to the purchase of the shopping center known as Mathews Corner, which is being developed by another developer, and the proposed subsequent placement and/or sale of Mathews Corner to an investor group,
      (v) the Acquisition Contract and other Contracts relating to the purchase of the shopping center known as North Point, which is being developed by another developer, and the proposed subsequent placement and/or sale of North Point to an investor group, and (vi) the Property known as Hastings which is leased by Branch.

            13.9.2 The Option must be exercised, if at all, by Regency delivering notice to Branch on or before February 13, 1997, and in the event Regency fails or elects not to deliver notice to Branch of the exercise of the Option on or before February 13, 1997, then the Option shall terminate, be void, and of no further force and effect.

            13.9.3 The Option shall only be exercisable with respect to all of the Option Properties, and Regency shall not have the right to exercise the Option and exclude less than all of the Option Properties. In the event Regency exercises the Option, appropriate revisions to this Contribution Agreement and the Exhibits and Schedules attached hereto shall be deemed made in order to exclude the Option Properties from the Assets to be acquired by the Partnership and to include the Option Properties as part of the Excluded Assets.

            13.9.4 In the event Regency exercises the Option, Branch shall cause the Branch Principals and Nicholas B. Telesca to form a new entity (the "New Branch Entity") which shall acquire the Option Properties from Branch at the First Closing, and after the First Closing Branch shall have no further right or interest in the Option Properties.

            13.9.5 The aggregate Contribution Value of the Assets shall not change or be reduced in the event Regency exercises the Option; provided, however, at the First Closing the New Branch Entity shall pay to Branch for payment to the Partnership (or at Regency's direction shall be applied to reduce the Existing Mortgage Debt) an amount equal to the equity, earnest money, loan deposits, and other amounts described on Schedule hereof (the "Reimbursement Amount") and the New Branch Entity shall assume the obligations described in Schedule . In lieu of paying to Branch for payment to the Partnership the Reimbursement Amount at the First Closing, the New Branch Entity shall have the right to borrow the money from Regency and execute and deliver a promissory note payable to Regency for the Reimbursement Amount (or any portion thereof), with such debt to (i) bear interest at the rate of ten percent (10%) per year, (ii) be due and payable in full on the first anniversary of the First Closing, and (iii) be prepayable without penalty (the "Reimbursement Note"), and at the First Closing the proceeds of the Reimbursement Note shall be paid to the Partnership by Regency. The Reimbursement Note shall be jointly and severally guaranteed by the Branch Principals and Nicholas B. Telesca and shall be secured at the First Closing by the pledge of security interests in Units and/or Shares having a Value as of the First Closing equal to 125% of the principal amount of the Reimbursement Note.

            13.9.6 In the event Regency exercises the Option, the other provisions of this Article 13 set forth above shall be revised to reflect an Aggregate Pipeline Credit and Aggregate Pipeline Deduction equal to zero.

            13.9.7 Regency's right to exercise the Option and require the New Branch Entity to acquire the Option Properties at the First Closing is subject to and conditioned upon the receipt by the New Branch Entity of all consents and approvals required to be obtained from any lenders providing financing in connection with the Option Properties to the conveyance and assignment of the Option Properties to the New Branch Entities, and in the event such consents and approvals are not obtained from such lenders, then the Option shall be void and of no further force and effect and the Partnership shall acquire all of the Option Properties.

            13.9.8 For purposes of this Section ,, the term Branch Principals shall mean J. Alexander Branch III and any one or more of the remaining Branch Principals, at their option.

                     ARTICLE 14:  TERMINATION AND REMEDIES

      14.1  Termination.  This Agreement may be terminated:

            14.1.1 At any time prior to the First Closing Date, with the written consent of Regency and Branch;

            14.1.2 At any time prior to the First Closing Date, by Regency (provided it is not in breach of any of its material obligations hereunder), if there shall have been a material breach of any covenant, representation or warranty of any Branch Affiliate hereunder, or failure of any condition to Regency's obligation to close, and such breach or failure shall not have been remedied within 10 Business Days after receipt by Branch of a notice in writing from Regency specifying the breach or failure and requesting such be remedied (and the First Closing Date shall be extended to provide for such cure period);

            14.1.3 At any time prior to the First Closing Date, by Branch (provided it is not in breach of any of its material obligations hereunder), if there shall have been a material breach of any covenant, representation or warranty of Regency hereunder, or any failure of any condition of Branch's obligation to close, and such breach or failure shall not have been remedied within 10 Business Days after receipt by Regency of a notice in writing from Branch specifying the breach or failure and requesting such be remedied (and the First Closing Date shall be extended to provide for such cure period); or

            14.1.4 If the First Closing has not taken place by March 31, 1997, at any time thereafter, by Branch or Regency, upon delivery of written notice of termination to the other.

      14.2 Effect of Termination. If this Agreement is terminated pursuant to Section , all obligations of the parties hereunder shall terminate, except for the obligations that expressly survive the termination of this Agreement. No such termination shall relieve any party from liability pursuant to Section below.

      14.3  Remedies.

            14.3.1 (i) The sole and exclusive remedy of Regency or Branch is to terminate this Agreement in the event of a default in the other's obligation to close the transactions contemplated by this Agreement at the First Closing which default is not willful and intentional, and (ii) except as provided below in this Section , the sole and exclusive remedy of Regency or Branch in the event of a willful and intentional default in the other's obligation to close the transactions contemplated by this Agreement at the First Closing is to terminate this Agreement and receive liquidated damages in the amount of $3,000,000. Regency shall have the right to elect specific performance (as an alternative remedy in lieu of liquidated damages) only (a) in order to prevent Branch from initiating, soliciting or pursuing a Competing Transaction in violation of Section , (b) to enjoin such a pending or threatened Competing Transaction, and/or (c) to require Branch to close the transactions contemplated by this Agreement if (x) there is a willful and intentional default by Branch to close the transactions contemplated by this Agreement at the First Closing and (y) prior to the First Closing Branch initiated, solicited or pursued a Competing Transaction in violation of Section . Branch shall have the right to elect specific performance (as an alternative remedy in lieu of liquidated damages) to require Regency to close the transactions contemplated by this Agreement only if there is a willful and intentional default by Regency to close the transactions contemplated by this Agreement. The parties expressly waive any right to elect specific performance (except as provided above in this Section ) and to damages in excess of such liquidated amount with respect to any such breach. The parties agree that the amount of damages for a default by the other would be difficult, if not impossible, to determine, and that such liquidated damages are a reasonable estimate of damages in the event of such a default. In the event that a party elects specific performance hereunder (the "Electing Party") but the court determines that the Electing Party is not entitled to specific performance, then the Electing Party may seek liquidated damages hereunder in lieu of specific performance in the event of a willful and intentional default in the other's obligations to close the transactions contemplated hereby.

            14.3.2 If (i) Branch receives prior to the First Closing an offer for a Competing Transaction (as defined in Section ), and (ii) OCP, a majority in interest of the Branch Limited Partners, or the partners of the Subpartnerships other than Roswell Village, Ltd. fail to consent to the transactions contemplated by this Agreement for any reason (other than as a result of a breach by Regency of any of its material obligations hereunder) or Branch fails to submit the transactions to such Persons for consent, and (iii) Branch consummates a Competing Transaction on or before December 31, 1997 involving more than (a) a 25% interest in Branch or (b) 25% of the Assets of Branch, and (iv) Branch has not paid to Regency the $3,000,000 liquidated damage amount described in Section above, and (v) Regency is not in material breach of any covenant, representation or warranty made by it in this Agreement and has performed all material obligations required to be performed by it at or before the First Closing, Branch shall immediately pay to Regency upon the closing of such Competing Transaction(by wire transfer) a break-up fee in the amount of $3,000,000, whereupon Branch shall have no further liability to Regency whatsoever arising out of any Competing Transaction or under Section above.



                         ARTICLE 15:  INDEMNIFICATION

      15.1 By Branch. For a period of one year from the First Closing Date (except for Claims related to any Tax, for which the survival period shall be the applicable statute of limitation related to such Claim) and subject to the terms and conditions of this Article , Branch hereby agrees to indemnify, defend and hold harmless Regency and the Partnership, and their respective directors, officers, employees and other Affiliates, from and against all Claims asserted against, resulting to, imposed upon, or incurred, directly or indirectly, by any such Person or the Assets transferred to the Partnership pursuant to this Agreement by reason of, arising out of or resulting from (i) the inaccuracy or breach of any representation or warranty of Branch contained in or made pursuant to Article of this Agreement (regardless of whether such breach is deemed "material") or (ii) any Claim against Branch or any Subpartnership accruing prior to the First Closing Date not constituting an Assumed Liability. As used in this Article , the term "Indemnified Claim" shall include all Loss and Expenses.

      15.2 By Branch Realty. For a period of one year from the First Closing Date (except for Claims related to any Tax, for which the survival period shall be the applicable statute of limitation related to such Claim) and subject to the terms and conditions of this Article , Branch Realty hereby agrees to indemnify, defend and hold harmless Regency and the Partnership, and their respective directors, officers, employees and other Affiliates, from and against all Claims asserted against, resulting to, imposed upon, or incurred, directly or indirectly, by any such Person or the Assets transferred to the Partnership pursuant to this Agreement by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty of Branch Realty contained in or made pursuant to Article of this Agreement (regardless of whether such breach is deemed "material").

      15.3 By the Partnership. Subject to the terms and conditions of this Article , the Partnership hereby agrees to indemnify, defend and hold harmless Branch, and its respective directors, officers, employees, partners and other Affiliates from and against all Claims asserted against, resulting to, imposed upon or incurred by any such Person, directly or indirectly, by reason of, arising out of or resulting from all Claims against Branch constituting, relating to or arising out of any Assumed Liabilities.

      15.4 By Regency. For a period of one year from the First Closing Date and subject to the terms and conditions of this Article , Regency hereby agrees to indemnify, defend and hold harmless Branch, and its respective directors, officers, employees, partners and other Affiliates from and against all Claims asserted against, resulting to, imposed upon or incurred by any such Person, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty of Regency contained in or made pursuant to Article of this Agreement (regardless of whether such breach is deemed "material").

      15.5 By TRG. For a period of one year from the First Closing Date and subject to the terms and conditions of this Article , TRG hereby agrees to indemnify, defend and hold harmless Branch, and its respective directors, officers, employees, partners and other Affiliates from and against all Claims asserted against, resulting to, imposed upon or incurred by any such Person, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation of TRG contained in or made pursuant to Article of this Agreement (regardless of whether such breach is deemed "material").

      15.6 Indemnification of Third-Party Claims. The obligations and liabilities of any party to indemnify any other under this Article with respect to Claims relating to third parties shall be subject to the following terms and conditions:

            15.6.1 Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") written notice of any such Claim prior to the expiration of the survival period to which the Claim relates, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the

Indemnifying Party's duty or obligations under this Article , except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnifying Party shall have the right to settle such Claim in its sole discretion, provided that the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense. An Indemnified Party includes any Branch partner who has received Units or Shares pursuant to the transactions contemplated by this Agreement, and any such Person shall be entitled to enforce a Claim for indemnification hereunder in such Person's own right.

            15.6.2 Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice and the failure of the Indemnifying Party to commence the defense of such claim within thirty (30) days after such further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment except if the amount of a Claim to be indemnified by Branch does not exceed the Value (as defined in the Partnership Agreement) of the Collateral on the date of the settlement, in which case Branch shall have the right to consent to any such compromise, settlement or consent, which consent shall not be unreasonably withheld.

      15.7  Payment.

            15.7.1 General. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article . Upon judgment, determination, settlement or compromise of any Indemnified Claim pursuant to the provisions hereof, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise pursuant to the provisions hereof, and all other Loss and Expenses of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such Indemnified Claim.

            15.7.2 Security Interest.

                  (a) Grant. In the event that either Regency or the Partnership notifies Branch of a Claim, pursuant to Section , on or before the first anniversary of the First Closing Date, each Branch partner, as a condition to receiving such partner's respective percentage (as set forth on Schedule ) of the additional Units or Shares (including Reorganization Shares) to be issued at the First Property Earn-Out Closing set forth in Section , shall, in addition to agreeing to the other provisions set forth in this Section , secure such partner's respective percentage (as set forth on Schedule ) of Branch's liability, if any, to pay an Indemnified Claim ("Branch's Liability") by pledging and granting to Regency and the Partnership under the Florida Uniform Commercial Code a first priority security interest in such Units and/or Shares (collectively, together with the Shares issued upon the exercise of Redemption Rights with respect to such Units, the "Collateral") having a Value as of such date equal to such Branch partner's respective percentage (as set forth on Schedule ) of 125% of Branch's Liability; provided, however, no Branch partner shall have to pledge or grant such security interest in Units or Shares with respect to more than a maximum amount equal to the product of (i) 571,797 multiplied by (ii) such Branch partner's respective percentage set forth on Schedule hereof. Certificates for the Collateral, together with related stock powers or other powers or attorney with signature guaranties and otherwise reasonably acceptable to Regency, shall be held by Regency until the release of the security interests therein pursuant to this Article . In addition, each Branch partner shall deliver to Regency and/or the Partnership, as the case may be, such financing statements, continuation statements, and similar documents as Regency and/or the Partnership shall deem appropriate to perfect and to continue perfection of their respective security interests in the Collateral. The security interests granted pursuant to this Section shall not impair a Branch partner's Redemption Rights; provided, however, that any Shares issued upon the exercise of such Redemption Rights must also be pledged hereunder and shall be part of the Collateral.

                  (b) No Encumbrance, Sale, Etc. Until such time as Regency and the Partnership release their respective security interests in the Collateral, each Branch partner shall agree (i) to keep the Collateral free of all security interests, voting trust agreements, shareholder agreements, or other interests and encumbrances, except for the security interest granted herein, and (ii) not to assign, deliver, sell, transfer, lease or otherwise dispose of (including dispositions by operation of law) any portion of the Collateral or any interest therein without the prior written consent of Regency and the Partnership except to Persons other than lenders described in Section 11.3(a) of the Partnership Agreement to whom a Limited Partner may transfer Units without the consent of the General Partner (provided that the transferred Units remain subject to the security interests granted in Section ).

                  (c) Disputed Claim. Notwithstanding anything herein to the contrary, in the event that either Regency or the Partnership notifies Branch of a Claim on or before the first anniversary of the First Closing Date, and Branch disputes such Claim, the Collateral shall be pledged, subject to the adjustment described in Section below, until the amount of such Claim has either (i) been decided by a court of competent jurisdiction and such decision is not subject to appeal, or (ii) agreed to by the parties; provided, however, that neither Regency nor the Partnership may exercise its rights with respect to such security interests until the amount of such Claim has been decided or agreed upon. Once the amount of such Claim has been decided or agreed upon, the Collateral may be used to satisfy Branch's Liability, if any, to pay the Indemnified Claim, based on its then Value. In the event Regency or the Partnership uses the Collateral to satisfy Branch's Liability, if any, to pay the Indemnified Claim, Regency and the Partnership, as the case may be, agree to foreclose against the Units and/or Shares that comprise such Collateral, pro rata in accordance with the respective percentages set forth on Schedule .

                  (d) Adjustment. If the number of Units and Shares to be pledged hereunder times the then Value exceeds 125% of the amount of the pending Indemnified Claims representing Branch's Liability (if agreed upon by the parties), then Collateral shall be pledged pro rata in accordance with the relative percentage interests set forth on Schedule , so that the amount of Collateral times the then Value equals at least 125% of the amount of the pending Indemnified Claims representing Branch's Liability. In the event that the parties are not able to agree on the amount of the pending Indemnified Claims representing Branch's Liability, the full Collateral shall be pledged hereunder and Branch shall have the right to request binding arbitration of the maximum possible amount of such Claims (but not the merits of such Claims), by delivery of written notice to Regency and the Partnership. Arbitration proceedings shall be administered by and conducted pursuant to the Commercial
Arbitration Rules of the American Arbitration Association. The parties shall flip a coin to determine where the arbitration proceedings will be held, with the winning party entitled to select either Atlanta, Georgia, or Jacksonville, Florida. Three independent arbitrators shall be selected: one shall be a practicing attorney, one shall be a certified public accountant, and the third shall be a real estate professional, each of whom shall be knowledgeable about the subject matter giving rise to the Claims in dispute. The arbitration proceedings shall be completed within 30 days after the selection of the arbitrators, who shall render their decision in writing, by majority vote, within 30 days after the conclusion of the proceeding, stating the factual basis for their decision. The arbitrators shall have authority to include in their decision an award in favor of a party of all or any portion of its attorneys' fees and expenses incurred in connection with the arbitration, together with the cost of the arbitration. Within two business days after the date of the arbitration decision, if the amount of Collateral times the then Value equals at least 125% of the amount determined by the arbitrators to be the maximum possible exposure of the pending Indemnified Claims representing Branch's Liability, Regency shall release the excess collateral, pro rata in accordance with the relative percentages set forth on Schedule .

                  (e) Substitution of Collateral. Any Branch partner holding Collateral may substitute a letter of credit issued by a responsible financial institution located in the United States in favor of both Regency and the Partnership, provided that the letter of credit (i) is for an amount equal to or greater than the then Value of the Collateral which such letter of credit is replacing as collateral for the security interest granted in Section and (ii) is irrevocable until the security interest is released in the remaining Collateral, subject to the provisions of Section above.

                  (f) Remedies. In the event that either Regency or the Partnership has the right to use the Collateral to satisfy Branch's Liability, if any, to pay an Indemnified Claim, without waiving any other right under this Agreement, Regency and the Partnership, as the case may be, shall have all rights and remedies of a secured party under the Florida Uniform Commercial Code in addition to the rights and remedies as may be available hereunder, subject to the limitations on Regency's and the Partnership's rights to foreclose set forth in Section (c).

                  (g) Distributions in Respect of Collateral. Until such time as Regency and the Partnership release their respective security interests in the Collateral, each Branch partner shall assign to and authorize Regency and the Partnership to receive any and all non-cash dividends or distributions of whatever nature now or hereafter made in respect of the Collateral, including those made in connection with the dissolution, liquidation, sale of assets, merger, consolidation or other reorganization of Regency or the Partnership, or any stock dividend, stock split, recapitalization, reclassification or otherwise, to surrender such Collateral or any part thereof in exchange therefor, and to hold any such dividend or distribution as part of the Collateral. Notwithstanding Regency's and the Partnership's respective security interests in the Collateral, each Branch partner shall be entitled to receive all cash dividends and distributions relating to such Collateral without any security interest attaching thereto.

                  (h) Jurisdiction. Any suit, action or proceeding against any Branch partner with respect to this Section may be brought in the courts of the State of Georgia or in the U.S. District Court for the Northern District of Georgia as Regency or the Partnership, as the case may be, in its sole discretion may elect, and each Branch partner shall accept the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each Branch partner shall irrevocably waive, to the fullest extent permitted by law, any objection which such partner may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Section or any judgment entered by any court in respect to any part thereof brought in the State of Georgia and shall further irrevocably waive any claim that any suit, action or proceeding brought in the State of Georgia has been brought in an inconvenient forum.

      15.8 Threshold and Cap. Notwithstanding anything herein to the contrary, no party required to indemnify any other under this Article shall be responsible for any Indemnified Claim under the terms of this Article until the cumulative aggregate amount of such Indemnified Claims suffered by Branch or Branch Realty, on the one hand, or the Partnership, Regency or TRG, on the other hand, as the case may be, exceeds $250,000.00, in which case Branch or Branch Realty, on the one hand, or the Partnership, Regency or TRG, on the other hand, as the case may be, shall then be liable for all such Indemnified Claims, but in the case of a breach of a representation, warranty or covenant by Branch or Branch Realty that is not willful and intentional, only to the extent that the aggregate Loss and Expenses for all such Indemnified Claims does not exceed the greater of $12,651,008 or the combined Value of the Collateral, as determined on the date that such Indemnified Claims are paid and Branch, Branch Realty, the Branch partners, and their Affiliates shall have no Liability whatsoever for any

Indemnified Claim in excess of such amount unless resulting from a willful and intentional breach of a representation, warranty or covenant. There shall be no corresponding dollar limitation on Regency's or the Partnership's liability, if any, for Loss and Expenses for Indemnified Claims.

      15.9 No Waiver. Except to the extent waived by virtue of the provisions set forth in Section , , or , the closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification otherwise has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the First Closing, and regardless of whether such breach, violation or failure is deemed to be "material," subject to the provisions of Sections and (requiring notice to the other party).

      15.10 Designated Representatives. The Branch partners shall have the right to designate (i) OCP and (ii) any one of the Branch Principals or Nicholas B. Telesca (the "Branch Representative") to represent Branch in connection with any consent, approval, agreement, settlement, or other action to be taken by Branch after the First Closing under this Article 15, and the unanimous decision of OCP and the Branch Representative shall be binding on Branch and the Branch partners hereunder. It is acknowledged and agreed that the Branch partners shall share any Branch Liability under this Article 15, subject to the limitations in Section and the other provisions of this Article 15, in proportion to the relative percentages set forth on Schedule , and in the event any Branch partner suffers or pays a disproportionate share of a Branch Liability, then such Branch partner shall have a right of contribution from any Branch partner suffering or paying less than such Branch partner's proportionate share. Further, OCP and the Branch Representative, acting together, shall have the right to engage attorneys to represent the interest of Branch and the Branch partners and incur reasonable costs and expenses in connection with any action to be taken or issues arising under this Article 15, and the Branch partners shall fund such costs and expenses (including reasonable compensation to OCP and the Branch Representative) in accordance with the relative percentages set forth on Schedule .


                      ARTICLE 16:  POST-CLOSING COVENANTS

      16.1 Completion of 1996 Audit. Branch agrees to cause, and to cooperate in facilitating the completion as promptly as practicable after the First Closing of, the preparation of audited financial statements for Branch as of and for the year ended December 31, 1996, in accordance with GAAP and reported on by Price Waterhouse LLP, or another Big 6 accounting firm, and complying in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder for filing by Regency with the SEC in a Form 8-K and in Regency's proxy statement for the meeting of shareholders referred to in Section . Without limiting the foregoing, Branch agrees to cause its independent public accountants to give Regency and Regency's independent certified public accountants access to the work papers for the audits of Branch's financial statements for the three years ended December 31, 1996. Regency shall pay the cost of Branch's 1996 audit as described on

Schedule . The Final Closing Balance Sheet shall be prepared in accordance with GAAP and on that basis will present fairly the consolidated financial position and the Assets and Liabilities of the entities included therein (including the Subpartnerships) as going concerns, shall be in accordance with the books and records of such entities, shall not reflect any transactions that are not bona fide transactions and shall not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

      16.2 Use of Branch Name. Each of the parties acknowledge and agree that the name "Branch," together with the goodwill associated with such name, is the property of J. Alexander Branch, III. For a period of one year following the First Closing, Mr. Branch agrees that the Partnership and New Management Company shall have, without the payment of any additional consideration, a nonexclusive license to use the name "Branch Properties" (but not the name "Branch") in the United States.

      16.3 Access to Books and Records. For a period of seven years following the First Closing, Regency shall cause the Partnership and New Management Company to preserve and to give the Branch Affiliates access, upon reasonable advance notice and during normal business hours, to all books and records delivered by Branch and the Subpartnerships to the Partnership and the First Closing to enable the Branch Affiliates to prepare Tax returns or respond to any request of any Tax authority or Governmental Entity regarding matters prior to the First Closing.

      16.4 German REIT Representative. As promptly as practicable following the First Closing, Regency shall appoint a tax representative in Germany as required by Auslandsinvestmentgesetz, enacted July 28, 1969, as it may be amended from time to time ("AuslinvestG"), and shall otherwise comply with the AuslinvestG, including its reporting and filing requirements, so long as any Branch partner residing in Germany continues to hold Units or Regency stock issued pursuant to the exercise of Redemption Rights.

      16.5 Operation of New Management Company. From and after the First Closing and through December 31, 1999, Regency shall use its reasonable best efforts to cause New Management Company (i) to be operated in the ordinary and usual course of business, (ii) to preserve the good will and advantageous relationships it has received as part of Branch's Third Party Management Business with tenants, customers, suppliers, independent contractors, employees and other Persons material to the operation of such Third Party Management Business, and (iii) to perform New Management's material obligations under the Management Contracts. Regency agrees to cause to be preserved and made available for inspection, during normal business hours and upon reasonable prior notice, by a representative appointed by the Branch Principals, all books and records relating to amounts due at any Third Party Earn-Out Closing. The Branch Principals, acting as a group, shall have the right to conduct up to two audits of such books and records for the purpose of confirming the amount due at any Third Party Earn-Out Closing, and if any such audit discloses that Third Party Fees have been understated for any calendar year preceding a Third Party Earn-Out Closing by at least 5% (five percent), Regency shall reimburse the Branch Principals for the cost of such audit.

      16.6 Reports on Designated Properties. From the First Closing Date until the Third Earn-Out Closing Date (as defined in Section ), Regency shall provide the Branch Principals, Nicholas B. Telesca, and OCP with quarterly reports in a form reasonably acceptable to such parties relating to the performance of the Designated Properties (as defined in Section ). Regency agrees to cause to be preserved and made available for inspection, during normal business hours and upon reasonable prior notice, by a representative appointed by the Branch Principals, Nicholas B. Telesca, and OCP, all books and records relating to amounts due at any Property Earn-Out Closing. The Branch Principals, Nicholas B. Telesca, and OCP, acting as a group, shall have the right to conduct up to three audits of such books and records for the purpose of confirming the amount due at any Property Earn-Out Closing, and if any such audit discloses that any Annualized NOI (as defined in Section ) has been understated for any calendar year preceding a Property Earn-Out Closing resulting in an understatement of the Aggregate Increased Value by more than $1,000,000, Regency shall reimburse the Branch Principals, Nicholas B. Telesca, and OCP, as applicable, for the cost of such audit.

      16.7 Review of Net Credit. From the First Closing Date until the First Earn-Out Closing Date, Regency shall provide the Branch Principals, Nicholas B. Telesca and OCP with status reports and such other information applicable to the calculation of the Net Credit pursuant to Article 13 as may be reasonably requested by such parties. Regency agrees to cause to be preserved and made available for inspection, during normal business hours and upon reasonable prior notice, by a representative appointed by the Branch Principals, Nicholas B. Telesca, and OCP, all books and records relating to the calculation of the Net Credit. The Branch Principals, Nicholas B. Telesca, and OCP, acting as a group, shall have the right to conduct an audit of such books and records for the purpose of confirming the Net Credit, the Adjustment Amount, and the amount of any Adjustment Units or Shares due (or the reduction in the Additional Units due) on the First Earn-Out Closing Date as described in Article hereof, and if such audit discloses that the Net Credit has been understated by more than five percent (5%), Regency shall reimburse the Branch Principals, Nicholas B. Telesca, and OCP as applicable, for the cost of such audit.

     16.8 Environmental Matters. Branch hereby waives any claim for contribution against the Partnership for any damages to the extent they arise from any pre-closing conditions related to:

            16.8.1 any Release of, threatened Release of, or disposal of any Materials of Environmental Concern at any Property;

            16.8.2 the operation or violation of any Environmental Law at any Property; or

            16.8.3 any Environmental Claim pursuant to any Environmental Law in connection with any Property.


                          ARTICLE 17:  MISCELLANEOUS

      17.1 Headings. The headings contained in this Agreement are for reference purposes only and are in no way intended to described, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

      17.2 Pronouns and Plurals. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      17.3  Time.  Time is of the essence for this Agreement.

      17.4 Survival. The provisions set forth in Article 1, Sections (c), Section (d), Section , Section , Section , Section (with respect to the indemnity set forth therein), Article 6 (subject to the limitations set forth therein and in Article 15), Article 7 (subject to the limitations set forth therein), Article 8 (subject to the limitations set forth therein), Article 9 (subject to the limitations set forth therein), Section , Article 13, Article 15, Article 16, and Article 17 shall survive the First Closing and shall not be deemed to be merged into or waived by the instruments of such First Closing. Except as provided in the foregoing sentence, no other provisions, representations, warranties or other covenants or agreements contained in this Agreement shall survive the First Closing.

      17.5 Expenses. At each Closing, Regency shall cause Newco to make a capital contribution to the Partnership to enable the Partnership to pay expenses incident to this Agreement and the transactions contemplated hereunder, including (i) environmental audits, Survey, UCC Searches, the Title Insurance premium, state and local transfer Taxes, recording costs, assumption fees in connection with the assumption by the Partnership of the Existing Mortgage Debt;
(ii) the cost of disseminating the disclosure document referred to in Section and the travel and related expenses incurred in connection with meetings with Branch partners; and (iii) the reasonable, itemized fees and expenses of attorneys and accountants for Branch (and its partners) and attorneys and accountants for OCP, as specifically described on Schedule . Except as otherwise provided in Section , in the event that this Agreement is terminated before the First Closing, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

      17.6 Costs of Litigation. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including, without limitation, attorneys' fees and prejudgment interest.

      17.7 Additional Actions and Documents. Each party hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested on or after the Closing Date in order to fully effectuate the purposes, terms and conditions of this Agreement, including, without limitation, the transfer and assignment to the Partnership of, and the vesting in the Partnership title to, the Assets.

      17.8 Remedies Cumulative. Except as otherwise expressly provided in Section and subject to the limitations set forth in Article , the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by Law, in equity or otherwise.

      17.9 Entire Agreement; Amendment and Modification. This Agreement, including the schedules, exhibits and other documents referred to herein or furnished pursuant hereto, together with the letter agreement regarding confidentiality between Branch and Regency dated July 1, 1996 (the terms of which are incorporated herein) constitutes the entire understanding and agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of, or supplement to, this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought. In addition, this Agreement may not be amended, modified or supplemented without the prior written consent of Security Capital and OCP.

      17.10 Notices. All notices, demands, requests, and other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified U.S. mail, return receipt requested and postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as follows:

  (i) If to Branch:                     (ii) If to Regency:

      Suite 1600, 400 Colony Square       121 W. Forsyth St., Suite 200
      1201 Peachtree Street               Jacksonville, Florida  32202
      Atlanta, Georgia  30361             Telephone:  (904) 356-7000
      Telephone:  (404) 892-8900          Facsimile:  (904) 634-3428
      Facsimile:  (404) 892-8898          Attention:  Martin E. Stein, Jr.,
      Attention:  J. Alexander Branch III              President
                  Nicholas B. Telesca                 Bruce M. Johnson
                  Richard H. Lee
            copy to:                      copy to:

            William B. Fryer, Esq.        Charles E. Commander, Esq.
            King & Spalding               Foley & Lardner
            191 Peachtree Street, NE      Green Leaf Building
            Suite 4800                    200 Laura Street
            Atlanta, Georgia  30303       Jacksonville, Florida  32202
            Telephone:  (404) 572-4600    Telephone:  (904) 359-2000
            Facsimile:  (404) 572-5148    Facsimile:  (904) 359-8700

            and copy to OCP and its counsel
            (at the addresses set forth below)



      (iii) If to OCP:

            c/o LaSalle Advisors Limited
            100 E. Pratt Street, 20th Floor
            Baltimore, Maryland 21202
            Telephone: (410) 347-0600
            Facsimile: (410) 528-8129
            Attention: Stanley J. Kraska, Jr.

            copy to:

            Elizabeth Grieb, Esq.
            Piper & Marbury LLP
            36 South Charles Street
            Baltimore, Maryland 21201
            Telephone: (410) 539-2530
            Facsimile: (410) 539-0489

      If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Section , such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section , such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this Section , such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section .

      17.11 Waivers. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege to be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      17.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17.13 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed and enforced in accordance with the Laws and judicial decisions of the State of Florida, without regard to conflict of Law principles (excluding the choice of Law rules thereof), except for actions affecting title to real property, in which case the Laws of the State in which the real property is located shall apply.



      17.14 Assignment; Parties in Interest.

            17.14.1 No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of Law or otherwise, without the prior written consent of the other parties hereto.

            17.14.2 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective administrators, successors, legal representatives and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

      17.15 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer any third party benefit, provided that all representations, warranties and covenants made by Regency in this Agreement shall run in favor of Branch's partners upon the dissolution of Branch, who shall have the right to enforce a Claim for indemnification pursuant to Article in their own right, and further provided that the amendment provisions set forth in Section shall run in favor of Security Capital and OCP.

      17.16 Severability. Every provision of this Agreement is intended to be severable. If any provision or term of this Agreement, or the application of a provision or term to any Person or circumstance, shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions and terms hereof, or the application of such provision or term to Persons or circumstances other than those to which it is held invalid, illegal or enforceable, shall not be affected thereby, and there shall be deemed substituted for the provision or term at issue a valid, legal and enforceable provision as similar as possible to the provision or term at issue.

      17.17 Limitation of Liability. Any obligation or liability whatsoever of Regency which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of Regency's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

      17.18 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

      17.19 Tax Advice. Branch has relied on its accountants, attorneys and other advisors for advice in connection with structuring the transactions contemplated by this Agreement and is not relying on Regency or Regency's accountants, attorneys or other advisors with regard to the structure of such transactions.



      IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed on their behalf as of the date first above written.

BRANCH PROPERTIES, L.P.

By:   Branch Realty, Inc.
      Sole General Partner


      By:   /s/ Richard H. Lee
      Its:  Executive Vice President
            and Secretary

BRANCH REALTY, INC.


By:   /s/ Richard H. Lee
Its:  Executive Vice President
      and Secretary
REGENCY REALTY CORPORATION


By:  /s/ Bruce M. Johnson
     Bruce M. Johnson
     Title:  Executive Vice President



THE REGENCY GROUP, INC., as to
Articles  and  only


By:  /s/ Bruce M. Johnson
     Bruce M. Johnson
     Title:  Executive Vice President



/s/ J. Alexander Branch
J. ALEXANDER BRANCH, III, as
to Section  only

                                   SCHEDULE

                              Assumed Liabilities

      A. The aggregate principal amount of Existing Mortgage Debt, plus current interest through the First Closing Date, provided, however, that to the extent any such indebtedness is nonrecourse, the Partnership shall assume such nonrecourse Existing Mortgage Debt (subject to the nonrecourse provisions relating thereto).

      B.    The Permitted Exceptions.

      C.    All obligations arising after January 1, 1997 under the following
            Contracts:

            1.    Acquisition Contracts (Schedule )
            2.    Development Contracts (Schedule )
            3.    Management Contracts (Schedule )
            4.    Repair Contracts (Schedule )
            5.    Service Contracts (to the extent provided in Section )
            6.    TI Contracts (Schedule )
            7.    Real Property Leases (Schedule )
            8.    Personal Property Leases (Schedule )
            9.    Leasing Commission Contracts (Schedule )
            10.   The insurance policies listed on Schedule
            11.   The partnership agreements of the Subpartnerships (Schedule )
            12.   The other Contracts listed on Schedule

      D. The permits, licenses, approvals, zoning exceptions and approvals, consents and orders assigned to the Partnership pursuant to Section .

      E. The employee benefits for Continuing Employees and other obligations with respect to Branch employees described in Section (Continuation of Employees).

      F.    The Liabilities shown on the Final Balance Sheet.

      G.    Gottlieb Consulting Agreement and Termination Agreement.

      H.    Corbett letter agreement.

      I.    Sanzo Termination Agreement

      J.    Soloman Termination Agreement

      K.    The Assumed Obligations described in Section  hereof.

                                   SCHEDULE



Properties

      1)    Limited or Special Warranty Deed

      2)    Bill of Sale

      3)    Assignment of Leases, Contracts, Permits and Security Deposits


Acquisition Properties not closed

      1)    Assignment of Purchase and Sale Agreement and Deposits

      2)    Bill of Sale

      3)    Assignment of Leases, Contracts, Permits and Security Deposits


Subpartnership Interests

      1)    Assignment of Partnership Interest


Branch Headquarters and Other Assets

      1) Assignment of Leases, Contracts, Permits and Security Deposits (including Third Party Management Business)

      2)    Bill of Sale

                               TABLE OF CONTENTS

ARTICLE 1:  DEFINITIONS......................................................2
      1.1   Definitions......................................................2

ARTICLE 2:  FORMATION OF PARTNERSHIP........................................14
      2.1   Contribution Values.............................................14
            -------------------
      2.2   Capitalization of the Partnership...............................14
            ---------------------------------
      2.3   Subsequent Closings.............................................15
            -------------------
      2.4   Assumption by Partnership of Liabilities........................20
            ----------------------------------------

ARTICLE 3:  REORGANIZATION..................................................20
      3.1   Reorganization..................................................20

ARTICLE 4:  NEW MANAGEMENT COMPANY..........................................21
      4.1   New Management Company..........................................21

ARTICLE 5:  COVENANTS.......................................................21
      5.1   Implementing Agreement..........................................21
            ----------------------
      5.2   Preservation of Business........................................21
            ------------------------
      5.3   Consents and Approvals..........................................22
            ----------------------
      5.4   Meeting of Regency's Shareholders...............................22
            ---------------------------------
      5.5   Purchase of Acquisition Properties..............................23
            ----------------------------------
      5.6   Additional Acquisitions.........................................23
            -----------------------
      5.7   Distributions...................................................23
            -------------
      5.8   Continuation of Employees.......................................24
            -------------------------
      5.9   Regency Disclosure Document.....................................24
            ---------------------------
      5.10  Exclusivity.....................................................25
            -----------
      5.11  New Contracts...................................................26
            -------------
      5.12  Leasing Arrangements............................................26
            --------------------
      5.13  Obligation to Supplement Information............................26
            ------------------------------------
      5.14  Access to Information; Environmental Audits.....................26
            -------------------------------------------
      5.15  Monthly Updates of Rent Rolls and Operating Statements..........27
            ------------------------------------------------------
      5.16  Tenant Estoppels................................................27
            ----------------
      5.17  Service Contracts...............................................27
            -----------------
      5.18  Work Contracts..................................................28
            --------------
      5.19  Title Matters...................................................28
            -------------
      5.20  Damage..........................................................29
            ------
      5.21  Condemnation....................................................29
            ------------
      5.22  Peartree Agreement..............................................29
            ------------------


ARTICLE 6: REPRESENTATIONS, WARRANTIES AND FURTHERCOVENANTS OF
      BRANCH................................................................29

      6.1   As to Branch and the Subpartnerships............................30
            ------------------------------------
            6.1.1 Due Incorporation, etc....................................30
                  -----------------------
            6.1.2 Due Authorization; Consents; No Violations................30
                  ------------------------------------------
            6.1.3 Branch Financial Statements...............................31
                  ---------------------------
            6.1.4 No Adverse Change.........................................32
                  -----------------
            6.1.5 Title to Assets...........................................32
                  ---------------
            6.1.6 Condition and Sufficiency of Assets.......................32
                  -----------------------------------
            6.1.7 Leased Real Property......................................32
                  --------------------
            6.1.8 Leased Personal Property..................................32
                  ------------------------
            6.1.9 Intellectual Property.....................................33
                  ---------------------
            6.1.10 Existing Mortgage Debt...................................33
                   ----------------------
            6.1.11 Contracts................................................33
                   ---------
            6.1.12 Management Contracts.....................................35
                   --------------------
            6.1.13 Permits..................................................35
                   -------
            6.1.14 Insurance Policies.......................................35
                   ------------------
            6.1.15 Tax Matters..............................................35
                   -----------
            6.1.16 Distribution and Payments................................36
                   -------------------------
            6.1.17 Employee Benefit Plans...................................36
                   ----------------------
            6.1.18 Other Employee Matters...................................37
                   ----------------------
            6.1.19 No Defaults or Violations................................37
                   -------------------------
            6.1.20 Litigation...............................................38
                   ----------
            6.1.21 Brokers..................................................38
                   -------
            6.1.22 Insolvency...............................................38
                   ----------
            6.1.23 Branch Closing Agreements................................38
                   -------------------------
            6.1.24 As to the Subpartnerships Only...........................38
                   ------------------------------
      6.2   As to the Properties............................................39
            --------------------
            6.2.1 Title.....................................................39
                  -----
            6.2.2 Purchase Agreement........................................39
                  ------------------
            6.2.3 Compliance with Laws; Zoning..............................39
                  ----------------------------
            6.2.4 Accuracy of Documents and Information.....................39
                  -------------------------------------
            6.2.5 Fees; Assessments; Condemnation...........................40
                  -------------------------------
            6.2.6 Physical Condition........................................40
                  ------------------
            6.2.7 Utilities; Access.........................................40
                  -----------------
            6.2.8 Permits...................................................41
                  -------
            6.2.9 No Default................................................41
                  ----------
            6.2.10 Use of Property..........................................41
                   ---------------
            6.2.11 Contract Payments........................................41
                   -----------------
            6.2.12 Environmental Matters-Properties.........................41
                   --------------------------------
            6.2.13 Environmental Matters - Previously Owned Properties......42
                   ---------------------------------------------------
            6.2.14 Structural Defects.......................................43
                   ------------------
            6.2.15 No Obligations...........................................43
                   --------------
            6.2.16 Rent Roll................................................43
                   ---------
            6.2.17 Leases...................................................43
                   ------
            6.2.18 Non-Certificate Leases...................................43
                   ----------------------

            6.2.19 Development Properties...................................44
            6.2.20 Budgets and Projections..................................44
            6.2.21 Work Contracts...........................................44
            6.2.22 Acquisition Properties...................................45
      6.3   Accredited Investor Status......................................45
            --------------------------
      6.4   Accuracy of Statements..........................................45
            ----------------------
      6.5   Limit on Representations........................................45
            ------------------------
      6.6   Limitation on Remedies..........................................45
            ----------------------

ARTICLE 7:  REPRESENTATIONS, WARRANTIES AND FURTHER COVENANTS OF
      BRANCH REALTY.........................................................46
      7.1   Due Organization................................................46
      7.2   Due Authorization; Consents; No Violations......................46
      7.3   Shareholders....................................................47
      7.4   Tax Matters.....................................................47
      7.5   Limitation on Remedies..........................................47

ARTICLE 8:  REPRESENTATIONS, WARRANTIES ANDFURTHER COVENANTS OF
      REGENCY...............................................................47
      8.1   Due Incorporation, etc..........................................48
      8.2   Due Authorization; Consents; No Violations......................48
      8.3   Capitalization..................................................49
      8.4   Valid Issuance of Shares.  .....................................50
      8.5   Regency Exchange Act Reports....................................50
      8.6   Permits.........................................................51
      8.7   No Adverse Change...............................................51
      8.8   No Defaults or Violations.......................................51
      8.9   Litigation......................................................52
      8.10  Title to Properties; Leasehold Interests........................52
      8.11  Environmental Matters...........................................52
      8.12  Taxes...........................................................53
      8.13  REIT Status.....................................................54
      8.14  Employees: ERISA................................................54
      8.15  Accuracy of Statements..........................................54
      8.16  Limitation on Remedies..........................................54
     8.17  Continuity of Business Enterprise; Tax Treatment of Reorganization.54

ARTICLE 9: REPRESENTATIONS AND WARRANTIES OF TRG............................55
      9.1   Due Incorporation, etc..........................................55
      9.2   Due Authorization; Consents; No Violations......................55
      9.3   Limitation on Remedies..........................................56

ARTICLE 10:  CONDITIONS PRECEDENT TO OBLIGATIONS OF REGENCY.................56
      10.1  Conditions for the First Closing................................56

ARTICLE 11:  CONDITIONS PRECEDENT TO OBLIGATIONSOF BRANCH
      AFFILIATES............................................................58
      11.1  Conditions for the First Closing................................58

ARTICLE 12:  CLOSINGS.......................................................59
      12.1  Closing.........................................................59
      12.2  Contribution to the Partnership.................................60
      12.3  The Reorganization..............................................63
      12.4  Closing Statements/Escrow Fees..................................64

ARTICLE 13:  PRORATIONS AND ADJUSTMENTS.....................................64
      13.1  Adjustments.....................................................64
      13.2  Proration Credit................................................65
      13.3  Line of Credit..................................................65
      13.4  Assumed Obligations.............................................65
      13.5  Pipeline Transactions...........................................65
      13.6  Final Adjustment Amount.........................................67
      13.7     Additional Adjustment Units..................................67
      13.8     Reduction in Units...........................................68
      13.9    Exclusion Option..............................................68

ARTICLE 14:  TERMINATION AND REMEDIES.......................................69
      14.1  Termination.....................................................69
      14.2  Effect of Termination...........................................70
      14.3  Remedies........................................................70

ARTICLE 15:  INDEMNIFICATION................................................71
      15.1  By Branch.......................................................71
      15.2  By Branch Realty................................................71
      15.3  By the Partnership..............................................72
      15.4  By Regency......................................................72
      15.5  By TRG..........................................................72
      15.6  Indemnification of Third-Party Claims...........................72
      15.7  Payment.........................................................73
      15.8  Threshold and Cap...............................................76
      15.9  No Waiver.......................................................77
      15.10 Designated Representatives......................................77

ARTICLE 16:  POST-CLOSING COVENANTS.........................................77
      16.1  Completion of 1996 Audit........................................77
      16.2  Use of Branch Name..............................................78
      16.3  Access to Books and Records.....................................78
      16.4  German REIT Representative......................................78
      16.5  Operation of New Management Company.............................78

      16.6  Reports on Designated Properties................................78
            --------------------------------
      16.7     Review of Net Credit.........................................79
               --------------------
      16.8  Environmental Matters...........................................79
            ---------------------

ARTICLE 17:  MISCELLANEOUS..................................................79
      17.1  Headings........................................................79
      17.2  Pronouns and Plurals............................................80
      17.3  Time............................................................80
      17.4  Survival........................................................80
      17.5  Expenses........................................................80
      17.6  Costs of Litigation.............................................80
      17.7  Additional Actions and Documents................................80
      17.8  Remedies Cumulative.............................................81
      17.9  Entire Agreement; Amendment and Modification....................81
      17.10 Notices.........................................................81
      17.11 Waivers.........................................................82
      17.12 Counterparts....................................................82
      17.13 Governing Law...................................................82
      17.14 Assignment; Parties in Interest.................................83
      17.15 No Third Party Beneficiaries....................................83
      17.16 Severability....................................................83
      17.17 Limitation of Liability.........................................83
      17.18 Waiver of Jury Trial............................................83
      17.19 Tax Advice......................................................83

                  LIST OF SCHEDULES TO CONTRIBUTION AGREEMENT


Schedule          Acquisition Contracts (include closing timetables)
Schedule          Assumed Liabilities
Schedule          Capital Expenditure Budget and Schedule
Schedule          Development Contracts
Schedule          Excluded Assets
Schedule          Existing Mortgage Debt
Schedule          Management Contracts
Schedule          Permitted Exceptions
Schedule          Real Property
Schedule          Rent Roll
Schedule          Repair Contracts
Schedule          Service Contracts
Schedule          Third Party Fees and Clients
Schedule          TI Budgets and Schedules
Schedule          TI Contracts
Schedule                Units to and Percentage Interests of Branch Partners
                        -     Branch limited partners ()
                        -     Units to Branch ( (a))
                        -     Subsequent Closing rights ((b))
                        -     Property Earn-Out Units ()
                        -     Third Party Earn-Out Units ()
                        -     Adjustment Units ()
                        -     Pledge of Security Interests and Liability ()
                        -     Number of Realty Units ()
Schedule          Base NOI for Existing Properties
Schedule          Base Value for Existing Properties
Schedule          Existing Properties
Schedule          New Acquisition Properties
Schedule          New Development Properties
Schedule                Percentage Interests of Branch Principals and
                          Reorganization Shares
Schedule                Disposition Properties
Schedule                Assumed Employee Benefits
Schedule                Branch Employees with Knowledge of the Properties and
                          Branch
Schedule          States in Which Subpartnerships Do Business
Schedule          Branch Consents
Schedule          Branch Financial Statements
Schedule          Adverse Changes
Schedule          Leased Real Property
Schedule          Leased Personal Property
Schedule          Other Contracts (including Service Contracts with Termination
                  Fees)

Schedule          Rights-of-Setoff, Counterclaims and Defaults under Management
                  Contracts
Schedule          Insurance Policies (including Subpartnerships)
Schedule          Tax Matters (including Subpartnerships)
Schedule          Options, Warrants, Etc. Entitling Persons to Receive Units
Schedule          Employee Benefit Plans
Schedule          Defaults and Violations
Schedule          Litigation
Schedule          Leasing Commissions
Schedule          Subpartnerships' Limited Partnership Agreements, Equity
                     Owners, and prior Properties (successor liabilities)
Schedule          Material Property Defaults, Setoffs
Schedule          Condemnation Proceedings/road widenings
Schedule          Environmental Assessment Reports (Branch, predecessors,
                     Regency)
Schedule          Structural Defects
Schedule          Tenant Defaults
Schedule          Development Budget and Schedule
Schedule                Accredited Investor Status
Schedule                Persons Whose Knowledge is Attributed to Regency
Schedule (b)      Regency's Non-100% Interests
Schedule (b)      Regency Consents
Schedule          Commitments to Issue Stock by Regency
Schedule          Obligation to Redeem by Regency
Schedule          Other Regency Voting Agreements
Schedule                Regency Litigation
Schedule                Regency Environmental Matters
Schedule          Branch's Consents Required by Regency for Closing
Schedule          Branch's Consents Required by Branch for Closing
Schedule          Transfer Documents
Schedule                Prorations and Adjustments
Schedule                Reimbursement Amount for Option Properties
Schedule                Branch's Legal and Accounting Expenses

                  LIST OF EXHIBITS TO CONTRIBUTION AGREEMENT

Exhibit A               Form of Partnership Agreement
Exhibit B               Form of Voting Agreements
Exhibit C               Form of Security Capital's Waiver and Consent
Exhibit D               Form of OCP Consent
Exhibit                 Form of Registration Rights Agreement
Exhibit                 Form of Proposed Amendments to Regency's Articles of
                        Incorporation
Exhibit                 Form of Agreement with Augstein and Schwaighofer
Exhibit -1        Form of A. Branch's Non Compete Agreement
Exhibit 12.2.1(e)-2   Form of W. Hall's, R. Lee's, and N. Telesca's Non Compete
Agreement
Exhibit           Form of A. Branch's Lock-Up Agreement

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        REGENCY RETAIL PARTNERSHIP, L.P.

                                TABLE OF CONTENTS

ARTICLE 1
         DEFINED TERMS............................................1
         "Act"    ................................................1
         "Additional Limited Partner".............................1
         "Additional Unit"........................................1
         "Adjusted Capital Account"...............................2
         "Adjusted Capital Account Deficit".......................2
         "Adjusted Property"......................................2
         "Affiliate"..............................................2
         "Agreed Value"...........................................2
         "Agreement"..............................................2
         "Articles of Incorporation"..............................2
         "Assignee"...............................................2
         "Available Cash".........................................2
         "Book-Tax Disparities"...................................3
         "Business Day"...........................................3
         "Capital Account"........................................3
         "Capital Contribution"...................................3
         "Capital Transaction"....................................3
         "Capital Transaction Proceeds"...........................3
         "Carrying Value".........................................4
         "Cash Amount"............................................4
         "Certificate"............................................4
         "Charter Amendment"......................................4
         "Class A Units"..........................................4
         "Class B Units"..........................................4
         "Closing Date"...........................................4
         "Code"   ................................................4
         "Common Stock"...........................................4
         "Consent ................................................4
         "Contributed Property"...................................5
         "Contribution Agreement".................................5
         "Cumulative Unpaid Priority Distribution Account"........5
         "Debt"   ................................................5
         "Depreciation"...........................................5
         "Event of Dissolution"...................................6
         "First Closing"..........................................6
         "First Redemption Date"..................................6
         "General Partner"........................................6
         "General Partnership Interest"...........................6
         "Immediate Family".......................................6
         "Incapacity".............................................6
         "Indemnitee".............................................6
         "IRS"    ................................................7
         "Limited Partner"........................................7

         "Limited Partnership Interest"...........................7
         "Liquidating Transaction"................................7
         "Liquidator".............................................7
         "Management Business"....................................7
         "Net Income" and "Net Loss"..............................7
         "Non-U.S. Person"........................................8
         "Nonrecourse Deductions".................................8
         "Nonrecourse Liability"..................................8
         "Notice of Redemption"...................................8
         "Option Date"............................................8
         "Original Limited Partner"...............................8
         "Original Limited Partnership Unit"......................8
         "Partner"................................................8
         "Partner Minimum Gain"...................................8
         "Partner Nonrecourse Debt"...............................9
         "Partner Nonrecourse Deductions".........................9
         "Partnership"............................................9
         "Partnership Interest"...................................9
         "Partnership Minimum Gain"...............................9
         "Partnership Record Date"................................9
         "Partnership Unit" or "Unit".............................9
         "Partnership Year".......................................9
         "Percentage Interest"....................................9
         "Person" ................................................9
         "Pledged Units".........................................10
         "Prime Rate"............................................10
         "Priority Distribution Amount"..........................10
         "Recapture Income"......................................10
         "Recourse Liabilities"..................................10
         "Redeeming Partner".....................................10
         "Redemption Amount".....................................10
         "Redemption Right"......................................10
         "Regency"...............................................10
         "Regulations"...........................................10
         "REIT"   ...............................................10
         "Securities Act"........................................10
         "704(c) Value"..........................................10
         "Share Amount"..........................................11
         "Shares" ...............................................11
         "Specified Redemption Date".............................11
         "Subsequent Closing"....................................11
         "Subsidiary"............................................11
         "Substituted Limited Partner"...........................11
         "Transaction"...........................................11
         "Unit Adjustment Factor"................................11
         "Unrealized Gain".......................................11
         "Unrealized Loss".......................................12

         "Valuation Date".....................................12
         "Value"  ............................................12

ARTICLE 2
         ORGANIZATIONAL MATTERS.............................................12
          Section 2.1       Organization; Application of Act................12
          Section 2.2       Name............................................12
          Section 2.3       Registered Office and Agent; Principal Office...13
          Section 2.4       Term............................................13

ARTICLE 3
         PURPOSE.............................................................13
          Section 3.1       Purpose and Business.............................13
          Section 3.2       Powers...........................................13

ARTICLE 4
         CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
         CAPITAL ACCOUNTS...................................................14
          Section 4.1       Capital Contributions of the Partners...........14
          Section 4.2       Issuances of Additional Partnership Interests...15
          Section 4.3       No Preemptive Rights............................15
          Section 4.4       Capital Accounts of the Partners................15

ARTICLE 5
         DISTRIBUTIONS........................................................17
          Section 5.1       Requirement and Characterization of Distributions.17
          Section 5.2       Amounts Withheld.............................. ...18
          Section 5.3       Withholding.......................................18
          Section 5.4       Distributions Upon Liquidation....................19

ARTICLE 6
         ALLOCATIONS.........................................................19
          Section 6.1       Allocations of Net Income and Net Loss...........19
          Section 6.2       Special Allocation Rules.........................21
          Section 6.3       Allocations for Tax Purposes.....................22

ARTICLE 7
         MANAGEMENT AND OPERATIONS OF BUSINESS...............................24
          Section 7.1       Management.......................................24
          Section 7.2       Certificate of Limited Partnership...............28
          Section 7.3       Restriction on General Partner's Authority.......29
          Section 7.4       Responsibility for Expenses......................29
          Section 7.5       Outside Activities of the General Partner........29
          Section 7.6       Contracts with Affiliates........................30
          Section 7.7       Indemnification..................................30
          Section 7.8       Liability of the General Partner.................31
          Section 7.9       Other Matters Concerning the General Partner.....32

          Section 7.10      Title to Partnership Assets......................33
                                    ---------------------------
          Section 7.11      Reliance by Third Parties........................34
                                    -------------------------

ARTICLE 8
         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.......................34
          Section 8.1       Limitation of Liability........................34
          Section 8.2       Management of Business.........................34
          Section 8.3       Outside Activities of Limited Partners.........34
          Section 8.4       Priority Among Partners........................35
          Section 8.5       Rights of Limited Partners Relating to the
                                         Partnership.......................35
          Section 8.6       Redemption of Units...........................36

ARTICLE 9
         BOOKS, RECORDS, ACCOUNTING AND REPORTS...........................40
          Section 9.1       Records and Accounting........................40
          Section 9.2       Fiscal Year...................................40
          Section 9.3       Reports.......................................40

ARTICLE 10
         TAX MATTERS.........................................................41
          Section 10.1      Preparation of Tax Returns.......................41
          Section 10.2      Tax Elections....................................41
          Section 10.3      Tax Matters Partner..............................41
          Section 10.4      Organizational Expenses..........................42

ARTICLE 11
         TRANSFERS AND WITHDRAWALS.........................................43
          Section 11.1      Transfer.......................................43
          Section 11.2      Transfer of General Partner's Partnership
                                        Interests..........................43
          Section 11.3      Limited Partners' Rights to Transfer...........44
          Section 11.4      Substituted Limited Partners...................46
          Section 11.5      Assignees......................................46
          Section 11.6      General Provisions.............................46

ARTICLE 12
         ADMISSION OF PARTNERS...............................................47
          Section 12.1      Admission of Successor General Partner...........47
          Section 12.2      Admission of Additional Limited Partners.........47
          Section 12.3      Amendment of Agreement and Certificate...........48

ARTICLE 13
         DISSOLUTION AND LIQUIDATION......................................48
          Section 13.1      Dissolution...................................48
          Section 13.2      Winding Up....................................48
          Section 13.3      Compliance with Timing Requirements of Regulations;
                                    Allowance for Contingent or Unforeseen
                                    Liabilities or Obligations............51
                                    -------------------------------------
          Section 13.5      Deemed Distribution and Recontribution........52
                                    --------------------------------------

          Section 13.6      Rights of Limited Partners......................52
                                    --------------------------
          Section 13.7      Notice of Dissolution...........................52
                                    ---------------------
          Section 13.8      Cancellation of Certificate of Limited
                                   Partnership...........................53
                                    ------------------------------------------
          Section 13.9      Reasonable Time for Winding-Up................53
                                    ------------------------------

ARTICLE 14
         AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.....................53
          Section 14.1      Amendments....................................53
          Section 14.2      Meetings of Limited Partners..................54

ARTICLE 15
         GENERAL PROVISIONS..................................................55
          Section 15.1      Addresses and Notice.............................55
          Section 15.2      Titles and Captions..............................55
          Section 15.3      Pronouns and Plurals.............................56
          Section 15.4      Further Action...................................56
          Section 15.5      Binding Effect...................................56
          Section 15.6      Waiver of Partition..............................56
          Section 15.7      Entire Agreement.................................56
          Section 15.8      Remedies Not Exclusive...........................56
          Section 15.9      Time.............................................56
          Section 15.10     Creditors........................................56
          Section 15.11     Waiver...........................................56
          Section 15.12     Execution Counterparts...........................56
          Section 15.13     Applicable Law...................................56
          Section 15.14     Invalidity of Provisions.........................57

ARTICLE 16
         POWER OF ATTORNEY...................................................57
          Section 16.1      Power of Attorney................................57

                                    SCHEDULES

Schedule 7.8(b)             Regency's PFIC Obligations

Schedule 8.6(a)             Transfer Restrictions in Regency's Articles of
                               Incorporation

Schedule 8.6(c)(i)         Maximum Aggregate Shares issuable to the Original
                            Limited Partners prior to the Shareholder Approval Date

Schedule 13.4(a)           Electing Partners with Deficit Capital Account
                            Make-up Requirement

                                    EXHIBITS


Exhibit A                  Partners, Contributions and Partnership Interests
                            (addresses)

Exhibit B                  Notice of Redemption

Exhibit C                  Security Capital Waiver and Consent Agreement